   As Filed With the Securities and Exchange Commission on November 9, 2000
                                                      Registration No. 333-85205

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            PICK COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

        Nevada                         4813                      75-2107261
----------------------         ---------------------         ------------------
(State of  incorporation)   (Primary Standard Industrial     (I.R.S. Employer
                          Classification Code Number)        Identification No.)

                      5225-55 N.W. 87th Avenue, First Floor
                                 Miami, FL 33178
                                 (305) 717-1500

          -------------------------------------------------------------

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ---------------------------

                     Helge Bornmann, Chief Executive Officer
                      5225-55 N.W. 87th Avenue, First Floor
                                 Miami, FL 33178
                                 (305) 717-1500

            ---------------------------------------------------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                      ------------------------------------

                                   Copies to:
                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 687-3860
                            Facsimile: (212) 949-7052

                       ----------------------------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                       -----------------------------------

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Title of Each Class                Amount             Proposed Maximum       Proposed Maximum        Amount of
of Securities to be                 to be            Offering Price Per    Aggregate Offering      Registration
Registered                       Registered                Share                   Price                Fee
----------------------           ----------         ------------------       ------------------     ------------
common stock, par
value  $0.01 per share         1,628,372 (1)(2)        $   3.5625 (3)          $ 5,801,075          $ 1,612.70

common stock, par
value  $0.01 per share           174,310 (1)(4)        $   1.00   (5)          $   174,297          $    48.45

common stock, par
value, $.01 per share            111,550 (1)(6)        $   5.00   (5)          $   557,750          $   155.05

common stock, par
value, $.01 per share            283,400 (1)(7)        $   1.00   (5)          $   283,400          $    78.78

common stock, par
value, $.01 per share             23,400 (1)(8)        $   3.5625 (3)          $    83,363          $    23.18

common stock, par
value  $0.01 per share            80,000 (9)           $   2.50   (10)         $   200,000           $   55.60

common stock, par
value $0.01 per share          1,871,000 (1)(11)       $   1.00   (12)         $ 1,871,000           $  520.14

common stock, par
value, $.01 per share             20,000 (1)(13)       $   4.30   (5)          $    86,000           $   23.91

common stock, par
value, $.01 per share             20,000 (14)          $   3.5625 (3)          $    71,250           $   19.81

common stock, par
value, $.01 per share          1,190,489 (15)          $   4.20   (16)         $ 5,000,054           $1,390.02

common stock, par
value, $.01 per share             70,000 (1)(17)       $   6.30   (5)          $   441,000           $  122.60

common stock, par
value, $0.01 per share           300,000 (18)          $   3.5625 (3)          $ 1,068,750           $  297.11

common stock, par
value, $0.01 per share            69,728 (19)          $   3.5625 (3)          $   248,406           $   69.06

common stock, par value,
$0.01 per share                  300,000 (20)          $   1.81   (21)         $   543,000           $  150.96(22)

common stock, par
value, $0.01 per share           200,000 (23)          $   1.81   (21)         $   362,000           $  100.64

common stock, par
value, $.01 per share          1,976,000 (24)          $   5.00   (25)         $ 9,880,000           $2,746.64

common stock, par
value, $.01 per share            988,000 (26)          $   2.00   (30)         $ 1,976,000           $  549.33

common stock, par
value, $.01 per share             50,010 (28)          $  13.75   (5)          $   687,638           $  191.17

common stock, par
value, $.01 per share             50,120 (29)          $   2.00   (30)         $   100,240           $   27.87

common stock, par
value, $.01 per share            200,204 (31)          $   2.00   (30)         $   400,408           $  111.32

common stock, par
value, $.01 per share            100,000 (32)          $   2.00   (30)         $   200,000           $   55.60

common stock, par
value, $.01 per share            100,000 (33)          $   2.00   (30)         $   200,000           $   55.60

common stock, par
value, $.01 per share             50,000 (34)          $   2.00   (30)         $   100,000           $   27.80

common stock, par
value, $.01 per share             40,000 (35)          $   2.00   (30)         $    80,000           $   22.24

common stock, par
value, $.01 per share             37,500 (36)          $   2.00   (30)         $    75,000           $   20.85
                               -------------             ------------          -----------           ---------

Total .....................    9,934,083                      -                $30,490,631           $8,476.43(37)

---------------
(1) In accordance with Rule 416, this Registration Statement includes an indeterminable number of additional shares of common stock, par value $0.01 per share (the "common stock"), of PICK Communications Corp. (the "Company"), issuable as a result of any future anti-dilution adjustments in accordance with the terms of warrants, preferred stock and/or promissory notes.

    All share and per share data in this Registration Statement give retroactive effect to a one-for-ten reverse split declared by the Board of Directors on July 6, 1999, to holders of record on July 23, 1999.

(2) Represents 990,000 shares of common stock underlying the warrants issued in connection with the Company's July 1998 Bridge Loan, 247,505 warrants issued in connection with an extension of the maturity of the July 1998 Bridge Loan, plus an additional 390,867 shares issuable pursuant to the anti-dilution provisions of the warrants, which are currently issuable upon exchange and exercise of the warrants at zero consideration.

(3) Pursuant to Rule 457(c), the proposed maximum offering price per share has been calculated based on the average of the closing bid and asked prices for the common stock on August 11, 1999.

(4) Represents shares of common stock, issuable on a one-for-ten basis, underlying the 1,394,366 warrants issued to Commonwealth Associates as Placement Agent for the July 1998 Bridge Loan, plus 34,873 shares issuable pursuant to the anti-dilution provisions of the warrants.

(5) Pursuant to Rule 457(c), the proposed maximum offering price per share has been calculated based on the price the Warrants may be exercised.

(6) Represents shares of common stock issuable on a one-for-ten basis to Liberty Capital underlying its 1,115,493 warrants issued in connection with the July 1998 Bridge Loan.

(7) Represents 260,000 shares issuable pursuant to the anti-dilution provisions of the warrants described in note (6) above, plus 23,400 shares issuable upon exercise of warrants issued pursuant to a consulting agreement between the Company and Liberty Capital entered into in March 1998, as amended.

(8) Represents shares of common stock issued to Liberty Capital pursuant to the Consulting Agreement described in note (7) above.

(9) Represents shares issuable upon conversion of Bridge Notes issued in the July 1998 Bridge Loan which were not exchanged for Amended Notes in April 1999.

(10) Pursuant to Rule 457(i) the proposed maximum offering price per share has been calculated based on the conversion price of the July 1998 Bridge Notes.

(11) Represents shares of common stock underlying the Series B Preferred Stock which have either been issued (21,000 shares) or are issuable (1,850,000 shares) upon conversion of Series B Preferred Stock.

(12) Pursuant to Rule 457(i) the proposed maximum offering price per share has been calculated based on the conversion price of the Series B Preferred Stock.

(13) Represents shares of common stock underlying Warrants held by Michael
     Binder.

(14) Represents shares of common stock issued to The Dilenschneider Group Inc. for services rendered to the Company.

(15) Represents shares of common stock underlying the Series D Preferred Stock.

(16) Pursuant to Rule 457(i) the proposed maximum offering price per share has been calculated based on the conversion price of the Series D Preferred Stock.

(17) Represents shares of common stock issuable on a one-for-ten basis underlying the 700,000 warrants issued in connection with the sale of Series D Preferred Stock.

(18) Represents shares of common stock issuable to Innovative Telecom Corp. in satisfaction of indebtedness, the exact number to be determined prior to the effective date of this registration statement.

(19) Represents shares of common stock issued to Commonwealth Associates and its designees as Placement Agent for the July 1998 Bridge Loan.

(20) Represents shares of common stock issuable to Snow Becker Krauss P.C., counsel to the Company, underlying 300,000 options issued in satisfaction of indebtedness.

(21) Pursuant to Rule 457(c) the proposed maximum offering price per share has been calculated based on the price the options may be exercised.

(22) Of this amount, $139.00 was paid with the initial filing of this Registration Statement and the remaining $11.96 was paid with Amendment No. 2 on November 12, 1999.

(23) Represents shares of common stock issuable underlying options to purchase 50,000 shares of common stock held by four corporations controlled by two directors Robert Sams (Saicol Limited) and John Tydeman (Dolphin Media Group) and two advisors to the Board of Directors, Alberto Delgado (Final Age Corp.) and Ricardo Maranon (Mother of Three, Inc.).

(24) Represents shares issuable upon conversion of $9,880,000 principal amount of Amended Notes issued in April 1999 ("Note Restructuring") to the investors in the July 1998 Bridge Loan described in Note (2) above. The holders have the right to receive for no additional consideration, one share for each $10.00 principal amount of their notes (an aggregate of 988,000 shares) and convert their notes at $10.00 per share (an additional 988,000 shares) or in lieu of the additional shares, amend their notes at $5.00 per share (an aggregate of 1,976,000 shares).

(25) Pursuant to Rule 457(i) the proposed maximum offering price per share has been calculated based on a $5.00 per share conversion price described in note (24) above.

(26) Pursuant to the anti-dilution provisions of the Amended Notes described in note (24) above, up to 1,976,0000 shares of Common Stock may be issuable upon conversion of the Amended Notes in addition to the 988,000 shares issuable for no additional consideration as described in note (24) above. In January 2000, pursuant to the anti-dilution provisions of the Notes, the conversion rate was reduced from $10.00 to $5.00 per share and the additional 988,000 shares are currently issuable.

(27) As described in note (26) above, assumes 988,000 shares issued for no additional consideration.

(28) Represents shares of common stock underlying the warrants issued to Commonwealth Associates and its designees in April 1999 in connection with the Note Restructuring.

(29) Represents shares of common stock issued to Commonwealth Associates and its designees as of February 4, 1999 in connection with a note extension.

(30) Pursuant to Rule 457(c), the proposed maximum offering price per share has been calculated based on the average of the closing bid and actual prices for the common stock on October 29, 1999.

(31) Represents shares of common stock issued to Commonwealth Associates and its designees in April 1999, in connection with the Note Restructuring described in Note (24) above.

(32) Represents shares of common stock purchased by Gulfsat Communications Company in 1999.

(33) Represents shares of common stock issued to Worldcom Network Services, Inc. or its designee in connection with the settlement of legal proceedings.

(34) Represents shares of common stock issued to IDT Corporation ("IDT") as part of its restructuring fee under an agreement entered into in October 1999.

(35) Represents shares of common stock issuable to IDT in exchange for outstanding warrants.

(36) Represents shares of common stock issuable to IDT if IDT chooses stock instead of $375,000 cash in exchange for extending the maturity date of a note from 6 to 18 months.

(37) Of this amount, $4,791.71 was paid with the initial filing of this Registration Statement and the remaining $3,684.72 was paid with Pre-Effective Amendment No. 2 on November 12, 1999.

====================================================

         The information in this prospectus is not complete and may be changed. You may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

       SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED NOVEMBER 9, 2000

PROSPECTUS
----------

                            PICK COMMUNICATIONS CORP.


The Offering:


Shares of common stock offered
    by selling stockholders.... 9,934,083

Offering Price................. On November 8, 2000, the closing sale price of
                                PICK common stock in the Over-The-Counter market was $.187 per share. The selling stockholders may offer the shares for sale at the market price at the time of the sale, at a price related to the market price or at a negotiated price. A significant, but indeterminable number of shares of common stock have been sold pursuant to this prospectus and have not been removed from this prospectus.

         Investing in the common stock involves a high degree of risk. See "Risks Factors" beginning on page 7.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is _________ ___, 2000

                       WHERE YOU CAN FIND MORE INFORMATION

                  We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at the following locations:

         -        Main Public Reference Room
                  450 Fifth Street, N.W.
                  Washington, D.C.  20549

         -        Regional Public Reference Room
                  75 Park Place, 14th Floor
                  New York, New York  10007

         -        Regional Public Reference Room
                  Northwestern Atrium Center
                  500 West Madison Street, Suite 1400
                  Chicago, Illinois  60661-2511

          You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330.

          We are required to file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's Web site, located at http://www.sec.gov.

          We have included this prospectus in our registration statement that we filed with the SEC (the "Registration Statement"). The Registration Statement provides additional information that we are not required to include in the prospectus. You can receive a copy of the entire Registration Statement as described above. Please note that the Registration Statement also includes complete copies of the documents described in the prospectus.

         SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain matters discussed in this prospectus are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor created thereby. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company or we "believe," "anticipate," "estimate," "expect" or words of similar import as they relate to the Company or the Company's management. Similarly, statements that describe the Company's future plans, objectives or goals are forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including those described in the section captioned "Risk Factors" below.

         These factors are not exhaustive, and should be read in conjunction with other cautionary statements that are included in this prospectus. The forward-looking statements made herein are only made as of the date of this report and we are not obligated to publicly update forward-looking statements to reflect subsequent events or circumstances.

                               PROSPECTUS SUMMARY

         As used in this prospectus, unless the context otherwise requires, the terms "we," "us" or "Company" mean PICK Communications Corp. and its subsidiaries. This summary highlights information contained elsewhere in this prospectus, and is not complete and may not contain all the information you should consider before investing in the common stock. You should read the entire prospectus carefully. All share and per share data in this prospectus give retroactive effect to the one-for-ten reverse split to holders of record on July 23, 1999.

                                  The Company

         The Company currently has two active subsidiaries, PICK Sat, Inc. and PICK Online.Com Inc. PICK Sat and PICK Online are both developing companies. Our current focus is our PICK Sat subsidiary which has just begun commercial operations. PICK Sat has developed satellite-based, broadband Internet services. We are marketing our services to media companies, large corporations, cable companies, Internet Service Providers ("ISPs") and end-users. We are focusing our initial marketing efforts in certain areas of the United States and Latin America, where PICK Sat's services have a greater cost advantage due to the higher costs of terrestrial Internet service in those areas.

         PICK Sat services include Fuego(TM), a broad-band Internet access designed for home use through existing cable television operations, and SkyRelay(TM), which provides bandwidth to corporate local-area networks (LANs) and Internet service providers (ISPs).

         On June 23, 1999, our Board of Directors voted to sell or discontinue the long distance telecommunications and prepaid calling card business of PICK US, Inc., PICK Net, Inc., and PICK Net UK PLC (alternatively, "PICK Net"). We terminated marketing and distribution of prepaid telephone calling cards through PICK US, Inc. On January 18, 2000, we completed the sale of all of the stock of PICK Net which provided international long distance services to other carriers and resellers, for nominal value, and have up to approximately $10.7 million of their liabilities assumed. Subsequent to the closing of the sale of PICK Net, the buyer defaulted on its payment obligation. We have demanded compliance by the buyer and had settlement negotiations and if such efforts are unsuccessful we will pursue all legal remedies against the buyer. See "Narrative Description of Business."

         In April 2000, a group of investors from Europe and the Middle East committed an aggregate of $10 million to PICK Sat (the "PICK Sat Financing"), to occur over a l2 month period. The Investors will acquire 20% ownership of PICK Sat and will be issued equity on the basis of 1% for every $500,000 invested. As of June 30, 2000, $1.2 million had been invested in PICK Sat and an aggregate of approximately $7.2 million had been invested as of October 31, 2000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Our principal executive offices are located at 5225-55 N.W. 87th Avenue, First Floor, Miami FL 33178, and our telephone number is (305) 717-1500.

                                  Risk Factors

         An investment in common stock involves certain risks that a potential investor should carefully evaluate prior to making an investment. A discussion of certain factors to be considered in evaluating the Company, its business and an investment in common stock is included in the section titled "Risk Factors" immediately following this Summary.

         Summary Historical Consolidated Financial and Operating Data

Statement of Operations Data (1):

                                           Six Months Ended
                                                June 30,
                                              (unaudited)                                  Years Ended December 31,
                                   ----------------------------------       ---------------------------------------------------

                                       2000                  1999               1999                1998                1997
                                   ------------          ------------       ------------        ------------        ------------
Operating loss                     $(2,425,720)          $(1,487,986)       $(2,926,191)        $(2,139,830)        $(  399,448)

Other expense                       (1,011,755)             (630,027)        (1,824,845)         ((133,000))         (9,890,284)

Loss from continuing
  operations before
  minority interest in
  loss of consolidated
  subsidiaries and
  provision for (benefit)
  from income taxes                $(3,437,475)          $(2,118,013)       $(4,751,036)        $(2,272,830)       $(10,289,732)

Minority interest in
loss of consolidated
subsidiary                              25,954                                    1,742               2,062             434,064
                                   -----------           -----------        -----------         -----------        ------------
Benefit for income taxes                 -                     -                  -                   -               1,808,000
                                   -----------           -----------        -----------         -----------        ------------
Loss from Continuing
Operations                          (3,411,521)           (2,118,013)        (4,749,294)         (2,270,768)                 -

Loss from discontinued
operations                            (449,559)           (4,364,730)        (5,486,880)        (14,792,541)         (1,452,134)

Loss on disposal of
discontinued operations
and related costs                        -               (47,108,711)       (45,315,574)              -                   -
                                   -----------           -----------        -----------         -----------        ------------
Estimated cost to
discontinue operations                   -                     -             (1,793,137)              -                   -
                                   -----------           -----------        -----------         -----------        ------------
Net loss                           $(3,861,080)         $(53,591,454)      $(57,344,885)       $(14,792,541)        $(9,499,802)
                                   -----------           -----------        -----------         -----------        ------------
Beneficial conversion
feature of preferred
stock                                    -                 25,170,000      ($25,170,000)             -                    -
                                   -----------           -----------        -----------         -----------        ------------
Net loss applicable to
common share                       $(3,861,080)         $(78,761,454)      $(82,514,885)       $(17,063,309)       $( 9,499,802)
                                   -----------           -----------        -----------         -----------        ------------
Loss from continuing
operations and
beneficial conversion
feature of preferred
stock per common share -
basic and diluted                       ($0.34)               ($6.37)            ($6.30)              ($.61)             ($2.18)

Loss from discontinued
operations per common
share - basic and
diluted                                 $(0.05)              $(12.02)          $( 11.07)             $(4.01)              $(.39)
                                   ===========          ============       ============        ============         ===========
Net loss per common
share - basic and
diluted                                 $(0.39)              $(18.39)           $(17.37)             $(4.62)             $(2.57)
                                   ===========          ============       ============        ============         ===========
Weighted-average common
shares outstanding -
basic and diluted                    9,977,728             4,281,860          4,750,742           3,692,356           3,695,853
                                   ===========          ============       ============        ============         ===========

Balance Sheet Data:

                                              At June 30,
                                              (unaudited)                                       At December 31,
                                   ----------------------------------       ---------------------------------------------------

                                       2000                  1999               1999                1998                1997
                                   ------------          ------------       ------------        ------------        ------------
Working capital
(deficiency)                       $ (23,323,980)        $ (16,715,093)    $ (19,912,739)       $ (14,569,842)      $ (7,405,608)
                                   =============         =============     =============        =============       ============
Total Assets                       $   7,189,468         $   7,685,842     $   7,266,835        $   6,791,156       $  1,817,513
                                   =============         =============     =============        =============       ============
Current
Liabilities                        $  23,555,372         $  17,861,005     $  20,414,414        $  16,134,301       $  8,027,642
                                   =============         =============     =============        =============       ============
Long-term
liabilities                        $   9,880,000         $  10,922,716     $  10,616,586        $  10,922,716       $    794,905
                                   =============         =============     =============        =============       ============
Stockholders'
deficiency                         $ (27,509,421)        $ (21,183,897)    $ (23,848,441)       $ (20,351,879)      $ (7,093,114)
                                   =============         =============     =============        =============       ============

(1) The historical financial information in this prospectus is primarily that of the three subsidiaries whose business we terminated, as PICK Sat and PICK Online.Com have had limited operations to date and have not generated any revenues. On June 23, 1999, the Company formalized its plan to discontinue its long distance telephone service and prepaid calling card business consisting of PICK US, PICK Net and PICK Net UK. Accordingly, the long distance telephone service and prepaid calling card business are accounted for as a discontinued operation in the accompanying consolidated financial statements.

                               NOTE RESTRUCTURING

         Between July 29 and September 8, 1998, the Company sold an aggregate of 99 Units in a bridge loan (the "July Bridge Loan") and 9,900,000 warrants to purchase 990,000 shares of the Company's common stock at $5.00 per share for five years, for gross proceeds of $9,900,000. The Company allocated $8,587,066 of the gross sale proceeds to the debt and $1,312,934 to the warrants. The $1,312,934 discount was amortized as interest expense over the original 120-day life of the July Bridge Note. A security interest in the Company's (but not its subsidiaries) assets was filed on behalf of the investors in the July Bridge Loan. In November 1998, the interest rate of the July Bridge Loan was increased retroactively to 18% and the maturity date of the promissory notes evidencing the loan (the "Notes") was extended to April 27, 1999. The Noteholders had the option to either foreclose and seek repayment of the Notes or convert their Notes into common stock at $2.50 per share, or 50% of market if lower, following a default in repayment by the Company.

         On April 27, 1999, $9,880,000 of the $9,900,000 in principal amount of the Noteholders consented to a restructuring (the "Restructuring") to amend their Notes (the "Amended Notes"), which had been conditioned on at least 80% approval. The Noteholders agreed to (a) exchange 988,000 shares of common stock registered under this registration statement for the warrants issued in connection with the original issuance of the Notes, 245,750 shares for the warrants issued in connection with an extension of the July Bridge Loan and 388,040 shares pursuant to the anti-dilution provisions of the warrants, and (b) receive one share of common stock for every ten dollar ($10.00) principal amount of the Amended Notes, or an aggregate of 988,000 shares of common stock. The conversion price of the Amended Notes was adjusted in January 2000 from $10.00 to $5.00 per share, pursuant to the anti-dilution provisions of the Notes. Commonwealth Associates and its designees ("Commonwealth"), as agent for the Noteholders, were paid 200,000 shares, plus warrants to purchase 50,000 shares exercisable at $13.75 per share, with the exercise price of warrants previously issued to Commonwealth reduced to $1.00 per share.

         The maturity date of the Amended Notes is April 27, 2002, which notes bear interest at 10% per annum. The Company has the option to extend the maturity date for one additional year, in which event the Conversion Price shall be subject to adjustment, to 50% of the then average closing bid price of the common stock.

         The Amended Notes shall be automatically converted into shares of common stock in the event that the closing bid price for the common stock has exceeded $15.00 per share for 20 consecutive trading days. Commonwealth is entitled to designate one nominee to the Board and the Noteholders have the right to nominate one person to a reconstructed Board consisting of a majority of independent Directors. Neither right to designate a nominee has been exercised.

         The Company has registered all of the above described shares of common stock issued or issuable to the Noteholders, Commonwealth and Liberty Capital, co-placement agent for the July Bridge Loan as part of this registration statement.

                                  RISK FACTORS

         This offering involves a high degree of risk. Before you invest in our common stock, you should be aware that there are various risks, including those described below, that may affect our business, financial condition and results of operations. We caution you, however, that this list of risk factors may not be all inclusive. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a history of significant and continuing losses and cannot guarantee that we will be profitable.

         We have experienced significant operating losses since we commenced full operations in 1994. Our net losses for each fiscal year since 1994 were:

         1999      $82.6 million
         1998      $17.1 million
         1997      $ 9.5 million
         1995      $ 1.1 million
         1994      $ 1.3 million

         Although we had net income of approximately $1,636,000 in 1996, this resulted from non-cash, non-operating income, which was offset in 1997 by non-cash non-operating losses. Our loss from discontinued operations was $14.8 million in 1998 and $5.5 million in l999. We also recorded an additional loss on the disposal of the discontinued operations in the amount of $45.3 million during 1999. Substantially all of this amount is attributable to the writing off of the deferred interest and debt placement charges of the restructured notes which amounts are related to the discontinued operations and therefore will provide no future benefit.

         On June 23, 1999, we formalized a plan to discontinue our long distance telephone service and prepaid calling card business consisting of PICK US, PICK Net and PICK Net UK. Accordingly, the Old Business is accounted for as a discontinued operation in the accompanying consolidated financial statements commencing in June 1999. In January 2000, we completed the sale of PICK Net and PICK Net UK and discontinued the operations of PICK US. However, the buyer defaulted on its obligations and we have demanded performance.

         In 1999, we discontinued both our prepaid calling card business, and our long distance telephone services (collectively, the "Old Business"). We have only recently started offering our new services. Therefore, we do not expect to be able to achieve our prior level of sales in the foreseeable future. Nevertheless, we will continue to have a high level of operating expenses. We need to incur significant up-front expenses, including capital expenditures, in connection with the development and marketing of our new services (collectively, the "New Business"). This includes substantial increases in executive, marketing, sales, finance and other personnel. We expect to incur additional losses during the foreseeable future until we are able to generate significant revenues to finance our operations and the costs of our new services. We cannot guarantee that we will be able to generate such revenues and operate profitably.

We have an immediate need for additional financing

         We do not have sufficient cash on hand to meet our current obligations. In April 2000, investors committed $10 million to PICK Sat to occur over a l2 month period. PICK Sat has received approximately $4.6 million as of October 1, 2000, but unless the entire $10 million is invested, we will not be able to sustain our operations without alternative additional funding. In the event we are unable to obtain sufficient financing, we will be forced to cutback or suspend our operations. We are attempting to raise substantial additional funds. We need additional funding immediately to:

         o   pay our outstanding past due payables;

         o   meet our immediate payroll obligations; and

         o   finance our New Business.

         As of June 30, 2000, we had a working capital deficit of approximately $23.3 million.

         As of June 30, 2000, we had approximately $23.6 million of current liabilities, which mature or are subject to payment agreements within the next 12 months.

         Although we sold the assets of the Old Business for nominal value and had approximately $10.7 million of their liabilities assumed, the buyer defaulted in its obligations and we have substantial contingent liabilities. Unless we are successful in enforcement of our contractual rights against the buyer, which are foreign entities over which we may not have jurisdiction, nor the ability to enforce a judgment, we may have to seek bankruptcy protection for all or part of our "Old Business."

Our financial statements are qualified and based on obtaining financing and attaining successful operations

         We have incurred operating losses and negative cash flow from our operations since 1995. We have an accumulated deficit of approximately $113.4 million at June 30, 2000. Our operating losses and negative cash flow are expected to continue until such time, if ever, that our New Business begins to produce sufficient revenues to cover our expenses. In addition, substantially all of our debts are short term. Our auditors issued a qualified report on our financial statements as at and for the years ended December 31, 1998 and 1999. This report states that if we do not:

         o   extend payout terms;

         o obtain additional long-term financing arrangements and raise additional funds; and

         o   increase revenues and/or decrease expenses,

we may be unable to continue as a going concern.

We restated our financial statements in 1998

         Our financial statements as of March 31, 1997 were restated in June 1998. We initially did not report any gains or losses on the disposition of marketable equity securities for transactions consummated in the first quarter of 1997. We believed that it was not appropriate to recognize losses on the acquisition of our and our subsidiary's common stock or on the exchange of one investment in marketable equity securities for a similar investment. While we believed our initial reporting was correct when made, we subsequently determined that it would have been preferable to record these transactions based upon the fair value of the assets exchanged, resulting in the recognition of approximately $9,400,000 in non-cash, non-operating losses. The effect of the restatement for the quarter ended March 31, 1997, was to reduce net income of $948,711 to a net loss of $7,626,903. These transactions do not have a cash or operating effect on our results of operations, and, to date, have not adversely affected the price of our common stock.

We depend on a limited number of clients

         Our prepaid telephone calling card business, which we are no longer marketing, largely depended upon our relationship with Blackstone Calling Card, Inc. ("Blackstone"). In 1999, approximately 40%, 19% and 13% of our revenues were from 3 customers: in 1998, approximately 72% and 10% of our revenues were from two customers; and in l997, approximately 19% and l3% of our revenues were from two customers. We terminated the Blackstone Agreement as of June 23, 1999, but have not generated any revenues from our New Business. Nevertheless, we expect to initially depend on a limited number of clients for the New Business until these businesses become established.

Our limited history of operations may not be a reliable basis for evaluating our prospects

         Because the New Business are developing companies, we have no operating and financial data to give to you to evaluate our future performance and prospects concerning these entities. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in the Internet industry, which is an evolving industry characterized by intense competition. You must consider the risks, expenses and uncertainties that an early stage business like ours faces. These risks include our ability to:

         o   establish awareness of our services;

         o   expand our content and services;

         o   attract a larger audience;

         o   attract a large number of advertisers from a variety of industries;

         o maintain our current, strategic relationships with Microsoft, Philips and Harmonic Data Systems and develop new relationships;

         o   respond effectively to competitive pressures; and

         o   continue to develop and upgrade our technology.

         If we are unsuccessful in addressing these risks, our business, financial condition and results of operations will be materially and adversely affected.

Significant competition in providing Internet services could reduce the demand for and profitability of our services

         The Internet services business is highly competitive and there are few significant barriers to entry. Currently, we compete with a number of national and local Internet Service Providers ("ISPs"). In addition, a number of multinational corporations, including giant communications carriers such as AT&T, MCI/Worldcom, Sprint and some of the regional Bell operating companies, are offering, or have announced plans to offer, Internet access or on-line services. We also face significant competition from Internet access consolidators and from on-line service firms such as America Online ("AOL"), CompuServe, and Prodigy.

         Our competitors also include Broadcast.com, the largest aggregator of Internet audio and Real Networks, an audio streaming software maker. We believe that new competitors, which may include computer software and services, telephone, media, publishing, cable television and other companies, are likely to enter the on-line services market. There are many companies that provide Internet services targeted to Latin Americans and Spanish and Portuguese speaking people in general. Competition for visitors, advertisers and electronic commerce partners is intense and is expected to increase significantly in the future because there are no substantial barriers to entry in our market.

         In addition, we believe that the Internet service and on-line service businesses will further consolidate in the future. We believe this could result in increased price and other competition in the industry and adversely impact us. In the last year, a number of on-line services have lowered their monthly service fees. This may cause us to lower our fees in order to compete.

         Many of our Internet service competitors possess financial resources significantly greater than what we might expect to have and, accordingly, could initiate and support prolonged price competition to gain market share. Many competitive products and services are marketed by companies which:

         o   are well established;

         o have reputations for success in the development and sale of product and services; and

         o have significantly greater financial, marketing distribution, personnel and other resources, thereby permitting them to implement extensive advertising and promotional campaigns, both general and in response to efforts by additional competitors to enter into new markets and introduce new products and services.

We believe that the primary competitive factors among Internet access providers are:

         o   price, both in prices charged and profit margin

         o   quality

         o   customer support and loyalty

         o   technical expertise

         o   speed of service provided

         o   local presence in a market

         o   ease of use

         o   variety of value-added services

         o   reliability

         We believe we will be able to compete favorably in these areas. However increased competition in any one of these areas could materially adversely affect our business, financial condition and results of operations. Our success in the high-speed direct market will depend heavily upon our ability to provide high quality Internet connectivity and value-added Internet services targeted in select target markets. Other factors that will affect our success in these markets include our continued ability to attract additional experienced marketing, sales and management talent, and the expansion of support, training and field service capabilities.

         We believe that we compete on the basis of price and service. Our success will depend on our ability to anticipate and respond to rapid changes in consumer preferences and the introduction of new services, as well as our ability to retain our favorable gross margins. We cannot assure you that we will be able to compete successfully in our markets.

         In addition, our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. A loss of users to our competitors may have a material and adverse effect on our business, financial condition and results of operations.

         The Internet industry is characterized by frequent introduction of new products and services, and is subject to changing consumer preferences and industry trends, which may adversely affect our ability to plan for future design, development and marketing of our products and services. The markets for Internet products and services are also characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles.

We are uncertain of our products being accepted by the market

         Achieving market acceptance for our products and services requires substantial marketing efforts and the expenditure of significant funds, which we don=t currently have, to create both awareness and demand.

         Our success depends, in large part, on our ability to attract large corporations, media companies, cable companies and ISPs to use our services, as well as the level of acceptance and usage by end-users. Because demand by our customers may be interrelated, any lack or lessening of demand by any one of these parties could have a negative affect on our products and services overall market acceptance. We can not assure you that markets will develop for our New Business, nor can we assure you that we will be able to meet our current marketing objectives or succeed in positioning ourselves as a key player in the Internet industry.

If we do not effectively implement our marketing strategy and effectively manage our operations, our business could suffer

         We grew from approximately $1.6 million of net sales from the Old Business in 1995 to approximately $9.8 million of net sales from the Old Business in 1998 and then approximately $5.9 million in l999, before we discontinued the Old Business. This placed demands on our management, employees, operations and physical resources. We were forced to curtail our unprofitable operations, terminate employees and restructure our short-term indebtedness and seek to terminate, divest, or reorganize all or a portion of our Old Business, all of which we accomplished. Implementation of our new business plan will depend on, among other things, the following:

         o our ability to establish contractual arrangements targeting several market segments for our New Business; and

         o hire and retain skilled management, financial, marketing, sales and other personnel.

Our marketing strategy and plans are subject to change as a result of a number of factors, including, but not limited to, progress or delays in:

         o   our marketing efforts;

         o changes in market conditions, including the emergence of significant supplementary markets;

         o the nature of possible strategic alliances whic may become available to us in the future; and

         o   competitive factors.

We cannot assure you that we will be able to implement successfully our business plan for our New Business or otherwise continue our operations

         In order to implement our business plan for our New Business, we will be required to:

         o   improve our operating systems;

         o attract and retain skilled executive, managemen and technical personnel; and

         o successfully manage growth, including monitorin operations, controlling costs and maintaining effective quality, and service controls.

If we are unable to effectively manage our growth, our business, operating results and financial condition could suffer

We depend on satellites and third-party long distance carriers

         We currently depend on a limited number of satellites and ISPs to provide our services. Although we believe that we currently have sufficient access to satellites and transmission facilities, if we fail to obtain continued access to such facilities and satellites it could also have a negative impact on our New Business.

We may derive a portion of our revenues from reciprocal advertising agreements, which do not generate cash revenue

         We may derive a portion of our revenues from reciprocal advertising arrangements under which we will exchange advertising space on our network predominantly for advertising space on television and radio stations, rather than cash payments. In the event that revenues from reciprocal advertising arrangements account for a portion of our revenues in the foreseeable future, we will be giving up cash revenues.

Joint ventures, acquisitions or strategic alliances may not be available

         We do not know if we will be able to identify any future joint ventures, acquisitions or strategic alliances or that we will be able to successfully finance these transactions. A failure to identify or finance future transactions may impair our growth. In addition, to finance these transactions, it may be necessary for us to raise additional funds through public or private financings. Any equity or debt financings, if available at all, may impact our operations and, in the case of equity financings, may result in substantial dilution to existing stockholders.

In the future we will depend on the developing market of the Internet

         Our ability to derive revenues by providing online commerce and Internet services will depend, in part, upon a developed and robust industry and the infrastructure for providing Internet access and carrying Internet traffic. We cannot assure you that the necessary infrastructure, such as a reliable network backbone, or complementary products, such as lower cost high speed cable modems, will be developed or that the Internet will become a viable commercial marketplace in those segments we target. Critical issues concerning the commercial use of the Internet, including:

         o   security
         o   ease of use and access
         o   reliability
         o   quality of service
         o   cost

remain unresolved and may impact the growth of Internet use. In the event that the necessary infrastructure or complementary products are not developed or the Internet does not become a viable commercial marketplace, our future business, operating results and financial condition could be negatively affected if we were to expend significant proceeds for the development of Internet services.

         The Internet radio and television market is new and rapidly evolving, particularly in Latin America. As a result, we cannot measure its effectiveness or long term market acceptance as compared with traditional media.

         Radio and television stations must direct a portion of their budgets to the Internet and, specifically, to our network. Many of our current or potential customers have limited experience using the Internet.

No standards exist for the acceptance of the Internet as a medium for broadcasting radio and television

         No standards have been widely accepted for the measurement of the effectiveness of radio and television broadcasting over the Internet. Standards may not develop sufficiently to support the Internet as an effective broadcast medium. If these standards do not develop, broadcast stations may choose not to use our services. This would have a material adverse effect on our business, financial condition and results of operations.

Latin American Risks

Our operating results may also fluctuate due to seasonal factors

         If we are successful in initially marketing our services in Latin America, the level of use on our network may be seasonal. This may cause fluctuations in our revenues and operating results. Visitor traffic on our network may be significantly lower during the first calendar quarter of the year because:

         o   it is the summer months in much of Latin America;

         o our target audience tends to take extended vacations during these months; and

         o   schools and universities are generally closed.

         As a result, advertisers have historically spent less in the first and second calendar quarters. We believe that these seasonal trends will affect our results of operations.

Social and political conditions in Latin America may cause volatility in our operations and adversely affect our business

         We hope to derive a substantial portion of our initial revenues from the Latin American markets. Social and political conditions in Latin America are volatile and may cause our operations to fluctuate. This volatility could make it difficult for us to effect our business plan, which could have an adverse effect on our business. Historically, volatility has been caused by:

         o significant governmental influence over many aspects of local economies;

         o political instability; unexpected changes in regulatory requirements;

         o   social unrest;

         o   slow or negative growth;

         o   imposition of trade barriers; and

         o   wage and price controls.

         We have no control over these matters. Volatility resulting from these matters may decrease Internet availability, create uncertainty regarding our operating climate and adversely affect our customers' budgets, all of which may adversely impact our business.

Currency fluctuations and general economic conditions in Latin America may adversely affect our business

         The currencies of many countries in Latin America, including Brazil and Argentina, have experienced substantial depreciation and volatility. The currency fluctuations, as well as high interest rates, inflation and high unemployment, have materially and adversely affected the economies of these countries. Poor general economic conditions in Latin American countries may cause our customers to reduce their spending on Internet services, which could adversely impact our business.

We may suffer currency exchange losses if local Latin American currencies depreciate relative to the U.S. dollar

         Our reporting currency is the U.S. dollar. In a number of cases, however, customers in Latin America may be billed in local currencies. Our accounts receivable from these customers will decline in value if the local currencies depreciate relative to the U.S. dollar. Although we may enter into hedging transactions in the future, we may not be able to do so successfully. In addition, our currency exchange losses may be magnified if we become subject to exchange control regulations restricting our ability to convert local currencies into U.S. dollars.

If Internet use in Latin America does not grow, our business will suffer

         The Latin American Internet market is in an early stage of development. Our near term prospects depends on the continued growth of the Internet in Latin America. Our business, financial condition and results of operations will be materially and adversely affected if Internet usage in Latin America does not continue to grow or grows more slowly than we anticipate. Internet usage in Latin America may be inhibited for a number of reasons, including:

        o    the cost of Internet access;

        o    concerns about security, reliability, and privacy;

        o    limited amount of content in Spanish or Portugese;

        o    ease of use; and

        o    quality of service.

Underdeveloped telecommunications infrastructure may limit the growth of the Internet in Latin America and adversely affect our business

         Access to the Internet requires a relatively advanced telecommunications infrastructure for which we will be relying on a satellite communications network. The telecommunications infrastructure in many parts of Latin America is not as well-developed as in the United States. The quality and continued development of the telecommunications infrastructure in Latin America may have a substantial impact on our ability to deliver our services and on the market acceptance of the Internet in Latin America in general. If further improvements to the Latin American telecommunications infrastructure are not made, the Internet will not gain broad market acceptance in Latin America. If access to the Internet in Latin America does not continue to grow or grows more slowly than we anticipate, our business, financial condition and results of operations will be materially and adversely affected.

High cost of Internet access may limit the growth of the Internet in Latin America and impede our growth

         Each country in Latin America has its own telephone rate structure which, if too expensive, may cause consumers to be less likely to access and transact business over the Internet. Although rates charged by ISPs and local telephone companies have been reduced recently in some countries, we do not know whether this trend will continue. Unfavorable rate developments could decrease our visitor traffic and our ability to derive revenues from transactions over the Internet. This could have a material adverse effect on our business, financial condition and results of operations.

Other Business Risks

We may not be able to develop the PICK Sat and PICK Online.Com names and attract users to our network

         Maintaining the PICK Sat and PICK Online.Com names is critical to our ability to expand our user base and our revenues. We believe that the importance of brand recognition will increase as the number of Internet sites in Latin America grows. In order to attract and retain Internet users, advertisers and electronic commerce partners, we intend to increase substantially our expenditures for creating and maintaining brand loyalty.

         Our success in promoting and enhancing the PICK Sat and PICK Online.Com names will also depend on our success in providing high quality content, features and functionality. If we fail to promote our name successfully or if visitors to our network or advertisers do not perceive our services to be of high quality, the value of the names could be diminished. This could have a material and adverse effect on the business, financial condition and results of operations.

We will not be able to attract broadcasters if we do not continually enhance and develop the content and features of our network

         To remain competitive, we must continue to enhance and improve our content. In addition, we must:

         o continually improve the responsiveness, functionality and features of our network; and

         o develop other products and services that are attractive to users and advertisers.

         We may not succeed in developing or introducing features, functions, products and services that users and advertisers find attractive in a timely manner. This would likely reduce our visitor traffic and materially and adversely affect our business, financial condition and results of operations.

If we fail to establish and maintain strategic relationships with content providers, electronic commerce merchants and technology providers, we may not be able to attract and retain users

         Our business depends on establishing relationships with leading content providers, electronic commerce merchants, and technology and infrastructure providers. Because most of our agreements with these third parties including, Microsoft and Philips, are not exclusive, our competitors may seek to use the same partners as we do and attempt to adversely impact our relationships with our partners. We might not be able to maintain these relationships or replace them on financially attractive terms. If the parties with which we have these relationships do not adequately perform their obligations, reduce their activities with us, choose to compete with us or provide their services to a competitor, we may have more difficulty attracting and maintaining visitors to our network and our business, financial condition and results of operations could be materially and adversely affected. Also, we intend to actively seek additional relationships in the future. Our efforts in this regard may not be successful.

Unexpected network interruptions caused by system failures may result in reduced visitor traffic, reduced revenue and harm to our reputation

         The Internet has been subject to:

         o   system disruptions;

         o   inaccessibility of networks;

         o   long response times;

         o   impaired quality; and

         o   loss of important reporting data.

         Although we will continue to improve our network, we may not be successful in avoiding the above disruptions. If we experience delays and interruptions, visitor traffic may decrease and our name could be adversely affected.

         While we have designed our new network operating center in Miami, Florida, which is still under construction, to safeguard our systems against damage from fire, hurricanes (which are common where we are based), power loss, telecommunications failure, break-ins or other events, such events could have a material adverse effect on our business, financial condition and results of operations.

Concerns about security of electronic commerce transactions and confidentiality of information on the Internet may reduce the use of our network and impede our growth

         A significant barrier to electronic commerce and confidential communications over the Internet has been the need for security. Internet usage could decline if any well-publicized compromise of security occurred. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches. Unauthorized persons could attempt to penetrate our network security. If successful, they could misappropriate proprietary information or cause interruptions in our services. As a result, we may be required to expend capital and resources to protect against or to alleviate these problems. Security breaches could have a material adverse effect on our business, financial condition and results of operations.

Computer viruses may cause our systems to incur delays or interruptions and may adversely affect our business

         Computer viruses may cause our systems to incur delays or other service interruptions. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is highly publicized, our reputation could be materially damaged and our visitor traffic may decrease.

We may become subject to burdensome government regulations and legal uncertainties affecting the Internet which could adversely affect our business

         To date, governmental regulations have not materially restricted use of the Internet in our markets. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from delivering our products and services over the Internet. The growth of the Internet may also be significantly slowed. This could delay growth in demand for our network and limit the growth of our revenues.

         In addition to new laws and regulations being adopted, existing laws may be applied to the Internet. New and existing laws may cover issues which include:

         o   sales and other taxes;

         o   user privacy;

         o   pricing controls;

         o   characteristics and quality of products and services;

         o   consumer protection;

         o   cross-border commerce;

         o   libel and defamation;

         o   copyright, trademark and patent infringement;

         o   pornography; and

         o   other claims based on the nature and content of Internet materials.

We may become subject to claims regarding foreign laws and regulations which may be expensive, time consuming and distracting

         Because we have employees, property and business operations in the United States and eventually throughout Latin America, we are subject to the laws and the court systems of many jurisdictions. We may become subject to claims based on foreign jurisdictions for violations of their laws. In addition, these laws may be changed or new laws may be enacted in the future. International litigation is often expensive, time consuming and distracting. Accordingly, any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Unauthorized use of our intellectual property by third parties may adversely affect our business

         We regard our copyrights, service marks, trademarks, trade secrets and other intellectual property as critical to our success. Unauthorized use of our intellectual property by third parties may adversely affect our business and our reputation. We rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries are uncertain or do not protect intellectual property rights to the same extent as do the laws of the United States.

We may be subject to claims based on the content we provide over our network

         The laws in the United States and in Latin American countries relating to the liability of companies which provide online services, like ours, for activities of their visitors are currently unsettled. Claims have been made against online service providers and networks in the past for defamation, negligence, copyright or trademark infringement, obscenity, personal injury or other theories based on the nature and content of information that was posted online by their visitors. We could be subject to similar claims and incur significant costs in their defense.

We may be subject to claims based on products sold on our network

         We expect to enter into arrangements to offer third-party products and services on our network under which we may be entitled to receive a share of revenues generated from these transactions. These arrangements may subject us to additional claims including product liability or personal injury from the products and services, even if we do not ourselves provide the products or services. These claims may require us to incur significant expenses in their defense or satisfaction. While our agreements with these parties often provide that we will be indemnified against such liabilities, such indemnification may not be adequate.

         Although we carry general liability insurance, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition and results of operations or could result in the imposition of criminal penalties. In addition, the increased attention focused on liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use.

Our success depends on key personnel and we may not be able to replace key personnel who leave

         The development of new Internet products and services or improvements of our existing products depends on our ability to hire key personnel. New Management has been hired for PICK Sat. Our future success is dependent on, among other factors, the successful recruitment and retention of key personnel for sales, marketing, finance and operations. Competition for skilled and technical talent is intense. We cannot assure you that we will be successful in attracting and retaining such personnel. If we fail to retain existing key employees or hire new employees when necessary we could potentially be adversely effected.

Our need to comply with government regulations can increase our costs and slow our growth

         Telecommunication services are subject to regulation by the Federal Communications Commission (the "FCC") and by state regulatory authorities. Among other things, these regulatory authorities impose regulations governing the rates, terms and conditions for interstate and intrastate telecommunication services. The federal law governing regulation of interstate telecommunications are the Communications Acts of 1934 and 1996 (the "Communications Acts").

         We believe that we are in substantial compliance with all material laws, rules and regulations governing our operations and have obtained or are in the process of obtaining all licenses, tariffs and approvals necessary for the conduct of our business. In the future, legislation enacted by Congress, court decisions relating to the telecommunications industry, or regulatory actions taken by the FCC or the states in which we operate could have a negative impact on our business. Changes in existing laws and regulations, particularly relaxation of existing regulations resulting in significantly increased price competition, may have a significant impact on our activities and on our operating results. Adoption of new statutes and regulations and our expansion into new geographic markets could require us to alter our methods of operations, at costs which could be substantial, or otherwise limit the types of services we offer. We cannot assure you that we will be able to comply with additional applicable laws, regulations and licensing requirements.

Risks Involving Our Stock

Investors will not be able to exert control over us

         As of October 1, 2000, we had approximately 10.6 million shares of Common Stock outstanding. The holders of our Series B and Series D Convertible Stock, which includes directors and affiliates of the Company, are entitled to vote an additional approximately 1,145,000 shares on an as converted basis, and there are approximately 6.3 million additional shares issuable underlying options, warrants, notes and contractual obligations, or a total of approximately 18 million shares on a fully diluted basis. We are attempting to raise additional funds at prices significantly lower than our current fair market value. Therefore, our preferred stockholders are expected to have the ability to elect all of our directors and to control the outcome of all other issues submitted to our stockholders.

You may have difficulty trading and obtaining quotations for our common stock.

         Our common stock is currently traded in the over-the-counter market in the so-called "pink sheets," and is expected to be quoted on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board under the symbol "PICK" prior to the effective date of this Prospectus. As a result of trading in this over-the-counter market, you will likely find it more difficult to dispose of, or to obtain quotations as to the price of our common stock.

Our quarterly operating results are not an indication of our future results because they are subject to significant fluctuations

         Our future revenues and results of operations may vary significantly due to a combination of factors, any of which are outside of our control. Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that in future periods our results of operations may be below the expectations of public market analysts, if any, and investors. This could cause the trading price of our common stock to decline.

Our stock price is likely to be highly volatile and could drop unexpectedly

         Following this offering, the price at which our common stock will trade is likely to be highly volatile and may fluctuate substantially.

         In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies, particularly Internet companies. As a result, investors in our common stock may experience a decrease in the value of their common stock regardless of our operating performance or prospects.

If our stock price is volatile, we may become subject to securities litigation which is expensive and could result in a diversion of resources

         In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. Many companies in our industry have been subject to this type of litigation in the past. We may also become involved in this type of litigation. Litigation is often expensive and diverts management's attention and resources, which could have a material adverse effect upon our business, financial condition and results of operations.

Our common stock is subject to penny stock regulation

         The trading of our common stock is currently subject to SEC rules for non-Nasdaq and non-exchange listed securities. Under such rules, brokers-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from these rules if the market price is at least $5.00 per share.

         The SEC has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on Nasdaq and equity securities issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with the penny stock market.

There are outstanding shares of our common stock eligible for future sale

         Of the approximately 10.6 million shares of our common stock outstanding as of October 25, 2000, approximately 3.1 million "restricted securities," as that term is defined in the Securities Act, may be sold in compliance with the provisions of Rule 144 or have been registered for resale under this prospectus.

                           FORWARD-LOOKING STATEMENTS

         Many statements made in this prospectus under the captions "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under "Risk Factors".

         This prospectus contains market data related to the Internet. This market data includes projections that are based on a number of assumptions. The assumptions include that:

         o   no catastrophic failure of the Internet will occur;

         o the number of people online and the total numbe of hours spent online will increase significantly over the next five years;

         o the demand for download speed of content will increase dramatically; and

         o Internet security and privacy concerns will be adequately addressed.

         If any one or more of the foregoing assumptions turns out to be incorrect, actual results may differ from the projections based on these assumptions. The Internet-related markets may not grow over the next three to four years at the rates projected by these market data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations and financial condition, and the market price of our common stock.

         The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made.

                                USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. If all the warrants and options are exercised (on a non-cashless exercise basis), we will receive gross cash proceeds of $3,134,947 less offering expenses of approximately $200,000. No net offering proceeds will be paid to NASD members, affiliates, associated persons or related persons. The proceeds may be used to repay indebtedness and for working capital purposes.

                                DIVIDEND POLICY

         We have no present intention of paying any dividends on our common stock. We expect that we will retain our earnings, if any, to finance operations.

         The declaration and payment of future dividends to holders of our common stock will be at the discretion of the Company's Board of Directors and will depend upon many factors, including the Company's financial condition, earnings, the capital requirements of its operating subsidiaries, legal requirements and such other factors as the Board of Directors deems relevant.

                           PRICE RANGE OF COMMON STOCK

         The Company's common stock has been traded in the over-the-counter market and reported on the OTC Bulletin Board under the symbol "PICK" from September 1996 until being delisted as of May 26, 2000. There have been no bid prices on our shares of common stock since May 2000, and these prices reflect the high and low closing sales prices of our common stock for this period.

            The following table sets forth the high and low bid prices of the Company's common stock as reported on the over-the-counter market for the last two completed fiscal years and the current fiscal year. These prices give retroactive effect to a one-for-ten reverse split authorized by the Board of Directors on July 6, 1999, to stockholders of record on July 23, 1999. The prices represent inter-dealer quotations, without retail mark-up, mark down or commission, and may not represent actual transactions.

                                                       Bid Prices
                                           -----------------------------------

         Period                               High                      Low
         ------                               ----                      ---
         Fiscal Year 1998
         ----------------
         First quarter                       $5.10                      $1.90
         Second quarter                      10.50                       4.10
         Third quarter                        8.80                       4.20
         Fourth quarter                       9.30                       3.90

         Fiscal Year 1999
         ----------------
         First quarter                      $15.20                      $3.60
         Second quarter                     $28.75                      $7.30
         Third quarter                       $8.20                      $1.625
         Fourth quarter                      $2.56                      $ .81

         Fiscal Year 2000
         ----------------
         First quarter                      $1.96875                    $.50
         Second quarter                     $1.00                       $.375
         Third quarter                      $ .8125                     $.4375

         As of October 1, 2000, we had 10,642,969 shares of common stock issued and outstanding and approximately 446 record holders of the common stock.


           On November 8, 2000, the closing sale price of PICK common stock on the Over-The- Counter Bulletin Board was $.187 per share.

                                CAPITALIZATION

The following table sets forth the consolidated capitalization of the Company and its Subsidiaries as of June 30, 2000 (unaudited), and as adjusted, giving effect to the exercise of all warrants and options pursuant to which the common stock offered hereby will be issued and the Company's receipt of estimated net proceeds of $2,934,947.

                                                                                         June 30, 2000
                                                                                          (unaudited)
                                                                               -------------------------------
                                                                                Actual           As Adjusted(1)
                                                                                ------           --------------
Cash                                                                             $ 164,198         $3,099,145

Debt less current portion                                                        9,880,000          9,880,000

Stockholders' deficiency:

   Preferred Stock, par value $.001; authorized 10,000,000 shares:

      2,000,000 shares designated as Series B Convertible
      Preferred Stock, aggregate liquidation value
      $1,871,000, issued 1,871,000 shares; 395,000
      shares outstanding                                                           395,000            395,000

      500,000 shares designated as Series D Convertible
      Preferred Stock, aggregate liquidation value
      $4,660,000, issued 500,000 shares, and 184,000
      shares outstanding                                                         1,840,000          1,840,000

   Common stock, par value $.01;
      100,000,000 shares authorized 10,519,419 shares
      issued at June 30, 2000 and 11,728,679 shares as
      adjusted (1)                                                                 105,229            117,322
   Additional paid-in capital                                                   81,230,233         84,153,087
   Options and Warrants                                                          2,720,071         27,201,071
   Subscription receivable                                                        (340,000)          (340,000)
   Treasury stock, at cost, 3,550 shares                                           (11,978)           (11,978)
   Accumulated other comprehensive income                                            1,482              1,482
   Accumulated deficit                                                        (113,449,558)      (113,449,558)

Stockholders' deficiency                                                       (27,509,521)       (24,574,574)
                                                                              ------------       ------------
Total capitalization                                                          $(17,629,521)      $(14,694,574)
                                                                              ============       ============

-------------
(1) Includes an aggregate of 709,260 shares of common stock upon exercise of all warrants and 500,000 shares of common stock upon exercise of all options offered hereby. Does not include any shares issuable upon exercise of warrants or stock options outstanding as of the date of this prospectus.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following table sets forth the selected historical financial data of the Company for each of the preceding five years ended December 31, 1999 and for the six-month periods ended June 30, 2000 and 1999. The selected financial information for and as of the years ended December 31, 1997, 1996 and 1995 are derived from the consolidated financial statements of the Company, which financial statements have been audited by Durland & Company, CPAs, P.A., independent certified public accountants. The selected financial information for and as of the years ended December 31, 1999 and 1998 have been audited by Goldstein Golub Kessler LLP. The Consolidated Balance Sheets as of December 31, 1999 and 1998 and the Consolidated Statements of Operations for the years ended December 31, 1999, 1998 and 1997 and the accountants' reports thereon are included elsewhere in this Report. The selected historical data for each of the six-month periods ended June 30, 2000 and 1999 are derived from the unaudited interim consolidated financial statements of the Company. In the opinion of management, the interim consolidated financial statements reflect all adjustments (consisting only of normal and recurring adjustments necessary to fairly present the information presented for such periods). The interim consolidated financial statements are not necessarily indicative of the results to be expected for the full year. The selected historical financial data presented herein are qualified in their entirety by, and should be read in conjunction with, the Company's Consolidated Financial Statements and Notes thereto included herein.

                                                                           Six Months Ended June 30,
                                                                                 (unaudited)
                                                                    -------------------------------------
                                                                       2000                      1999
                                                                       ----                      ----
Operating loss                                                      $(2,425,720)              $(1,487,986)
Other expenses

Loss from continuing operations
     before minority interest in
     loss of consolidated
     subsidiaries and
     discontinued operations                                         (3,437,475)               (2,118,013)

Minority interest in loss of
       consolidated subsidiary                                           25,954                     -
                                                                    -----------               -----------

Loss from continuing operations                                      (3,411,521)               (2,118,013)

Loss from discontinued operations                                      (449,559)               (4,364,730)

Loss on disposal of discontinued
 operations and related costs                                             -                   (47,108,711)
                                                                    -----------               -----------

Net loss                                                             (3,861,080)              (53,591,454)

Beneficial conversion feature of
     preferred stock                                                      -                   (25,170,000)
                                                                    -----------               -----------

Net loss applicable to common
     share - basic and diluted                                        (3,861,08)              (78,761,454)
                                                                    ===========               ===========

Loss from continuing operations
     and beneficial conversion feature of
     preferred stock per common share-
     basic and diluted                                                   $(0.34)                   $(6.37)

Loss from discontinued operations
     per common share - basic and diluted                                $(0.05)                  $(12.02)
                                                                    ===========               ===========
Net loss per common share
     - basic and diluted                                                 $(0.39)                  $(18.39)
                                                                    ===========               ===========
Weighted-average common shares
      outstanding-basic and diluted                                   9,977,728                 4,281,860
                                                                    ===========               ===========

Balance Sheet Data:

                                                                                At June 30,
                                                                                (unaudited)
                                                                   -------------------------------------
                                                                       2000                      1999
                                                                       ----                      ----
Working capital
(deficiency)                                                       $(23,323,980)             $(16,715,093)

    Total Assets                                                    $ 7,189,468              $  7,685,842

Current Liabilities                                                 $23,555,372              $ 17,861,005

Long-term liabilities                                               $ 9,880,000              $ 10,922,716

Stockholders' (deficiency)                                         $(27,509,521)             $(21,183,897)


                                                                             Years Ended December 31,
                                              ------------------------------------------------------------------------------------
                                                   1999              1998              1997                1996             1995

Operating loss                                $(2,926,191)      $ (2,139,830)         $(399,448)        $(607,890)        $    --


Other income (expense)                         (1,824,845)          (133,000)        (9,890,284)        8,436,809              --
                                              -----------       ------------        -----------       -----------     -----------
Income (loss) from continuing
   operations before minority
   interest in loss of
   consolidated subsidiary and
   provision for (benefit) from
   income taxes                                (4,751,036)        (2,272,830)       (10,289,732)        7,828,919

Minority interest in
   subsidiary loss of consolidated
   subsidiary                                       1,742              2,062            434,064           260,541              37

Benefit (provision) for
   income taxes                                      --                 --            1,808,000        (1,808,000)            --

Loss from discontinued
   operations                                  (5,486,880)       (14,792,541)        (1,452.134)       (4,645,670)     (1,071,078)

Loss on disposal of discontinued
 operations and related costs                 (45,315,574)              --                  --                --               --

Estimated cost to discontinue
 operations                                    (1,793,137)              --                  --                --               --
                                              ===========       ============        ===========       ===========     ===========
Net (Loss) income                            $(57,344,885)      $(17,063,309)       $(9,499,802)       $1,635,790     $(1,071,041)

Beneficial conversion
   feature of preferred stock                 (25,170,000)             -0-                 -0-               -0-              -0-
                                              -----------       ------------        -----------       -----------     -----------
Net loss applicable to common
   share - basic and diluted                 $(82,514,885)      $(17,063,309)       $(9,499,802)      $ 1,635,790     $(1,071,041)
                                              ===========       ============        ===========       ===========     ===========
Loss from continuing operations
   and beneficial conversion
   feature of preferred stock
   per common share--basic and
   diluted                                         $(6.30)            $(0.61)            $(2.18)

Loss from discontinued
   operations per common share-
   basic and diluted                              $(11.07)            $(4.01)            $(0.39)
                                              -----------       ------------        -----------       -----------     -----------
Net loss per common stock -
   basic and diluted                             $ (17.37)           $ (4.62)           $ (2.57)         $   0.39       $   (0.26)
                                              ===========       ============        ===========       ===========     ===========
Weighted-average shares
   outstanding-basic and diluted                4,750,742          3,692,356          3,695,853         4,199,150       4,044,252
                                              ===========       ============        ===========       ===========     ===========

                                       21

Balance Sheet Data:

                                                            Years Ended December 31,
                                      ---------------------------------------------------------------------------------
                                         1999               1998             1997             1996            1995
                                         ----               ----             ----             ----            ----
Working capital
(deficiency)                          $(19,912,739)     $(14,569,847)     $(7,405,608)     $(3,152,216)    $(1,074,159)
                                      ============      ============      ===========      ===========     ===========

   Total Assets                       $  7,266,835      $  6,791,156      $ 1,817,513      $ 8,917,149     $ 2,449,024
                                      ============      ============      ===========      ===========     ===========

Current Liabilities                   $ 20,414,414      $ 16,134,301      $ 8,027,642      $ 6,582,429     $ 2,679,923
                                      ============      ============      ===========      ===========     ===========

Long-term liabilities                 $ 10,616,586      $ 10,922,716      $   794,905      $   --          $   400,000
                                      ============      ============      ===========      ===========     ===========

Stockholders' equity
(deficiency)                          $(23,848,441)     $(20,351,879)     $(7,093,114)     $    869,579    $  (846,407)
                                      ============      ============      ===========      ===========     ===========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following should be read in conjunction with the Consolidated Financial Statements included elsewhere in this Report.

Material Changes in Results of Operations

         On June 23, 1999, the Company's Board of Directors voted to sell or discontinue the telecommunications portion of its business in order to focus on the Internet services portion of its business conducted through its PICKSat, Inc. ("PICK Sat") and PICK Online.Com, Inc. ("PICK Online") subsidiaries. Accordingly, the financial statements reflect the discontinuance of the Company's PICK US, Inc., PICK Net Inc., and PICK Net UK PLC. subsidiaries. The closing of the sale of the PICK Net subsidiaries occurred on January 18, 2000.

         In 1999, the Company, through its wholly owned subsidiary, PICK Sat, commenced development of a system to multicast the delivery of Internet Protocol multi-media content via satellite. Also in March 1999, the Company formed PICK Online to provide broadband Internet content to users. PICK Sat and PICK Online are in the development stage and have not generated any revenues to date.

         For PICK Sat business, the Company will charge its customers monthly recurring fees based on type of usage and bandwidth contracted for and may charge an additional amount per reception location.

         The discontinued subsidiaries generated revenues from the sale of telecommunication services. These included international long distance service to carriers and resellers, and revenues derived from prepaid telephone calling cards to distributors for resale to retail outlets.

         The Company's costs of sales for the discontinued operations primarily consist of the cost of telephone services, for both the resale of international long distance services and for prepaid telephone calling cards.

         For the resale of international long distance, the Company recognized revenues from discontinued operations as its customers used the traffic. For prepaid telephone calling cards sales, the Company recognized revenues from discontinued operations at the time it provided the telephone services associated with its cards and recognized the cost from discontinued operations of the carrier telephone traffic based on the minutes used in the same periods that the Company recognized revenues.


Six Months Ended June 30, 2000 Compared with June 30, 1999

Revenues:

         The Company's continuing operation's, PICK Sat and PICK Online recently commenced commercial operations and as such have not had any revenues.

Costs and Expenses:

         Selling, general and administrative expenses increased to $2,330,000 for the six months ended June 30, 2000, from $1,446,000 for the six months ended June 30, 1999, reflecting an increase of $884,000 or 61%. This increase is primarily due to the fact that the PICK Sat is working towards commercialization of its new product line. The Company generated significantly increased expenses for salaries, outside consultants, accounting, marketing, trade shows, legal, international travel and public relations in developing its business. The Company also had increased expenses for preparation of public filings and the negotiation of debt arrangements which were handled primarily by non-employees.

Loss from Operations:

         The Company's loss from continuing operations increased from $2,118,000 for the six months ended June 30, 1999 to $3,412,000 for the six months ended June 30, 2000, primarily due to the increases in aggregate salaries, outside consultants, selling, general and administrative costs. PICK Sat is still developing its products and offerings and is moving closer to the commercial deployment phase. The Company was without adequate funds during the six months ended June 30, 2000 to commercialize its PICK Sat operations, prior to the PICK Sat Financing and therefore was operating at a reduced level. In addition, the loss from continuing operations during the six months ended June 30, 2000 was reduced by $293,977 due to a settlement of an old outstanding accounts payable balance.

Discontinued Operations

         On June 23, 1999, the Company formalized its plan to discontinue its telecommunications and prepaid calling card business consisting of PICK US, PICK Net and PICK Net UK PLC (collectively "PICK Net"). Accordingly, the telecommunications and prepaid calling card business are accounted for as discontinued operations in the accompanying consolidated financial statements. On September 13, 1999, the Company agreed to sell its PICK Net operations to Lebow Investments Ltd., a recently formed corporation ("Lebow"). Lebow agreed to be financially responsible for the PICK Net operations which received funding to continue operations commencing in September 1999 through the closing of this transaction. On January 18, 2000, the Company completed the sale of all of the stock of PICK Net for nominal value, and had up to approximately $10 million of PICK Net's liabilities assumed. Simultaneously with the closing, Gulfsat Communications Company, a Kuwaiti company ("Gulfsat"), purchased all of the common stock of Lebow. Gulfsat was a principal vendor of services to the PICK Net companies which was owed approximately $1,555,000 as of October 31, 1999, primarily under a reciprocal telecommunications agreement and payment of which amount had been assumed by Lebow. In February 2000, Gulfsat defaulted under its agreements and discontinued operating PICK Net. The Company has made demand on Lebow and Gulfsat to satisfy its obligations, or it will pursue all legal remedies, but is attempting to negotiate a settlement. In any event, however, in addition to the direct obligations of the Company described hereinafter, the Company retains substantial contingent liabilities on its discontinued operations if those liabilities are not paid and has retained all such liabilities on its financial statements.

         Loss from discontinued operations decreased from $51,473,000 for the six months ended June 30, 1999 to $450,000 for the six months ended June 30, 2000. The Company only operated its subsidiaries for 18 days during the six months ended June 30, 2000 before selling the operations, although it had certain ongoing obligations in view of its contingent liabilities which necessitated certain payments.

         For the six months ended June 30, 2000, the Company generated international long distance revenue of $168,598, compared with $3,164,000 for the six months ended June 30, 1999. The Company had no prepaid telephone calling card revenues for the six months ended June 30, 2000, compared to $2,215,000 for the six months ended June 30, 1999. The cost of sales decreased from $6,835,866 for the six months ended June 30, 1999 to $328,864 for the six months ended June 30, 2000, as operations were wound down.

Year Ended December  31, 1999 as Compared with Year Ended December 31, 1998

Revenues:

         The Company's continuing operation's, PICK Sat and PICK Online have yet to commence commercial operations and as such have not had any revenues.

Costs and Expenses:

         Selling, general and administrative expenses increased to approximately $2,826,000 for the year ended December 31, 1999 ("1999") from $2,094,000 for the year ended December 31, 1998 ("1998"). PICK Sat was in the organizational phase through the end of 1998 and as such had nominal expenditures in 1998, therefore, a substantial portion of the increase is attributable to the newly formed subsidiaries, PICK Sat and PICK Online's start-up and development expenses. The Company also had a significant increase in salaries, outside consultants, accounting, legal, travel and public relations expense. Contemporaneous with the Board's decision to sell or discontinue its telecommunications operations, and layoff or fire the associated personnel, it needed to retain outside professional services on an interim basis to handle the functions previously performed by salaried employees. Preparation of public filings and the negotiation of debt arrangements gave rise to the majority of the increase in expenses.

         On September 13, 1999, the Company agreed to sell its PICK Net operations to Lebow Investments Ltd., a recently formed corporation ("Lebow"). Lebow agreed to be financially responsible for the PICK Net operations which received funding to continue operations commencing in September 1999 through the closing of this transaction which occurred on January 18, 2000. Simultaneously with the closing, Gulfsat Communications Company, a Kuwaiti company ("Gulfsat"), purchased all of the common stock of Lebow. Gulfsat was a principal vendor of services to the PICK Net companies which was owed approximately $1,555,000 as of October 31, 1999, primarily under a reciprocal telecommunications agreement and payment of which amount had been assumed by Lebow. In February 2000, Gulfsat defaulted under its agreements and discontinued operating PICK Net. The Company has made demand on Lebow and Gulfsat to satisfy its obligations. In any event, however, in addition to the direct obligations of the Company described hereinafter, the Company retains substantial contingent liabilities on its discontinued operations if those liabilities are not paid.

Discontinued Operations

         Total revenues amounted to approximately $5,930,000 for 1999, compared to $9,823,000 for 1998, a decrease of approximately $3,893,000 prior to the discontinuance of operations. (See Note 12 of Notes to Consolidated Financial Statements for operating results of the discontinued operations.) The Company significantly curtailed its operations during the first half of 1998, while it installed and tested two leased Siemens Digital Central Office Switches. These switches replaced switching services previously purchased from third party vendors. Consequently, the Company decided to curtail its marketing efforts for the sale of international long distance services until it completed this installation and until it had the capability to deliver traffic through Gulfsat. For 1999, the Company generated international long distance revenue of approximately $2,567,000, as compared with $1,978,000 for 1998. Prepaid telephone calling card revenues were approximately $3,363,000 for 1999, compared to $7,844,000 for 1998. This latter decrease is attributable to discontinuance of sales to Blackstone Calling Card, Inc. ("Blackstone") under the Company's agreement with Blackstone, a major marketer and distributor of prepaid telephone calling cards, which had its first full year of sales with PICK Sat in 1998.

         In the discontinued operations, the cost of telephone time purchased decreased from approximately $16,393,000 in 1998 to $7,860,000 in 1999, as operations were being wound down.

Loss from Operations:

         The Company's loss from continuing operations increased from approximately $2,271,000 in l998 to approximately $4,749,000 in 1999, primarily due to the increases in aggregate salaries, selling, general and administrative costs and interest expense primarily on private placement debt outstanding for the full year of 1999, and without the receipt of revenues, as PICK Sat and PICK Online continued the development of their products and offerings and as PICK Sat began to move into the commercial deployment phase and other expenses as discussed under "Costs and Expenses" above.

         Total loss from discontinued operations increased from $14,793,000 for 1998 to approximately $52,596,000 for 1999. Included in the loss for 1999 is a loss on the disposal of the discontinued operations in the aggregate amount of approximately $45,316,000. This amount is attributable to the writing off of the deferred interest and debt placement charges of the restructured notes which amounts are related to the discontinued operations and therefore will provide no future benefit.

         As a result of the foregoing, the Company incurred a net loss of approximately $57,345,000 in l999 as compared to a net loss of approximately $17,063,000 in l998. In addition, the Company recorded a charge of $25,170,000 in l999 for the beneficial conversion feature of the preferred stock it sold in l999, whereas, no similar charges were previously recorded.

Year Ended December 31, 1998 as Compared with Year Ended December 31, 1997

         Total revenues amounted to $9,822,903 for the twelve months ended December 31, 1998 ("1998") compared to $9,015,903 for the twelve months ended December 31, 1997 ("1997"). The Company significantly curtailed its operations during the first half of 1998, while it installed and tested two leased Siemens Digital Central Office Switches. Consequently, the Company decided to curtail its marketing efforts for the sale of international long distance services until the switches were installed and enough countries were hooked into the Gulfsat network to give the Company the capability to deliver competitively priced traffic through Gulfsat. For 1998, the Company generated international long distance revenue of $1,978,441, compared with $7,669,243 for 1997, a decrease of $5,690,802 or 74%. Prepaid telephone calling card revenues were $7,844,462 for 1998, compared to $1,346,660 for 1997. This represents an increase of $6,497,802, or 483%. This increase reflects beginning of the Blackstone Agreement, even at lower than anticipated levels.

         The cost of telephone time purchased increased from $8,326,318 to $13,322,978, an increase of $4,996,660. These costs increased by 60%, even though revenues declined by 74%, primarily due to the costs of long distance arising from the usage of prepaid telephone calling cards sold through Blackstone. Other cost of sales increased from $762,431 to $3,069,566 primarily due to the fixed costs associated with the Company's newly developed network and processing costs arising from the increased prepaid telephone calling card activity. 1997 cost of sales benefitted from the reversal of $649,563, representing a portion of a previous provision for contingent costs.

         Selling, general and administrative expenses were $2,094,025 for 1998, compared to $218,917 for 1997, reflecting an increase of $1,875,108, or 857%. This increase is primarily due to increases in staffing.

         The Company's loss from continuing operations before other income (expense) decreased from $8,047,668 for 1997 to $2,270,768 for 1998 primarily due to a $9,449,079 loss on marketable securities in l997 set off, in part, by the increases in cost of sales and general and administrative expenses discussed above.

         Interest and debt placement expenses increased significantly from the prior year due to the substantial increase in the amount of short-term debt placed in 1998.

Liquidity and Capital Resources

         Due to the losses discussed above, the Company's working capital deficit increased from $19,912,739 as of December 31, 1999, to $23,323,980 as of June 30, 2000, an increase in the working capital deficit of $3,411,241, and the stockholders' deficiency increased from $23,848,441 at December 31, 1999 to $27,509,521 at June 30, 2000, an increase in stockholders' deficiency of $3,661,080.

         Current assets decreased by $270,283 primarily due to a decrease in current assets from discontinued operations at June 30, 2000. Current liabilities increased by $3,140,958. This increase is largely due to increases in the current portion of debt, in accounts payable and accrued expenses and current liabilities from discontinued operations. However, a substantial portion of current liabilities from discontinued operations were assumed by Lebow and Gulfsat on January 18, 2000, but in February 2000, they defaulted under their agreements.

         A significant portion of the liabilities of the Company mature or are subject to payment agreements calling for payment before the end of 2000. The Company has had discussions with several of its largest unsecured creditors, including, but not limited to, AT&T and IDT. The Company is attempting to reach an approved out of court "standby agreement" with all of its creditors. If the standby agreement is acceptable to the Company's creditors, then as long as the Company complies with its terms, the Company's creditors will not exercise their legal rights and remedies. If the proposed settlement with creditors is successful, the Company have no direct obligation to any of its unsecured creditors because their claims will be satisfied from the future earnings of PICK Sat and/or other affiliates. There can be no assurance that the Company's effort's to resolve the claims of its unsecured creditors will be successful.

         The Company is in need of immediate financing for working capital. In April 2000, a group of investors from Europe and the Middle East committed an aggregate of $10 million to PICK Sat (the "PICK Sat Financing"), to occur over a 12-month period. The investors will acquire 20% ownership of PICK Sat and will be issued equity on the basis of 1% for every $500,000 invested. As of June 30, 2000 and October 31, 2000, $1,205,295, and approximately $7.2 million, respectively, has been invested in PICKSat. The initial $500,000 was made as a convertible loan on a pari passu basis with the Atlantic Tele-Network Inc. ("ATN") indebtedness described below.

         In September, 1999 PICK entered into an option agreement with Atlantic Tele-Network, Inc. ("ATN") to sell them up to 19.9% of the common stock of PICK Sat for $8 million, with an option to acquire an additional 31.1% for an additional $15 million payable in 500,000 shares of ATN common stock or $15 million in cash or ATN common stock, whichever produces the higher value at the time of exercise of the option was exercised in full. PICK Sat obtained interim loans in the principal amount of $476,000 from ATN for the Company and PICK Sat's operating expenses. ATN chose not to exercise the option. In addition, under a credit facility, as of June 30, 2000, one of PICK's former subsidiaries, PICK Net USA, had debt, amounting to $2,119,424 plus accrued interest, which includes the $476,000 principal amount plus accrued interest assumed from PICK Sat's balance by PICK Net's buyer on the date of sale, January 18, 2000. In accordance with the terms of the above loans from ATN, the $476,000 borrowed by PICK Sat and the $1,589,664 borrowed by PICK Net USA, all become due and payable on February 4, 2000 and has not been paid. On January 4, 2000, in consideration with the completion of the sale of the Company's PICK Net subsidiaries to Lebow and Gulfsat, as well as the termination of the PICK Sat option, ATN received five-year warrants to purchase 1 million shares of PICK Common Stock exercisable at $2.00 per share.

         On November 3, 1999, PICK Sat obtained a 120 day revolver for $500,000 (the "Revolver") from Tri-Links Investment Trust ("Tri-Links"). PICK Sat borrowed$412,000 under the Revolver which bears interest at 13% per annum, increasing to l5% per annum upon default and payment of which is guaranteed by PICK. Tri-Links was granted a security interest in substantially all of PICK Sat's assets which was initially subordinated to ATN and then made pari passu and equal in priority. The Revolver came due on March 3, 2000 and was extended until May 3, 2000. In addition, on January 26, 2000, Tri-Links, PICK, PICK Sat and Group Technology for Scientific Equipment and Supplies and Salah Khalid Al Fulaij ("Fulaij") entered into an Amendment Agreement which was amended again in March and April 2000, whereby the commitment under the Revolver was increased. The loan payable balance at June 30, 2000 amounted to $1,447,430. As of August 30, 2000, the parties agreed in principle to a Third Amendment and Extension

Agreement under which repayment of $1,150,000 principal amount will be extended to April 1, 2001 and $100,000 will be converted into equity of PICK Sat by Fulaij. The interest rate was reduced from 13% to 10% per annum. Repayment of the loan will be made on a monthly basis until repaid in full on April 1, 2001. Until the loans are repaid, PICK and PICK Sat agreed to certain negative covenants including the payment of dividends to PICK cannot exceed $200,000 in the aggregate; not greater than l5% of PICK Sat's projected debt may be paid or incurred; and the companies cannot enter into certain mergers or sales of assets. The lenders were granted the right to elect either two members of PICK Sat's Board of Directors or two observers to the Board. Subject to a proposed recapitalization of PICK Sat, the lenders were granted warrants to purchase an aggregate of 15,000 shares of PICK Sat's common stock at the lesser of $5.00 per share or 50% of the price paid by new investors at the time of PICK Sat's initial public offering on or before March 1, 2001.

         In March 1999, the board of directors authorized the issuance of 2,000,000 shares of Series B convertible preferred stock. The Series B convertible preferred stock has a stated par value of $.001 per share and 1,871,000 shares were issued, convertible into 1,871,000 shares of the Company's common stock at the rate of $1.00 per share. As of June 30, 2000, 1,476,000 shares of Series B convertible preferred stock had been converted into common stock.

         In April 1999, the board of directors authorized the issuance of 500,000 shares of Series D convertible preferred stock. The Series D convertible preferred stock has a stated par value of $.001 per share and was initially convertible into 1,190,500 shares of the Company's common stock at the rate of $4.20 per share. As of December 31, 1999, the Company had sold an aggregate of 466,000 shares of Series D convertible preferred stock for $4,660,000 prior to the payment of $459,750 of preferred stock placement costs. In addition, the Company issued an aggregate of 700,000 common stock purchase warrants in connection with the sale of Series D convertible preferred stock. Each Warrant is exercisable at $6.30 per share of common stock for a two-year period. On July 15, 1999, the Company sold 34,000 shares of Series D convertible preferred stock for $340,000 to Diego Leiva, then chairman of the board. The purchase is evidenced by a recourse promissory note secured by a pledge of the securities. Mr. Leiva has agreed to return the 34,000 shares of Series D Preferred Stock and accompanying warrants to the Company for cancellation. In January 2000, the conversion rate was adjusted so that the preferred stock converts into common stock at $2.00 per share. As of June 30, 2000, $3,160,000 principal amount of Series D Convertible Preferred Stock had been converted into 952,738 shares of common stock. The remaining $1,500,000 principal amount (exclusive of Mr. Leiva's $340,000 of preferred stock) of Series D Convertible Preferred Stock, is convertible into 750,000 shares of Common Stock, subject to adjustment.

         At December 31, 1999, we also recorded a beneficial dividend of $25,170,000 associated with the issuance of preferred stock. This charge did not use any cash of the Company.

Material Changes in Cash Flows

         Cash increased during the six months ended June 30, 2000, by $164,198. This increase is attributable to a decrease in net cash used in operating activities of $1,385,930 and investing activities of $194,404. This is offset by increases in cash provided by financing activities of $1,744,532.

Cash Flows from Operating Activities

         Operating activities used $1,385,930 in cash for the six months ended June 30 2000, compared with a use of $4,718,729 for the six months ended June 30, 1999. Cash flows from operating activities consists primarily of a net loss of $3,861,080 for the six months ended June 30, 2000, compared with a net loss of $53,591,454 for the six months ended June 30, 1999. Net cash flow from operating activities also reflected a $736,586 decrease in long-term liabilities for discontinued operations and a $873,525 increase in current liabilities from discontinued operations, whereas there were no discontinued operations during the six months ended June 30, 1999.

Cash Flows from Investing Activities

         The Company's capital expenditures of $194,404 for the six months ended June 30, 2000 decreased from the six months ended June 30, 1999 of $1,213,408. This decrease is attributable primarily to the Company's development of the satellite-based Internet access, interactive multimedia structures for its PICK Sat subsidiary during 1999.

Cash Flows from Financing Activities

         During the six months ended June 30, 2000, the Company had net cash provided by financing activities of approximately $1,744,500, as compared to $6,381,000 for the six months ended June 30, 1999. The proceeds are primarily from the issuance of PICK Sat's equity and funds advanced on third-party debt during the six months ended June 30, 2000 for $1,205,295 and $559,430, respectively. The proceeds were primarily from the issuance of the Series B and Series D preferred stock and funds advanced on third-party debt during the six months ended June 30, 1999.

Year 2000 Compliance

         There have been no material changes since the Company's disclosure in its Annual Report on Form 10-K for December 31, 1999. The Company identified and prepared for all significant internal Y2K issues that could adversely affect its business operations. The cost of resolving such issues did not have a material impact on the Company's financial position, results of operations or liquidity.

At December 31, 1999

         Due to the losses discussed above, the Company's working capital deficit increased from approximately $14,570,000 as of December 31, 1998, to approximately $19,913,000 as of December 31, 1999, an increase of approximately $5,343,000 and the stockholders' deficiency changed from approximately a negative $20,352,000 at December 31, 1998 to approximately $23,848,000 at December 31, 1999, an increase in negative net worth of approximately $3,496,000.

         Current assets decreased by approximately $1,063,000 primarily due to a decrease in current assets from discontinued operations. The Company had no cash on hand and was overdrawn by approximately $20,000 at December 31, 1999. Current liabilities increased by approximately $4,280,000. This increase is largely due to net increases in accounts payable and accrued expenses as a result of increased business activity in the newly formed subsidiaries, funding of continued losses and lower sales volume and a decrease in current liabilities from discontinued operations offset, in part, by a decrease in deferred revenue for pre-paid calling cards. However, a substantial portion of current liabilities from discontinued operations were assumed by Lebow and Gulfsat on January 18, 2000, as described under "Discontinued Operations."

         In April 2000, a group of investors from Europe and the Middle East committed an aggregate of $10 million to PICK Sat (the "PICK Sat Financing"), to occur over a l2 month period. The Investors will acquire 20% ownership of PICK Sat and will be issued equity on the basis of 1% for every $500,000 invested. As of June 30, 2000, $1.2 million had been invested in PICK Sat.

         In September, 1999, PICK entered into an option agreement with Atlantic Tele-Network, Inc. ("ATN") to sell them up to 19.9% of the common stock of PICK Sat for $8 million, with an option to acquire an additional 31.1% for an additional $15 million payable in 500,000 shares of ATN common stock or $15 million in cash or ATN common stock, whichever produces the higher value at the time of exercise of the option if exercised in full. PICK Sat obtained interim loans in the amount of $476,000 from ATN for the Company and PICK Sat's operating expenses. ATN chose not to exercise the option. In addition, under a credit facility, one of PICK's former subsidiaries, PICK Net USA, has debt to ATN, including principal and interest accrued as of December 31, 1999 in the aggregate of $1,589,663. In accordance with the terms of the above loans from ATN, the $476,000 borrowed by PICK Sat and the $1,589,663 borrowed by PICK Net USA, all become due and payable on February 4, 2000 and has not been paid. On January 4, 2000, in consideration of the then pending completion of the sale of the Company's PICK Net subsidiaries to Lebow and Gulfsat, as well as the termination of the PICK Sat option, ATN received five-year warrants to purchase 1 million shares of PICK Common Stock exercisable at $2.00 per share.

         On November 3, 1999, PICK Sat obtained a 120 day revolver for $412,000 (the "Revolver") from Tri-Links Investment Trust ("Tri-Links"). PICK Sat borrowed the entire $500,000 under the Revolver which bears interest at 13% per annum, increasing to l5% per annum upon default and payment of which is guaranteed by PICK. Tri-Links was granted a security interest in substantially all of PICK Sat's assets which was initially subordinated to ATN and then made pari passu and equal in priority. The Revolver came due on March 3, 2000.

         On January 26, 2000, Tri-Links, PICK and PICK Sat entered into an Amendment Agreement which was amended again in March and April 2000, whereby the commitment under the Revolver was eventually increased to $l,400,000, all of which has been loaned to PICK Sat. Tri-Links has entered into a Participation Agreement with Group Technology for Scientific Equipment and Supplies ("Group Technology") for a $500,000 portion of the commitment and Salah Khalid Al Fulaij, the Company's current Chairman of the Board, for an aggregate of $400,000. In connection with the Revolver, PICK agreed to use its best efforts to cause four designees of Tri-Links to be elected to the PICK Board of Directors. Tri-Links was issued warrants to purchase 2.5% of the issued and outstanding common stock of PICK Sat on a fully diluted basis.
 Group Technology was assigned Tri-Links's right to elect two of the four Directors and its assignee was given warrants to purchase 2.5% of the issued and outstanding common stock of PICK Sat on a fully diluted basis.

         On March 3, 2000, in consideration of the above extension and Tri-Links' efforts to obtain additional funding for PICK Sat, Tri-Links and Group Technology were each granted warrants to purchase an additional one percent (1%) of the issued and outstanding common stock of PICK Sat. The loan is past due and the parties are currently negotiating the restructuring of the terms of the Revolver, as well as negotiation the terms of repayment of indebtedness to ATN.

         In early 1999, Management negotiated with the largest trade creditors to restructure a substantial portion of the Company's short-term debt. The Company reached certain agreements to make a down payment and convert the balance of the Company's obligation into long-term indebtedness and/or equity securities of the Company. However, the Company has been unable to meet its monetary obligations under the revised agreements. See Notes 7, 9(a) and 10 of Notes to Consolidated Financial Statements.

         PICK was able to obtain net equity investments totaling $6,481,000 during 1999. Of the total investments, $1,050,000 was recorded during the first quarter of 1999 and $5,431,000 was recorded in the second quarter, as follows. In March 1999, the board of directors authorized the issuance of 2,000,000 shares of Series B convertible preferred stock. The Series B convertible preferred stock has a stated par value of $.001 per share and 1,871,000 shares were issued, convertible into 1,871,000 shares of the Company's common stock at the rate of $1.00 per share. As of December 31, 1999 and March 31, 2000, 941,000 and 1,188,000 shares of Series B convertible preferred stock had been converted into common stock. The remaining 683,000 shares of Series B convertible preferred stock are convertible into 683,000 shares of Common Stock.

         In April 1999, the board of directors authorized the issuance of 500,000 shares of Series D convertible preferred stock. The Series D convertible preferred stock has a stated par value of $.001 per share and was initially convertible into 1,190,500 shares of the Company's common stock at the rate of $4.20 per share. As of December 31, 1999, the Company had sold an aggregate of 466,000 shares of Series D convertible preferred stock for $4,660,000 prior to the payment of $459,750 of preferred stock placement costs. In addition, the Company issued an aggregate of 700,000 common stock purchase warrants in connection with the sale of Series D convertible preferred stock. The Warrants, as adjusted, are exercisable at $6.30 per share of common stock for a two-year period for an aggregate of 70,000 shares. On July 15, 1999, the Company sold 34,000 shares of Series D convertible preferred stock for $340,000 to Diego Leiva, then Chairman of the Board. The purchase is evidenced by a recourse promissory note secured by a pledge of the securities. In January 2000, the conversion rate was adjusted so that the preferred stock converts into common stock at $2.00 per share. As of December 31, 1999 and May 12, 2000, $2,395,000 and $3,095,000 principal amount of Series D Convertible Preferred Stock, respectively, had been converted into common stock. The remaining $1,905,000 principal amount of Series D Convertible Preferred Stock is convertible into 952,500 shares of common stock.

         Due to the restructuring of the $9,900,000 short term notes the Company recorded an increase in additional paid-in-capital of $45,054,337 during 1999. We also recorded a charge on the beneficial conversion feature of the preferred stock of $25,170,000 associated with the issuance of preferred stock. Neither of these latter two charges used any cash of the Company.

         In June 1999, the Company elected to divest or terminate its long distance telephone services subsidiaries. PICK recorded a charge to retained earnings of $45,315,574, as the loss on the discontinuance and disposal of the long distance telephone services and prepaid calling card business. These charges did not affect cash. The Company entered into an agreement in September 1999 to divest itself of PICK Net, Inc. and PICK Net UK, PLC, both of which provided international long distance services to other carriers and resellers. The Company has terminated marketing and distributing of prepaid telephone calling cards through PICK US Inc. It plans to dissolve its PICK US, Inc. unit upon the termination of the liability due to the outstanding prepaid calling cards. On January 18, 2000, the Company completed the sale of the stock of the two PICK Net subsidiaries for nominal value and had a substantial portion of their liabilities assumed. However, in February 2000, the buyer of PICK Net defaulted on the payment obligations for which the Company has demanded payment. The operations of the Company are currently those of PICK Sat and PICK Online.

Material Changes in Cash Flows

         Cash decreased during 1999, by approximately $17,000. This decrease is attributable primarily to a decrease in cash used in operating activities of approximately $63,000 from $5,305,000 in l998 to $5,242,000 in l999, a decrease in cash provided by financing activities of approximately $2,532,000 from approximately $9,095,000 to $6,563,000, as described below, as well as a decrease in cash used in investing activity of approximately $2,477,000.

Cash Flows from Operating Activities

         Operating activities used approximately $5,242,000 in cash during 1999, compared with cash provided of approximately $5,305,000 for 1998. For 1999, the Company incurred a net loss of approximately $57,345,000, as compared to approximately $17,063,000 for 1998. The net loss for 1999 included a loss on disposal of discontinued operations of approximately $47,109,000. This loss of disposal included a non-cash debt restructuring charge of approximately $45,316,000 (See Note 5 of Notes to Consolidated Financial Statements) that related to the businesses being discontinued; the issuance of stock, options and warrants issued for services in the amount of approximately $3,680,000, none of which included a cash expense. The increased use of cash in operations in l999 also resulted from the Company's decreased sales in the prepaid calling card business under the Blackstone Agreement and sales of long distance services, which was partially offset by an increase in accounts payable and accrued expenses.

Cash Flows from Investing Activities

         The Company's capital expenditures of approximately $1,340,000 for 1999 decreased from $3,817,000 in 1998. This decrease is attributable primarily to the Company's delay in the development of the satellite-based Internet access, interactive multimedia structures for its PICK Sat and PICK Online subsidiaries.

Cash Flows from Financing Activities

         During 1999, the Company had net cash provided by financing activities of approximately $6,563,000, as compared to net cash provided by financing of approximately $9,095,000 for 1998. The proceeds are from the issuance of the Series B and Series D preferred stock and funds advanced on third party debt during 1999. The 1999 amounts were offset by loan repayments and costs attributable to the issuance of the preferred stock. Cash provided during l998 was primarily from funds advanced from third party debt, less debt repayments.

At December 31, 1998

         The Company's 1998 net loss of $17,063,309 generated negative cash flow from operations of $5,304,994 for 1998, compared with negative cash flow from operations of $419,672 for 1997.

         Due to the losses discussed above, the Company's working capital deficiency increased from $7,405,608 at December 31, 1997 to $14,569,842 at December 31, 1998 (an increase in the working capital deficiency of $7,164,234. The Company's net worth changed from a negative $7,093,114 at December 31, 1997 to a negative $20,351,879 at December 31, 1998 (an increase in negative net worth of $13,258,765).

         Current assets increased by $942,425 from December 31, 1997 to 1998, primarily due to increases in cash, accounts receivable, and prepaid expenses and other current assets. Current liabilities increased by $8,214,159 largely due to net increases in debt, accounts payable, deferred revenue and other current liabilities.

         As of December 31, 1998, the Company had committed approximately $690,000 to license computer software, payments for which will be due in 1999.

        The Company significantly increased its' capital spending in property and equipment to $3,817,153 in 1998 from $6,510 in 1997. These expenditures were to support the development of the Company's international long distance telephone and high speed broadband Internet service businesses.

         Between July 29 and September 8, 1998, the Company sold an aggregate of 99 Units in a bridge loan (the "July Bridge Loan") for gross proceeds of $9,900,000. A portion of the net proceeds of the July Bridge Loan was used to repay a $1,000,000 unsecured bridge loan incurred in April 1998 and a $575,000 bank loan which bore interest at 8% above the bank's prime rate. Upon repayment of the Bank Loan, the Bank released its security interest and a security interest on the Company's assets was filed on behalf of the investors in the July Bridge Loan. In November 1998, the interest rate of the July Bridge Loan was increased retroactively to 18% and the maturity date of the promissory notes evidencing the loan (the "Notes") was extended to April 27, 1999.

         All but $20,000 of the Noteholders consented to a restructuring (the "Restructuring") to amend their Notes (the "Amended Note"), for which the Company has agreed to allow each consenting Noteholder to (a) exchange one-tenth of a share of common stock for each warrant issued in connection with the original issuance of the Notes, and (b) either receive one share of common stock for every ten dollars principal amount of Notes amended, or alternatively elect to have the conversion price of the Amended Note reset to $5.00 per share. The conversion price of the Amended Notes was adjusted in January 2000 from $10.00 to $5.00 per share. Commonwealth, and/or its designees, as agent for the Noteholders, were paid 200,000 shares, plus warrants exercisable at $13.75 per share to purchase 50,000 shares, and the exercise price of warrants previously issued to Commonwealth was reduced from $5.00 to $1.00 per share.

         The maturity date of the Amended Notes is April 27, 2002. The Company has the option to extend the maturity date for one additional year, in which event the Conversion Price shall be subject to adjustment, to 50% of the then average closing bid price of the Common Stock.

         The Amended Notes shall be automatically converted into shares of common stock in the event that the closing bid price for the common stock has exceeded $15.00 per share for 20 consecutive trading days. Commonwealth shall be entitled to designate one nominee to the Board and the Noteholders have the right to nominate one person to a reconstructed Board consisting of a majority of independent directors.

         During March 1999, the Company authorized the issuance of Series B and Series D convertible preferred stock totaling 2,500,000 shares. The Series B Convertible Preferred Stock has a liquidation preference of $1.00 per share and is convertible into shares of common stock at the rate of $1.00 per share. During March and April 1999, the Company sold $1,871,000 of Series B Convertible Preferred Stock convertible into 1,871,000 shares of common stock. The Series D Convertible Preferred Stock has a liquidation preference of $10.00 per share and was initially convertible into shares of common stock at the rate of $4.20 per share and is currently convertible at $2.00 per share. Commencing in April 1999, the Company sold $5,000,000 of Series D Convertible Preferred Stock convertible along with warrants to purchase 70,000 shares of Common Stock.

                              CHANGE IN ACCOUNTANTS

         Effective September 17, 1998, Goldstein Golub Kessler LLP ("GGK") were engaged as the Company's independent accountants for the 1998 and 1999 fiscal years. The change in the independent accountants has been approved by the Company's Board of Directors. Upon the engagement of GGK, the Company dismissed Durland & Company, CPAs, P.A. (the "Former Accountants"), its independent accountant for the years ended December 31, 1996 and 1997. The Company had no disagreements with its current and former accountants on accounting and financial disclosures.

                                    BUSINESS

         PICK Communications Corp. ("PICK" or the "Company") was incorporated in April 1984 under the laws of the State of Utah as S.T.V., Inc. In February 1986, the Company changed its name to Adolphus Companies, Inc. and to Prime International Products Inc. ("Prime") in May 1988. Prime ceased operations in late 1990. In July 1995, Prime changed its state of organization from Utah to Nevada. On September l2, 1995, Prime executed a Stock Purchase Agreement to exchange 16,500,000 shares of Prime's common stock for all of the common stock and warrants of Public Info/Comm. Kiosk, Inc. ("Kiosk"), which made Kiosk a subsidiary of Prime. Kiosk was incorporated under the laws of New Jersey in August 1992. Prime changed its name to PICK Communications Corp. in December 1995. Unless otherwise indicated, all references to "the Company" or "PICK" hereinafter include the business and operations of Kiosk prior to the September 12, 1995 transaction and the combined companies thereafter. The transaction was a reverse acquisition accounted for as a re-capitalization of Kiosk. On July 6, 1999, the Board of Directors authorized a one-for-ten reverse split to holders of record on July 23, 1999.

         The Company currently has two active subsidiaries, PICK Sat, Inc., incorporated under the laws of Florida in December 1997 and PICK Online.Com Inc., incorporated under the laws of Florida in March 1999. PICK Sat and PICK Online are both developing companies. The Company's current focus is our PICK Sat subsidiary which has just begun commercial operations. PICK Sat has developed satellite-based, broadband Internet services. PICK Sat is marketing its services to media companies, large corporations, cable companies, Internet Service Providers ("ISPs") and end-users. PICK Sat is focusing its initial marketing efforts in certain areas of the United States and Latin America, where PICK Sat's services have a greater cost advantage due to the higher costs of terrestrial Internet service in those areas.

Satellite Delivered Internet Services

         PICK Sat has developed an Internet delivery platform that leverages the inherent benefits of satellite transmission. The PICK Sat platform is an open-platform capable of transmitting unicast and multicast Internet data. Unicast data transmission is Internet traffic direct to a single user and is the traditional Internet transmission methodology. PICK Sat combines it with a satellite broadcast to rapidly deploy broadband Internet services at cost effective prices. Multicast transmission is Internet traffic that can be received by more than one user at the same time. This makes it well suited for the delivery of streaming media including radio and video, music, and software downloads.

         PICK Sat's technologies, which were achieved in collaboration with Microsoft, Phillips, Harmonic Data, and other partners, also allows for the delivery of data via satellite directly to routers on the Internet, instead of moving the data over terrestrial links that exist between these routers.

         PICK Sat will market PICK Sat services initially in certain areas in Latin America, as well as certain ex-urban areas of the United States. PICK Sat services include Fuego(TM), a broad-based Internet access designed for home use through existing cable television operations. The initial primary market penetration will be to cable, both coaxial and wireless, and TV operators who wish to deploy broadband Internet access to their customers as a value added product. Sky Relay(TM) services will provide bandwidth Internet services to local-area networks (LANS), Internet Service Providers ("ISPs"), corporations, telephone companies and other users of Internet services. PICK Sat's SkyRelay service was first demonstrated live in the GlobalXchange/Telia booth at Comdex '99 in Miami last September. SkyRelay is a cost-effective, satellite-delivered, high-speed Internet solution. GlobalXchange was PICK Sat's first reseller of the SkyRelay product, which is targeted to ISPs, corporations, government agencies, schools, hotels and other users throughout Latin America and the Caribbean, and users in the United States where land lines for high-speed Internet access are either costly or unavailable. Further, there is also a shortage of adequate backbone facilities in Latin America. This results in slow speeds, poor transmission quality and high prices to end users. PICK Sat will collect per subscriber fees or fixed monthly site charges from cable companies, ISPs and other network services companies who use PICK Sat for Internet service.

         PICK Sat multicast services are well suited for distance learning applications, intra-company video events and large file transfers for enterprises with multiple sites or remote customers. These applications are designed to leverage the inherent advantages that satellites bring to the simultaneous transmission of a message or images to a geographically dispersed audience. PICK Sat will charge one-time and recurring monthly charges to commercial distance learning customers and file-transfer customers.

         Until the completion of funding in May 2000, PICK Sat was unable to complete its' Network Operating Center ("NOC"). PICK Sat is operating out of temporary facilities in Miami, Florida and is expected to be headquartered in a 13,000 sq. ft. facility in Miami, FL at Koger Park, where an advanced NOC is currently under construction. This facility will provide ample room for expansion and anticipated customer transmission requirements. Additionally, a satellite broadcast dish farm may be constructed next to the building.

         In connection with the commitment for the $10 million PICK Sat financing in May 2000, an independent Board of Directors and new management were hired by PICK Sat. The financing is to commercialize PICK Sat's operations which the Company was unable to fund previously. See "Management".

         PICK Sat presently offers customers four different types of service: broadband Internet service, asymmetric Internet backbone services, data delivery services, and video broadcast services. Broadband Internet service allows cable TV operators to deploy high speed Internet service to their customers on a cost effective, turnkey, basis. Internet backbone services allow users requiring commercial amounts of bandwidth who are located in geographic regions of high Internet connectivity cost, a cost effective alternative for additional bandwidth requirements. Data delivery services allow for the simultaneous distribution of data, video, audio and multimedia files, to single users or groups of users over a geographically dispersed area. Broadcast delivery services allow for the delivery of real time audio and video feeds to single users or groups of users also over a geographically dispersed area.

Initial Customers

         The PICK Sat system provides real time multicast file delivery via satellite and has accomplished its intended near term goal of true wide band broadcast satellite distribution ability. As such, PICK Sat's first customer, Cadena Latinoamericana de Television, Inc. ("CLT"), is an owner and distributor of Spanish-language video programming. CLT will utilize a PICK Sat service to transmit video content in Internet Protocol (IP) format to cable networks and broadcast television stations in Latin America. CLT is currently using courier services to send more than 20,000 Betacam cassettes a year to its affiliates. CLT, using the PICK Sat service, will now transmit video files to affiliate stations who will receive the files via satellite dish, store them on a server, and decode them into Betacam format as needed for local playout. An agreement between the parties has been terminated and the parties are negotiating a new contract.

         Between August and October and October 1999, PICK Sat entered into Internet Distribution Agreements with four cable television companies located in Mexico. These Mexican cable contracts are for PICK Sat to provide its Fuego broad-band Internet access on an exclusive basis to the cable companies' facilities which will permit the cable companies to provide Internet access to their end-user customers. PICK Sat is to provide Internet access by means of the PICK Sat Internet Protocol satellite delivery platform or substantially equal or better Internet access.

         PICK Sat and the cable companies have been testing the equipment and making installations, however, PICK Sat was without adequate funds to implement the contracts on a larger scale. PICK Sat has started receiving the necessary funds to be able to commercialize its services and expects to invoice its first customers in or about August 2000. The agreements are for five years with renewal provisions.

         In addition to the services previously described, PICK Sat has identified business models which includes: institutional and corporate distance learning; push technology hosting; news group caching; web page caching; and secured corporate data file distribution and replication. All of these products can utilize the same operating platform, personal and technology as PICK Sat's currently deployed products. Deployment of these products would be subject to the refinement of the technology, the development of implementation procedures, the establishment of product pricing and the raising of additional funds to launch marketing efforts.

         Demand for multicast services that can be provided by the PICK Sat platform continues to grow as margin conscious distributors and media content companies search for cost effective solutions to deliver greater amounts of bandwidth data. Based on Management's knowledge of the industry, PICK Sat believes it will be able to begin servicing content providers including PICK Online.Com.

         In June 1998, PICK Sat entered into agreements for hardware with Philips Digital Video Systems Company ("Philips") and software with Microsoft Corporation ("Microsoft") for the above-described broadband interactive service. Pursuant to the Company's strategic agreement with Philips, the Company obtained the right to use the Philips Clevercast(TM) end-to-end data broadcasting system and the Philips PC-DVB Digital Receiver Cards designed to be installed into all modern multimedia PCs and to be integrated into PC software via the Windows 95, 98 and NT features. This will allow PC desktop users to receive satellite transmissions of digital data, television audio, high speed Internet, E-commerce and other multimedia applications. Microsoft provided software solutions to support PICK Sat's services. This is expected to be among the first satellite interactive platforms that will use the complete range of Microsoft's server software solutions. The Company's Commitment to Cooperate with Microsoft provides for Microsoft to license certain equipment and provide technical support, consulting services, know-how and training to the Company for three years in exchange for a license fee with an initial platform license fee and monthly fees based on usage. Microsoft may terminate the commitment to cooperate as the Company is in default of payments to Microsoft and if the Company does not have a certain amount of subscribers after two years of commercial operation.

         PICK Online.Com

         PICK Online.Com, a wholly-owned subsidiary, is a multi-media content aggregator and delivery provider of audio and video streaming content (broadcasts) for ISPs and broadband networks. PICK Online.Com's primary service is PICK Radio with more than 850 radio stations worldwide. Utilizing the PICK Sat platform, PICK Online intends to deliver its content to the "Edge of the Internet". PICK Sat will provide the satellite-based platform for PICK Online.Com and will contract for, assemble and broadcast live streams of audio and video from broadcast radio stations, broadcast TV stations and other streaming content from anywhere in the world. The Company intends to concentrate corporate resources first on PICK Sat as funds become available and then fund the operations of PICK Online.Com.

         PICK Online.Com's initial goal is to offer radio and later TV stations, the ability to reach an audience as IP Multicasting was intended to, but in a more effective and economical way. Multicasting is a method of disseminating an audio or video Internet media stream that is normally made available from a source to a single end user and instead making it available to an unlimited number of end users.

         Through the use of the PICK Sat platform, PICK Online.Com intends to present a common sense solution to bringing audio and video streaming to ISPs and broadband networks such as Cable Modem and Asynchronous Digital Service Line ("DSL) service providers. Later goals are to further utilize the PICK Sat platform to provide Internet access and other IP services direct to office and to home.

         Microsoft has been a critical resource in the development of the PICK Sat platform and PICK Online.Com. Contributions have included migration of Microsoft Windows NT Server, Microsoft Commercial Internet Server (MCIS) and the Windows Media Technology onto the PICK Sat platform.

         PICK Online.Com will have the ability to deliver IP data directly to ISPs, LANs, Broadband networks and any other IP end user "node" at the Edge of the Internet. PICK Online.Com is intended to be the portal for end users to access multicast radio and TV streaming content. The service will use Microsoft Media Server to encode signals and multicast them efficiently to Internet Edge points. End users will be able to listen to or watch a stream via their ISP or Broadband provided through their Microsoft browser not knowing that the stream is multicast and delivered via satellite.

         Terrestrial technology using increasing quantities of the Internet backbone has been available for some time, but has only been implemented in a relatively small number of locations. To work properly, terrestrial multicasting requires Internet-wide implementation which is both costly and time consuming. PICK Online.Com "leapfrogs" the Internet infrastructure and delivers streaming content directly to the Edge of the Internet. This not only gets the streams there with higher quality, but also without using any of the provider's expensive and limited backbone bandwidth.

Customers, Sales and Marketing

         PICK Sat commenced its marketing efforts in March 1999 on a limited basis, however, it was without funds to continue until the Spring of 2000. PICK Sat is marketing to companies that transmit large amounts of data (including video) to multiple locations, including television broadcasters and programmers, corporations and other institutions, and to ISPs and cable television companies with existing subscriber bases for the delivery of "customer specific content" to such customer's end users. PICK Sat believes that this strategy will enable it to market to a broader base of clients and gain subscribers without the high costs of direct sales, while retaining its primary focus, service delivery. As such, a necessary client base will include content providers whose products can be bundled for distribution through PICK Sat's ISP and cable television clients or directly to offices and homes. This approach enables PICK Sat to negotiate with clients on a global basis. For example, European content providers wishing to deliver content to South and Central America, can do so through PICK Sat's contracts with South and Central American ISPs and cable television companies. Both clients benefit since the content provider broadens its base of distribution and the cable Company enhances the quality and volume of end user choices. In addition, PICK Sat will market to corporations looking to broadcast presentations and training courses to their locations worldwide.

         PICK Online.Com intends to market its service first to radio stations already hosted on the Internet. Full marketing activities will not commence, however, until after PICK Sat has available sufficient funds for marketing and sales. PICK Online.Com does not initially charge radio stations for them to participate. For ISPs, an initial number of reception cards and dishes will be given away with no charge for service until a predetermined number of radio stations becomes available.

         Media-rich banner advertising opportunities on the Internet will exist for both PICK Online.Com and its affiliate broadcasters and IP service providers. Banners for local ads will alternate with national ads at both the PICK Online.Com home page, as well as www.pickradio.com radio station page.

         Banner space on the PICK Online.Com home page will be allocated for local area ISP sales while radio station (destination) banners will be allocated for radio station ad sales. Advertising space will be made available on consignment with a share of the revenue going to PICK Online.Com. It is expected that PICK Online.Com will sell banner space on both pages and charge for creation and insertion of banners.

         Once there is an established network of Internet Edge providers, PICK Online.Com will be able to offer one-to-many closed circuit broadcasts of audio and video for teleconferencing distant education, pay-per-view events or other multicast applications.

         In addition to aggregating radio stations and later TV stations for broadcasting through its Web site portal, PICK Online.Com seeks to partner with other important content providers to have them see the benefit of making their content available on PICK Online.Com. Microsoft has recognized the potential of PICK Online.Com as a link to its new Internet Explorer 5.0 browser. Microsoft Windows Media Server and Player are integral parts of PICK Online.Com services.

         Through December 31, 1999, all of the Company's sales were derived from its international long distance telecommunications services. In 1999, approximately 40%, 19% and 13% of the Company's sales were from three customers, Blackstone Calling Card, Inc., IDT Corporation and World Access. Blackstone and IDT accounted for approximately 72% and 10% of the Company's sales in 1998. In 1997, approximately 19% and 13% of the Company's sales were derived from two customers, Trescom and DC Communications Corp.

Competition

         The Internet services business is highly competitive and there are few significant barriers to entry. Currently, the Company competes with a number of national and local ISPs. In addition, a number of multinational corporations, including giant communications carriers such as AT&T, MCI/Worldcom, Sprint and some of the regional Bell operating companies, are offering Internet access or on-line services. The Company also faces significant competition from Internet access consolidators and from on-line service firms such as America Online
(AOL), CompuServe, and Prodigy. The Company believes that new competitors which may include computer software and services, telephone, media, publishing, cable television and other companies, are likely to enter the on-line services market.

         In addition, PICK Sat believes that the Internet service and on-line service businesses will further consolidate in the future, which could result in increased price and other competition in the industry and adversely impact PICK Sat. A number of on-line services have lowered their monthly service fees, which may cause PICK Sat to lower its monthly fees in order to compete.

         PICK Sat believes that the primary competitive factors among Internet access providers are price, customer support, technical expertise, local presence in a market, ease of use, variety of value-added services and reliability. PICK Sat believes it will be able to compete favorably in these areas. PICK Sat's success in the high-speed Internet market will depend heavily upon its ability to provide high quality Internet connectivity and value-added Internet services targeted in select markets. Other factors that will affect PICK Sat's success in these markets include PICK Sat's continued ability to attract additional experienced marketing, sales and management talent, and the expansion of support, training and field service capabilities.

         PICK Online.Com expects to be able to market its services to radio and TV stations who want to reach large Internet audiences and by IP service providers who are experiencing backbone bandwidth limitation and are not able to deliver good quality streaming due to increased usage by their subscribers to streaming media services. The Company is not aware of any other company today that can offer streaming services to any ISPs and, in turn, to end users in the same manner as PICK Online.Com. The company that has been the most successful in providing streaming services is Broadcast.com. This operator has well over 800 radio and TV streams available through its Web site and uses terrestrial IP multicasting over the Internet. However, Broadcast.com multicasts to only a limited number of member ISPs and through private land line connections. Part of Broadcast.com's strength has been in using its private terrestrial infrastructure to sell other specialized high margin services such as teleconferencing, pay-per view and other types of Web events. Another strength is its signing of hundreds of exclusive content agreements with broadcasters, sports teams and a number of music and audio CDs.

         PICK Online.Com's major strength is its ability to send its multicast signal to an unlimited number of ISPs almost immediately and at a low cost. There are hundreds of radio and TV stations that are not on Broadcast.com or even on the Internet at all. More streams to more

Edge of the Internet sites and the ability to roll out quickly are all factors in how PICK Online.Com will compete against Broadcast.com. Many of the Company's competitors possess financial resources significantly greater than those of the Company and, accordingly, could initiate and support prolonged price competition to gain market share. If significant price competition were to develop, the Company might be forced to lower its prices, possibly for a protracted period, which would have a material adverse effect on its financial condition and results of operations and could threaten its economic viability.

Patents and Trademarks

         The Company has obtained or applied for trademark registrations for the name PICK and of each of its subsidiaries. The Company and a non-affiliate are joint owners of a patent on the technology for a microprocessor-controlled prepaid cellular telephone system, which has not been marketed by the Company.

Government Regulation

          The Company is subject to regulations administered by the Occupational Safety and Health Administration, various state agencies and county and local authorities acting in cooperation with federal and state authorities. The extensive regulatory framework imposes significant compliance burdens and risks on the Company. Governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions or impose civil and criminal fines in the case of violations.

Discontinued Operations

         On June 23, 1999, the Company's Board of Directors voted to sell or discontinue the long distance telephone service portion of its business to focus on the Internet services portion of its business. The Company terminated marketing and distribution of prepaid telephone calling cards through PICK US, Inc. The Company entered into a definitive agreement on September 13, 1999, as described below, to sell the stock of PICK Net Inc. and PICK Net UK PLC (collectively "PICK Net"), both of which provided international long distance services to other carriers and resellers, for nominal value, and have up to approximately $10.7 million of their liabilities assumed including capitalized leases. The sale of PICK Net occurred on January 18, 2000. In February 2000, the buyer defaulted under the agreements and discontinued operating PICK NET. The Company still has contingent liabilities of approximately $4.6 million of indebtedness which was assumed as part of the sale of PICK Net. The contingent liabilities described below primarily include: (a) a promissory note in the principal amount of $2,000,000 payable to IDT Corporation by May 2001 and (b) approximately $2.1 million of indebtedness to Atlantic Tele-Network Inc. incurred by PICK Sat and PICK Net. The Company retained the contingent liabilities of its discontinued operations on its financial statements. As of December 31, 1999, the Company had approximately an additional $19 million of indebtedness of its own, plus accrued interest at 12% per annum including $9.9 of Senior Secured Notes due April 2002 and exclusive of discontinued operations.

         On September 17, 1999, PICK agreed to sell PICK Net Inc. and PICK Net UK PLC (collectively, ("PICK Net"), both wholly-owned subsidiaries of the Registrant, to Lebow Investments Ltd. ("Lebow"), pursuant to a Stock Purchase Agreement (the "SPA") dated as of September 13, 1999. Pursuant to the SPA, Lebow agreed to purchase all of the outstanding capital stock of PICK Net from the Registrant for $2.00 in cash and assume up to approximately $10.6 million in liabilities owed to vendors and creditors of PICK Net, plus up to $95,000 in potential liabilities to AT&T as a result of arbitration proceedings. Lebow agreed to be financially responsible for PICK Net. PICK Net borrowed an aggregate principal amount of $1,548,000 with interest thereon to continue operations. The loans are evidenced by a promissory note dated September 13, 1999, in the aggregate amount of $5,000,000 pursuant to a Discretionary Credit Agreement between PICK Net and Atlantic Tele-Network Inc. ("ATN"). This indebtedness was guaranteed by PICK Sat and secured by certain assets of PICK Sat. Subject to closing under the SPA, Lebow granted to ATN the PICK Net Option to purchase from Lebow all of the outstanding capital stock of PICK Net.

         On September 17, 1999, PICK, PICK Sat, and ATN entered into a PICK Sat Option Agreement (the "Option Agreement") dated as of September 13, 1999. Pursuant to the Option Agreement, PICK Sat granted to ATN an option to sell them up to 19.9% of the common stock of PICK Sat for $8 million, with an option to acquire an additional 31.1% for an additional $15 million payable either in (i) 500,000 shares of ATN common stock or (ii) a combination of $15 million in cash and ATN common stock, whichever produces the higher value at the time of exercise of the option. PICK Sat obtained interim loans in the amount of $476,000 from ATN for its operating expenses.

         On November 4, 1999, ATN notified the Company of its intention not to exercise its option to purchase PICK Net and demanded repayment of loans to PICK Net and PICK Sat in the amount of approximately $2.1 million by February 5, 2000. ATN also indicated that it would not exercise its option to acquire PICK Sat at the time when it told the Company it would not acquire PICK Net. The parties entered into a standstill agreement which expired on May 3, 2000. The loans have not been repaid and the Company is continuing negotiations with ATN as to the terms of their repayment.

         In late 1997, the Company entered into a reciprocal telecommunications agreement for international long distance multimedia telecommunication in Africa, the Middle East and Asia, via satellite, with Gulfsat Communications Company ("Gulfsat"), a Kuwait based satellite telecommunications firm primarily engaged in providing VSAT (Very Small Aperture Terminal) solutions world wide, which agreement, as amended in March 1998, terminates on February 28, 2003. However, the Company required additional financing, which was not then available, to increase its ability to capitalize on the Gulfsat agreement and the Company believed there were better opportunities available for PICK Sat.

         On January 18, 2000, the SPA was amended to reduce the aggregate liabilities assumed by Lebow to approximately $10.7 million including capitalized leases. Included in these liabilities was all of the above-disclosed indebtedness of PICK Net and PICK Sat to ATN in the aggregate amount of approximately $2.1 million. Simultaneously, Gulfsat purchased all of the Common Stock of Lebow, a British Virgin Islands corporation, for nominal consideration. ATN terminated its PICK Sat Option and received five year warrants to purchase one million shares of PICK at $2.00 per share. Gulfsat was granted five-year warrants to purchase 2% of the issued and outstanding Common Stock of PICK Sat plus all then outstanding derivative securities of PICK Sat. These warrants are exercisable at 50% of the initial public offering price or private placement resulting in a change of control of PICK Sat if such event occurs on or before December 31, 2000, or otherwise for an aggregate purchase price of $370,000.

         Following the closing of the sale of PICK Net on January 18, 2000, Gulfsat continued to fund the operations of PICK Net. Gulfsat paid approximately $225,000 and $283,000 in cash to PICK Net as of December 31, 1999 and February 29, 2000, respectively, to pay indebtedness and working capital of PICK Net. Gulfsat also made circuits available to customers of PICK Net with a value of approximately $630,000. Gulfsat subsequently advised PICK that it will no longer fund the obligations of PICK Net. In May 2000, PICK demanded compliance by Lebow and Gulfsat of their obligations under the SPA, has attempted to negotiate a settlement and will pursue appropriate legal action if these demands are not satisfied.

         In late 1996, the Company entered into a reciprocal telecommunications agreement with IDT Corporation ("IDT"), one of the Company's customers/carriers. Under the agreement, IDT agreed to purchase certain telecommunication services from the Company, and the Company agreed to purchase certain telecommunications services from IDT. Pursuant to the agreement, IDT loaned the Company $2,000,000 in working capital financing for one year, which matured on February 9, 1999. The Company and IDT reached an agreement to execute a new six-month note executed by PICK Net in the principal amount of $2,000,000 plus accrued interest and guaranteed by PICK. The Company agreed to issue to IDT 40,000 shares of PICK's common stock in exchange for IDT's warrants to purchase 40,000 shares of PICK's common stock, which shall be canceled upon such delivery, plus a restructuring fee of 50,000 shares of PICK common stock. The Company also agreed to pay $250,000 upon the earlier to occur of 30 days from the date of execution of the agreement or the completion of additional financing for at least $5 million for PICK and shall make six monthly principal payments of $25,000 each on the last business day of each month following the issue date of this Note, beginning on December 31, 1999. In the event PICK elects to exercise its option to extend the maturity date of the Note from six months to three years, it shall deliver to IDT $375,000, payable in immediately available funds or, at the option of PICK, 37,500 shares of PICK's Common Stock. Thereafter, PICK agreed to pay IDT in addition to the initial six payments of $25,000 each, $100,000 per month for 6 months, and six payments of $200,000 each in months 13-18 and the final payment of principal and interest in the 19th month. Interest is payable monthly at 9% per annum and the Note will be pre-paid pro rata in the event the Company prepays any indebtedness over $2 million including the July 1998 Bridge Notes, as amended. The Note will automatically convert into common stock at $10.00 per share if the average price of the Company's common stock exceeds $15.00 per share for at least 20 consecutive days. All shares of common stock issued or issuable to IDT have been registered with the SEC. IDT notified PICK Net of its alleged default under the Note and on January 18, 2000, a Modification Agreement was signed whereby the maturity date of the Note was extended until May 15, 2001. IDT refrained from commencing a lawsuit to seek repayment as long as PICK Net complied with the obligations under the letter agreement and no materially adverse event covering PICK Net occurred. The failure of Lebow to continue to fund PICK Net's obligations may be deemed to be a material adverse event, however no action has been taken. The principal amount due to IDT was reduced by $114,000 and an additional $76,000 as of December 31, 1999 and January 31, 2000, respectively, for time purchased by PICK Net from IDT.

Employees

         As of October 25, 2000, the Company had one full-time employee, Helge Bornmann, its President, Chief Executive Officer and Chief Financial Officer. Its subsidiaries, PICK Online and PICK Sat, employed 21 full-time employees and also employed independent contractors for various purposes. As of December 31, 1999, the Company had employed a total of 27 full-time employees. See "Management - Executive Compensation." The employees are not represented by a labor union, and the Company believes that its employee relations are excellent.

Properties

         PICK Sat has signed a lease for its new facilities at 5255 N.W. 87th Avenue, First Floor, Miami, FL 33178. The lease as amended, is for approximately 13,280 square feet and expires on February 28, 2004. The rent is as follows:
$6,441 per month from November 1, 1998 to November 30, 1998; $12,883 per month from December 1, 1998 to December 31, 1999; $16,600 per month from January 1, 2000 to February 28, 2000; $17,098 per month from March 1, 2000 to February 28, 2001; $17,611 from March 1, 2001 to February 28, 2002; $18,139 per month from
March 1, 2002 to February 28, 2003; $18,683 per month from March 1, 2003 to February 28, 2004.

         PICK Sat currently occupies approximately 2,000 square feet of office space at 5225-55 N.W. 87th Avenue, First Floor, Miami, Florida 33178. It occupies this space under a sublease from a non-affiliated tenant at a monthly rental of $5,325 at December 31, 1999. PICK Sat and its subsidiary is expected to move into its new facility described in the prior paragraph.

         In July, 2000, Pick Sat signed a lease for office space at 191
Post Road, Westport, Connecticut 06880. The lease is for approximately 200 square feet of office space at a monthly rental of $1,000. The lease expires December 31, 2000.

Legal Proceedings

         Other than the following lawsuits, the Company is not a party to any material legal proceedings. In February 1997, the Company commenced a mediation action against AT&T seeking $10 million in damages for breach of contract and fraudulent inducement and malicious conduct under a carrier agreement (the "Carrier Agreement") entered into in February 1996. The Company contracted with AT&T under the Carrier Agreement for inbound 800 service and outbound domestic and international long distance service. On November 5, 1997, the Company filed for arbitration proceedings against AT&T and sued for $5 million. In October 1999, the arbitrator found that AT&T was entitled to the gross claim of $1,776,000 minus credits found in the Company's favor of $399,000 for a net amount of $1,376,447 plus 9% interest per annum since January 31, 1997. A liability of $1,100,000 is included in the discontinued operations which the Company sold in January 2000. However, the Company remains contingently liable for the judgment and is without the funds to satisfy the judgment. AT&T converted the arbitration award into a judgment and attempted to enforce the judgment and seize assets of the Company. Unless the Company is able to negotiate payment over an extended period of time, this amount could force the Company into curtailing its operations or seeking protection under the bankruptcy laws.

         On or about March 15, 1999, Worldcom Network Services, Inc., d/b/a Wiltel, commenced a lawsuit against the Company in the United States District Court, Southern District of New York demanding a judgment in the amount of $1,177,734 and interest at 18% per annum plus costs and expenses. The plaintiff alleged that the Company failed to pay for telecommunications services provided. On April 15, 1999, as amended on July 27, 1999, The Company and Worldcom entered into a Settlement Agreement, under which the Company agreed to pay Worldcom $1,256,622 (the "Settlement") in exchange for a full and complete settlement of Worldcom's lawsuit against the Company. The Company agreed to pay the Settlement with interest at 16% per annum on or before January 16, 2001, as extended, and for Worldcom to discontinue, without prejudice, the legal proceedings until such date. The Company agreed to pay Worldcom a 100,000 share restructuring fee which shares have been registered with the SEC as part of this registration statement.

         In July 1999, L.D. Exchange.com, Inc., a vendor of PICK Net, commenced arbitration proceedings against PICK Net before the American Arbitration Association ("AAA") in San Diego, California, alleging breach of contract. These proceedings involve the alleged nonpayment of between $250,000 and $500,000. At December 3, 1999, the Company's current liabilities included approximately $266,000 payable to L.D. Exchange. com, Inc. at the time PICK Net was sold. The Company notified its AAA that the matter did not involve its Company. By letter dated August 14, 2000, the Company has been notified that arbitration had been withdrawn.

         On March 27, 2000, Telecom Management Resources, Inc. (as successor to International Career Information, Inc.), a vendor of PICK Net, commenced a lawsuit against the Company and PICK Net in the Superior Court of New Jersey, Law Division, Hudson County. The complaint involved the alleged non-payment of $58,220 under a Facilities Management Service Agreement and $50,400 for additional payments under an acceleration provision plus interest. The Company answered and denied the charges and raised affirmative defenses including the fact that the liability was assigned to PICK Net with the consent of the plaintiff and then PICK Net was sold. The parties reached an agreement which had been properly recorded for at June 30, 2000, to settle the lawsuit.

                                  MANAGEMENT

                  The following table sets forth the names, ages and positions with the Company as of date of this prospectus of all of the executive officers of the Company and its principal subsidiaries and the sole director of the Company. Also set forth below is information as to the principal occupation and background for each named person in the table.

         Name                Age      Position
         ----                ---      --------

         Helge Bornmann      44       Chairman of the Board, President and Chief
                                      of PICK Sat

         Wolkgang Wacker     53       President and Chief Executive Officer of
                                      PICK Sat

         Helge Bornmann has served as Chairman of the Board, CEO and President of the Company since September 1, 2000. From January 1997 to May 2000, Mr. Bornmann was involved in the restructuring of the Ukrainian pipe industry, and then being appointed Managing Director of the responsible company SEPCO GmbH in February 1998 until May 2000. Prior to that he founded TubiTec in November 1989, which assisted marketing United States Steel tubulars on a worldwide basis. Mr. Bornmann began his professional career in 1976 with Salzgitter GmbH, a German industrial group in the steel industry, working in Mexico from 1977 to 1982. He was then employed by Sairex GmbH commencing in May 1983, a German based pipe company, managing offices in the United States, Switzerland and Singapore until October 1989.

         Wolfgang Wacker has served as President and Chief Executive Officer of PICK Sat since May 23, 2000 and as Interim CEO from March 14, 2000 until May 23, 2000. He is also serving as a director of PICK Sat since May 16, 2000. Since 1996, Mr. Wacker has been a consultant under SEPCO GmbH, Germany, to restructure the Ukrainian pipe industry and was responsible for setting up an international sales and marketing organization. From 1992 to 1996, Mr. Wacker was a consultant for United States Steel Corp. in charge of international marketing and sales of tubular pipes, and also served as Managing Director of Metallia Tubulars.

         Pursuant to the terms of the April 1999 Restructuring Agreement with Commonwealth Associates, the Board of Directors of the Company is to be restructured to consist of a majority of independent directors. The proposed board was to be Diego Leiva, then Chairman of the Board, two existing independent directors, a new Chief Executive Officer, one designee of Commonwealth Associates, one designee of the July 1998 Bridge Loan Noteholders and one other independent director. Subsequently, Tri-Links Investment Trust ("Tri-Links") purchased Series D Convertible Stock from the Company and obtained the right to designate a nominee to the Board or an observer who has the right to attend and observe at all Board Meetings prior to his actually joining the Board. To date, none of these persons have joined the Board of Directors. Tri-Links subsequently received the right to nominate four additional directors pursuant to the terms of its November 1999 Bridge Loan, two of which nominees Tri-Links assigned to its co- lenders. See "Certain Relationships and Related Transactions."

Compliance with Section 16 of the Exchange Act

         Pursuant to Section 16 of the Exchange Act, the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's common stock, par value $0.01 ("Common Stock") or warrants are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is aware of the following failures to file reports, or report transactions in a timely manner, during the Company's fiscal year ended December 31, 1999.

         On May 18, 1999, Alberto M. Delgado, a former Director of the Company, filed a Form 4 relating to the purchase of the Company's Series B Convertible Preferred Stock by P.A.M.D. Investors, of which he is a principal, in April 1999. Also in May 1999, Mr. Delgado filed a Form 4 for the grant of 50,000 options to purchase the Company's Common Stock to Final Age Corp., of which he is a principal, in March 1999.

         In August 1999, Henry Ewen, a former officer of the Company, filed a Form 4 relating to the grant to him of 15,000 options to purchase the Company's Common Stock in June 1999. In December 1999, Mr. Ewen filed a Form 4 relating to the grant of 16,500 replacement options to purchase the Company's Common Stock in September 1999.

         In December 1999, Diego Leiva, the former Chairman of the Board of the Company, filed a Form 4 relating to the grant of 250,000 options to purchase the Company's Common Stock in January 1999.

         On May 18, 1999, Ricardo Maranon, a former Director of the Company, filed a Form 4 relating to the purchase of the Company's Series B Convertible Preferred Stock in April 1999. Also in May 1999, Mr. Maranon filed a From 4 for the grant of 50,000 options to purchase the Company's Common Stock to Mother of Three, Inc., of which he is a principal, in March 1999.

         In November 1999, Mario Pino, former president of PICK Sat, Inc., filed a Form 4 relating to the Company's reverse stock split effective in September 1999.

         In August 1999, Robert R. Sams filed a Form 4 relating to his exercise of Options to purchase Common Stock of the Company. On May 18, 1999, Mr. Sams filed a Form 4 relating to the purchase of the Company's Series B Convertible Preferred Stock by Saicol Limited, of which he is a principal, in April 1999. Also in May 1999, Mr. Sams filed a Form 4 for the grant of 50,000 options to purchase the Company's Common Stock to Saicol Limited.

         On May 20, 1999, John Tydeman, a former director of the Company, filed a Form 4 relating to the purchase of the Company's Series B Convertible Preferred Stock by Dolphin Media Group, of which he is a principal, in April 1999. Also in May 1999, Mr. Tydeman filed a Form 4 for the grant of 50,000 options to purchase the Company's Common Stock to Dolphin Media Group.

Executive Compensation

Summary Compensation Table

         The following table sets forth all compensation awarded to, earned by, or paid to the executive officers named therein for all services rendered to the Company during the three fiscal years ending December 31, 1999. No other executive officers of the company received total compensation in excess of $100,000 during any of the last three years:

                                                Annual Compensation
                                                --------------------                                    Shares
Name and                                                                                              Underlying
Positions                                       Year             Salary ($)            Bonus         Stock Options
---------                                       ----             ----------            -----         -------------
Diego Leiva                                     1999           $ 278,000  (1)           -0-                 -0-
   Chief Executive Officer                      1998             162,500             15,201              275,000
   and Chairman                                 1997             150,000                -0-               75,000   (2)
   of the Board of Directors(1)

Thomas M. Malone                                1999           $  83,333  (3)           -0- (3)          500,000   (4)
   Chief Executive Officer

Robert Bingham,                                 1999           $  31,300  (5)       $   -0-                  -0-
   Vice President                               1998             111,500                -0-                5,000   (6)
   and Chief Financial Officer                  1997              34,417                -0-               50,000   (7)

Raymond Brennan,                                1999           $  53,904  (8)       $   -0-                  -0-
   Vice President and                           1998             138,340                -0-               25,000   (9)
   Secretary                                    1997              88,419                -0-               75,000   (10)

Karen Quinn                                     1999           $  66,477  (8)           -0-                  -0-
   Vice President                               1998             100,179                -0-               30,000   (11)
                                                1997              85,164                -0-               75,000   (10)




(1) Mr. Leiva resigned from all positions with the Company on May 8, 2000 and remains an officer and director of PICK Sat.

(2) Includes options to purchase 50,000 shares granted in 1996, at prices varying from $8.75 to $9.625 per share were canceled and re-issued in 1997 at $1.90 per share and 25,000 options granted in 1997 at $3.00 per share.

(3) Mr. Malone served as Chief Executive Officer of the Company from April 1, 1999 until he resigned on July 8, 1999 to pursue other business opportunities. Mr. Malone was being paid at the rate of $250,000 per annum and the $83,333 included in the table consists only of salary paid to Mr. Malone. Pursuant to the terms of a Confidential Separation Agreement and Release of all Claims (the "Separation Agreement"), Mr. Malone is to receive six (6) months severance pay at his pro rated salary of $250,000 per annum which has not been paid. He also retained $50,000 of Series B Convertible Preferred Stock which was one-half of his signing bonus with the other $50,000 being forfeited.

(4) Pursuant to the Separation Agreement described note (3), Mr. Malone retained stock options to purchase 100,000 shares of common stock, which had vested and were exercisable until July 8, 2000, at $5.00 per share. He had been granted options to purchase an aggregate of 500,000 shares at $5.00 per share. Mr. Malone also entered into a 12 month consulting agreement with the Company pursuant to which he retained stock options to purchase an additional 50,000 shares of common stock at $5.00 per share, until July 8, 2001. The remaining 350,000 options were forfeited by Mr. Malone following his termination on July 8, 1999.

(5) Mr. Bingham resigned from all positions with the Company on February 10, 1999.

(6)  Exercisable at $3.70 per share which terminated on May 10, 1999.

(7) Includes options to purchase 25,000 shares at $2.50 per share and options to purchase 25,000 shares at $5.00 per share which terminated on May 10, 1999.

(8)  Mr. Brennan's and Ms. Quinn's employment was terminated on May 10, 1999.

(9) Includes options to purchase 15,000 shares at $3.70 per share and options to purchase 10,000 shares at $5.50 per share which terminated on August 28, 1999.

(10) Includes options to purchase 25,000 shares at $2.70 per share and options to purchase 50,000 shares at $1.70 per share which terminated on August 28, 1999.

(11) Includes options to purchase 15,000 shares at $3.70 per share and options to purchase 15,000 shares at $5.50 per share which terminated on August 28, 1999.

The Company maintains a $250,000 term life insurance policy for Diego Leiva, for which the Company paid $1,494, $1,377 and $1,257 in 1999, 1998 and 1997, respectively. In addition, during 1999 the Company maintained a $1,000,000 key man life insurance policy on Mr. Leiva's life.

Employment and Consulting Agreement

         In September 1998, the Company entered into a five-year employment agreement with Diego Leiva, as President and Chief Executive Officer, commencing on the Initial Closing Date of a financing (the "Commencement Date"). The Agreement is automatically renewable for additional one-year periods unless terminated on 90 days' prior written notice. Mr. Leiva was to be paid $300,000 per annum beginning on the Commencement Date, increasing by $50,000 increments in each of the four following years and by $75,000 per year in each year after the fifth anniversary date if the Agreement is automatically extended. The agreement provided that Mr. Leiva would continue to receive his then current base salary until the Company's Senior Secured Notes are repaid. Mr. Leiva was entitled to a monthly car allowance of $1,600 per month for automobiles in Florida and New Jersey and shall also be reimbursed for reasonable living expenses in the location which is not his principal residence. Mr. Leiva's agreement precludes him from soliciting employees of the Company or interfering with PICK's relationships with other employees for 18 months after termination of employment. Mr. Leiva is also prohibited from competing with the Company during the period following termination of employment for which PICK is liable to pay him his base salary.

         In April 1999, Mr. Leiva's employment agreement was amended to provide he would continue solely as Chairman of the Board of Directors and to receive his salary at the rate of $300,000 per annum. Mr. Leiva agreed to vote his shares of common stock in favor of Management's nominees, provided he is a nominee for the Board. As of May 8, 2000, Mr. Leiva resigned from all positions with the Company and his employment agreement is being terminated. Mr. Leiva remains Vice Chairman and Executive Vice President of Sales and Marketing of PICK Sat.

         On March 14, 2000, Wolfgang Wacker entered into an engagement letter pursuant to which he was appointed Interim Chief Executive Officer of PICK Sat. This engagement is for a six-month period. Mr. Wacker did not receive a salary and his sole compensation was warrants to purchase 5% of the outstanding stock of PICK Sat on a fully diluted basis for nominal value. One-half of the warrants were issued upon his appointment and the other one-half will be issued upon completion of permanent financing currently being conducted.

         On August 6, 2000, Mr. Wacker entered into an employment agreement to become the President and Chief Executive Officer of PICK Sat effective January 1, 2001. The term of the agreement is until June 1, 2003, but is renewable for additional two-year periods at the option of PICK Sat upon the notification of Mr. Wacker in writing at least 30 days prior to the end of the then current term. The agreement provides for Mr. Wacker to be paid

         o  $300,000 per annum,

         o a year-end bonus of a minimum of $100,000 per annum in quarterly installments of at least $25,000 within ten business days after the end of each quarter and

         o $100,000 bonus if PICK Sat attains $5,000,000 net collected sales during a term year during the second and third year of the term of the employment agreement.

In addition, Mr. Wacker shall be granted

         o 250,000 shares of PICK Sat common stock upon the execution of the agreement; and

         o options to purchase 250,000 shares of PICK Sat common stock at an exercise price equal to 40% of the price of (a) the last exempt sale of PICK Sat common stock or exercise of options or (b) the sale of PICK Sat common stock to the public as of December 31, 2000, if the stock is sold to the public at that time, whichever is later.

Moreover, Mr. Wacker is entitled to receive sales based compensation as follows:

         o  for up to $100,000,000 net collected sales, Mr. Wacker will receive
            (a) cash equal to two percent (2%) of the net collected annual sales, and (b) options to purchase PICK Sat common stock equal in value to two percent (2%) of the net collected annual sales at an exercise price equal to 40% of the price of (x) the last exempt sale of PICK Sat common stock or exercise of options or (y) the sale of PICK Sat common stock to the public as of December 31, 2000, if the stock is sold to the public at that time, whichever is later;

         o for over $100,000,000 and up to $200,000,000 net collected sales, Mr. Wacker will receive (a) cash equal to one percent (1%) of the net collected annual sales, and (b) options to purchase PICK Sat common stock equal in value to one percent (1%) of the net collected annual sales at an exercise price equal to 40% of the price of (x) the last exempt sale of PICK Sat common stock or exercise of options or (y) the sale of PICK Sat common stock to the public as of December 31, 2000, if the stock is sold to the public at that time, whichever is later;

         o for net over $200,000,000 net collected sales, Mr. Wacker will receive (a) cash equal to one-half of one percent (1/2%) of the net collected annual sales, and (b) options to purchase PICK Sat common stock equal in value to one-half of one percent (1/2%) of the net collected annual sales at an exercise price equal to 40% of the price of (x) the last exempt sale of PICK Sat common stock or exercise of options or (y) the sale of PICK Sat common stock to the public as of December 31, 2000, if the stock is sold to the public at that time, whichever is later.

         Mr. Wacker will also receive PICK Sat common stock for any investment in PICK Sat by an investor originated by Mr. Wacker equal to two percent (2%) of such investment at a figurative price per share equal to 40% of the investment price per share and cash and/or stock upon the sale of all or substantially all of the business and/or assets of PICK Sat, depending on the consideration received, equal to the two and one-half percent (2 1/2%) of the sale price. Mr. Wacker is entitled to a monthly car allowance of $800 per month. Mr. Wacker's employment by PICK Sat is contingent upon his signing a non-solicitation, confidentiality and non-disclosure agreement with PICK Sat.

         The Company and Helge Bornmann entered into an agreement on September 7, 2000, entitling Mr. Bornmann to 150,000 shares of common stock upon the execution of the agreement and an additional 50,000 shares of common stock every year he serves as a director, President and Chief Executive Officer of the Company.

Directors Compensation

         Directors currently receive no cash compensation for serving on the Board of Directors or any Committee of the Board, other than reimbursement of travel expenses incurred by them and their spouses in attending Board meetings held outside the New York Metropolitan area. Each Director during 1999 received restricted stock and/or stock options from the Company. "See Certain Relationships of Related Transactions."

         Robert R. Sams, the Former Chairman of the Board, Chief Executive Officer, Chief Financial Officer and President of the Company until September 2000, through Saicol Limited ("Saicol"), performed advisory and other services on behalf of the Company while he was a non-officer director of the Company. These services were primarily for PICK Net and PICK Net UK Plc, the Company's long distance telecommunications subsidiaries which were sold in January 2000. During the period from January 1, 1998 through June 30, 1999, Saicol was entitled to receive $25,000 plus expenses and have 75,000 options vested and exercised on a cashless basis (which Saicol effected) for services rendered to the Company.

         The Company and Saicol entered into a Management Service Agreement on May 4, 2000, retroactive to June 30, 1999, and to continue until the sale of PICK Net is complete. This agreement concerns Saicol's retention to provide management services to PICK Net UK Plc. Mr. Sams, pursuant to the Management Service Agreement, has to be compensated at the rate of $15,000 per month plus expenses. His responsibilities included the sale of the PICK Net companies to Atlantic Tele-Network; the provision of office space in the United Kingdom; accounting maintenance and supervision of auditors, licensing and U.K. government filings and registration and management of agreements for the provision of fibre and satellite unlinking stations. This agreement was terminated in July, 2000.

Option Grants in Last Fiscal Year

         The table below contains certain information concerning stock options granted to the Named Executive Officers, named in the Summary Compensation Table, during the year ended December 31, 1999:

                                                                                  Potential Realizable Value at
                      Number of    Percent of Total                            Assumed Annual Rates of Stock Price
                     Securities       Options                                     Appreciation for Option Term
                     Underlying      Granted to     Exercise                      ----------------------------
                       Options     Employees in       Price       Expiration          5%               10%
Name                   Granted      Fiscal year     ($/Share)        Date             ($)              ($)
----                   -------     -------------    ---------        ----             ---              ---
Thomas M. Malone     500,000         40%             $5.00         7/8/01(1)       $50,625         $102,500

(1) Following Mr. Malone's resignation on July 8, 1999, 350,000 of these options were forfeited and options to purchase 100,000 shares remained exercisable until July 8, 2000 and options to purchase 50,000 shares are exercisable until July 8, 2001.

Option Grants in 1999

         During 1999, the Company granted an aggregate of 1,237,500 options to employees and consultants, generally exercisable at $5.00 per share and vesting over a three-year period, except Mr. Malone's option vesting over a four-year period. In March 1999, the Company granted to each of the then four non-officer members of the Board of Directors, options to purchase 50,000 shares at $5.00 which were vested on March 3, 2000 and were repriced at $1.81 per share on October 1, 1999 and again at $1.47 per share on January 12, 2000. The employees' options were also vested and repriced on October 1, 1999 and January 12, 2000. Also included were the following grants to now former officers and/or directors, all of which have resigned: Thomas Malone, Chief Executive Officer (500,000 shares); Mario Pino, President of PICK Sat (250,000 shares); James H. Season, Chief Financial Officer (50,000 shares); Niles Ring, Vice President (50,000 shares); and Karen Quinn, President of PICK US Inc. (15,000 shares).

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

         The table below includes information regarding the value realized on option exercises and the market value of unexercised options held by the Named Executive Officers named in the Summary Compensation Table during the year ended December 31, 1999:


                                                                       Number of           Value of Unexercised
                                                                      Unexercised              In-the-Money
                            Shares                                      Options                   Options
                           Acquired                                  at FY-End(#)              at FY-End (S)
                              on                   Value             Exercisable/              Exercisable/
       Name              Exercise (#)           Realized($)          Unexercisable           Unexercisable(1)
       ----              ------------           -----------          -------------           ----------------
Diego Leiva                 75,000 (2)                   0              275,000/0                   0/0

Thomas M. Malone                 0                       0              150,000/0                   0/0

Raymond Brennan             27,500                 $21,994                 0/0                      0/0

Karen Quinn                 50,000 (3)             $19,000                 0/0                      0/0

-------------
(1) As of December 31, 1999, the market value of the shares was $1 5/32 which was below the exercise price of all outstanding options in the table.
(2)  These options were exercised on a cashless basis.
(3) Upon Ms. Quinn's resignation from the Company and her entering into a release, she received 50,000 shares of Common Stock representing 50,000 options previously granted to her.

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the prior year or was formerly an officer of the Company or of any of its subsidiaries. None of the Executive Officers of the Company has served on the Compensation Committee during the last fiscal year of any other entity, any of whose officers served on the Compensation Committee during the last fiscal year of another entity, any of whose officers served on the Compensation Committee during the last fiscal year of any other entity, any of whose officers served on the Compensation Committee of the Company.

Employee Benefit Plans

         Other than stock options, the Company does not currently have, nor during the 1999 fiscal year did it have, any other long-term incentive plans.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         See "Management-Executive Compensation" for terms and conditions of an amendment to an employment agreement entered into between the Company and Diego Leiva; agreement between the Company and Helge Bornmann, as CEO; an agreement between PICK Sat and Wolfgang Wacker, as CEO of PICK Sat; options granted to each of the Company's then Executive Officers and Directors; and the terms of a Separation Agreement between the Company and Thomas Malone, the Company's former Chief Executive Officer; and a Management Services Agreement between the Company and Robert R. Sams, Chief Executive Officer of the Company.

         On March 3, 1999, the Company, Diego Leiva ("Leiva"), the Company's Chairman of the Board, and Commonwealth Associates L.P. ("Commonwealth") the placement agent for the holders of the Company's outstanding 18% senior secured notes, entered into an Agreement by which Commonwealth and its designees, including J.P. Turner & Company, L.L.C. ("Turner") and management of the Company, would purchase up to $2,000,000 of preferred stock of the Company (the "Series B Preferred Stock") at a purchase price of $1.00 per share. On March 12, 1999, the Company filed a Certificate of Designation, as later amended, relating to the Series B Preferred Stock (the "Series B Certificate") with the Secretary of State for the State of Nevada. The Series B Certificate authorized 2,000,000 shares of Series B Preferred Stock convertible by the holders thereof into the Company's common stock at $1.00 per share, as adjusted for the subsequent reverse split. In addition, the Series B Preferred Stock has a liquidation preference of $1.00 per share. The Company received $1,871,000 (including $50,000 of Mr. Malone's signing bonus) for 1,871,100 shares of Series B Preferred Stock from Commonwealth, Turner and officers and directors of the Company convertible into 1,871,000 shares of common stock. The following officers, directors and/or former officers and directors have purchased the respective amounts of Series B Preferred Stock:

                  Robert R. Sams                      $160,000
                  Alberto M. Delgado                   315,000
                  Ricardo Maranon                       21,000
                  John Tydeman                          60,000
                  Thomas M. Malone                      50,000
                                                      --------
                  Total                               $606,000

         On March 3, 1999, the Board of Directors granted to each of the Company's then four independent directors (or their nominees), Robert Sams, Ricardo Maranon, Alberto M. Delgado and John Tydeman, with each abstaining as to themselves, options to purchase 50,000 shares of common stock at $5.00 per share (repriced at $1.47 per share on January 12, 2000) in consideration of their substantial efforts in assisting the Company in obtaining financing and for other valuable consideration rendered to the Company. These options became fully vested on March 3, 2000.

         As part of the April 1999 Restructuring Agreement with Commonwealth Associates and the restructuring of the Company's Board of Directors, Alberto M. Delgado and Ricardo Maranon resigned from the Board on May l7, 1999. They entered into Advisory Agreements to render corporate finance advice on a non-exclusive basis. All of the advisor's options were vested and remain in full force and effect. The advisors are to receive the same sales compensation as all other independent contractors of the Company.

         In April 1999, the board of directors authorized the issuance of 500,000 shares of Series D convertible preferred stock. As of September 30, 1999, the Company had sold an aggregate of 466,000 shares of Series D convertible preferred stock for $4,660,000. In addition, the Company issued an aggregate of 700,000 common stock purchase warrants exercisable at $6.30 per share for a two year period for an aggregate of 70,000 shares, as adjusted. On July 15, 1999, the Company sold 34,000 shares of Series D convertible preferred stock for $340,000 to Diego Leiva, then Chairman of the Board. The purchase is evidenced by a recourse promissory note secured by a pledge of the securities. Tri-Links Investment Trust ("Tri-Links") purchased $1,500,000 principal amount of Series D convertible preferred stock and became a 5% or greater stockholder of the Company. In January 2000, the conversion rate was adjusted so that the preferred stock converts into common stock at $2.00 per share.


         The Company has granted warrants to purchase common stock of its wholly-owned subsidiary, PICK Sat to various persons and entities in the aggregate amount of 19% of PICK Sat common stock on a fully-diluted basis. Included in this amount is 3.5% warrants granted to Tri-Links, a holder of in excess of 5% beneficial ownership of the Company's securities. Of this amount, 2.5% was issued on November 3, 1999 in connection with the bridge loan by Tri-Links to PICK Sat and 1% was issued as of March 3, 2000 in connection with the extension of the bridge loan. The loan is past due and the parties are currently negotiating the restructuring of all terms of the loan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" for a description of the Tri-Links Bridge Loan. An additional 3.5% warrants were issued to an unaffiliated third party who is not an officer, director or 5% or greater shareholder. These warrants are exercisable until December 31, 2004 at 50% of PICK Sat's initial public offering price, or the lower of 50% of a private sale price or book value on the date of grant.

         On November 3, 1999, the Company awarded to Robert R. Sams, Diego Leiva and John Tydeman, the then three directors of the Company, warrants to each purchase 1.67% of the outstanding common stock of PICK Sat on a fully diluted basis exercisable for nominal value until December 31, 2004. The Warrants were issued for services rendered in attempting to fund PICK Sat and/or merge the Company and also for restructuring PICK's operations. Upon his appointment as acting CEO of PICK Sat in March 2000, Wolfgang Wacker was awarded similar Warrants. He has the right to purchase for nominal value until December 31, 2004, 2.5% of the issued and outstanding common stock of PICK Sat and an additional 2.5% upon the completion of the pending financing described under"Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

         On August 6, 1999, PICK Net Inc. borrowed $250,000 on demand from Atlantic Tele-Network Inc. ("ATN") and on April 27, 1999, PICK Sat Inc. borrowed an additional $274,000 on demand from ATN. Both of these obligations were previously guaranteed by Diego Leiva, then Chairman of the Board, on an unconditional basis. In September 1999, these demand loans were replaced by credit facilities and Mr. Leiva's personal guarantees were removed.

         In May 1999, Niles Ring, James Season, Karen Quinn and Raymond Brennan, employment of all officers of the Company, were terminated by the Company. These terminations were part of the Company's discontinuing its long distance telecommunications services and relocating its headquarters to Florida. As a result of their terminations, both Niles Ring and James Season received two weeks severance pay totaling $3,846 and $4,808, respectively, 15,000 stock options representing accelerated vesting of 15% of their stock options that would have vested on September 1, 1999 and one month of health insurance premium. As a result of the termination of Karen Quinn and Raymond Brennan, each received four weeks of severance pay totaling $10,384 and $7,692, respectively, 19,500 stock options representing accelerated vesting of 65% of their stock options that would have vested on September 1, 1999 and three months of health insurance premium.

         On August 12, 1999, Karen Quinn entered into a Release of All Claims with the Company, releasing the Company and its subsidiaries from all employment-related claims in exchange for 50,000 shares of the Company's Common Stock, representing 50,000 stock options previously issued to her, the continuation of her health insurance coverage for 18 months from the date of her termination, $4,091 in cash, less withholdings, for unused vacation days, and the extension of the exercise period for 30,000 stock options previously issued to her until the original expiration date.

         On December 31, 1999, Niles Ring entered into a Release of All Claims with the Company, releasing the Company and its subsidiaries from all employment-related claims, in exchange for 31,500 shares of the Company's Common Stock.

         On December 31, 1999, James Season entered into a Release of All Claims with the Company, releasing the Company and its subsidiaries from all employment-related claims, in exchange for 100,000 vested five-year stock options to purchase the Company's Common Stock at $1.25 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of October 1, 2000, the number of shares of the Company's outstanding Common Stock beneficially owned by (i) each director of the Company, (ii) each Named Executive Officer named above, (iii) each beneficial owner of more than 5% of the Company's Common Stock and (iv) all of the Company's executive officers and directors as a group:

Name and Address                            Amount and Nature of
of Beneficial Owner                       Beneficial Ownership (1)         Percentage (2)
-------------------                       ------------------------         --------------
Diego Leiva                                    1,756,625  (3)                  16.1%
13635 Deering Bay Drive, #293
Coral Gables, FL  33158

Helge Bornmann                                   356,000  (4)                   3.3%
c/o PICK Sat, Inc.
5225-55 N.W. 87th Avenue
First Floor
Miami, FL 33178

Tri-Links Investment Trust                       780,000  (5)                   6.9%
Two World Financial Center
17th Floor
New York, NY 10281

Atlantic TeleNetwork, Inc.                     1,000,000  (6)                   8.7%
P.O. Box 12030
St. Thomas, U.S. Virgin Islands 00801

All executive officers and directors             394,957  (7)                   3.6%
as a group (2 persons)

(1) Unlessotherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the person indicated.

(2) Based on 10,642,969 shares outstanding as of October 1, 2000. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are convertible or exercisable within sixty (60) days of such date pursuant to Rule l3d-3 under the Exchange Act have been converted or exercised.

(3) Includes 429,000 shares beneficially owned by Mr. Leiva's wife. Also includes an aggregate of 275,000 stock options, consisting of incentive options to purchase up to 15,000 shares at $1.47 per share which expire on February 19, 2001 and 6,300 shares at $1.47 per share which expire on November 4, 2001, non-qualified stock options to purchase up to 3,700 shares at $1.47 per share under the Plan which expire on November 4, 2001 and non-qualified stock options to purchase 250,000 shares at $1.47 per share outside of the Plan which expire on November 2, 2003. Also includes 170,000 shares of common stock issuable upon conversion of 34,000 shares of Series D Convertible Preferred Stock at $2.00 per share which shares are being held in escrow until paid by Mr. Leiva, plus warrants to purchase an additional 6,800 shares of Common Stock at $6.30 per share, all of which Mr. Levia has agreed to forfeit.

(4) Includes 196,000 shares of Common Stock owned by Mr. Bornmann and an additional 160,000 shares which will vest over time, provided Mr. Bornmann is still employed by the Company.

(5) Consents of 750,000 shares of Common Stock issuable upon conversion of $1,500,000 principal amount of Series D Preferred Stock, at $2.00 per share, plus 30,000 shares of Common Stock issuable upon exercise of Series D Common Stock Purchase Warrants.

(6) Includes five year warrants to purchase 1,000,000 shares at $2.00 per share.

(7) Includes 356,000 shares beneficially owned by the sole named executive officer and director, Helge Bornmann, and 38,957 shares beneficially owned by Wolfgang Wacker, a current executive officer not listed in the table.

                              SELLING STOCKHOLDERS

         The following table sets forth the number of shares of common stock owned and the total number of shares assuming the conversion, exercise or exchange of all the derivative securities (the "derivative securities") owned by each of the Selling Shareholders and registered hereunder.

         The shares owned by each Selling Shareholder is as of October 11, 1999. However, the percentage of common stock is based on 10,642,969 shares issued and outstanding as of October 1, 2000.

         All share data gives retroactive effect to a one-for-ten reverse split declared by the Board of Directors on July 6, 1999 to Stockholders of record on July 23, 1999.

         As described above under "Note Restructuring" each of the 9,880,000 warrants issued in connection with the July 1998 Bridge Loan ("Bridge Warrants") plus an additional 2,457,500 of such warrants issued in connection with an extension of the Bridge Loan ("Note Extension Warrants" and, together with the Bridge Warrants, the "Warrants") immediately exchangeable on a one-for-ten basis for 1,237,505 shares of common stock, plus 390,867 shares issuable upon exercise of the Warrants pursuant to anti-dilution provisions of the Warrants and are included under the column "Number of Shares Offered Hereby," together with 1,871,000 shares of common stock on a one-for-one basis for shares of Series B Preferred Stock, 1,190,489 shares of Common Stock (subject to adjustment) for shares of Series D Preferred Stock, plus 70,000 shares issuable in connection with warrants issued to the Series D shareholders, and shares held by other Selling Stockholders. Also included under "Number of Shares Offered Hereby" are 174,310 shares of Common Stock issuable upon exercise of 1,394,366 Warrants issued to Commonwealth Associates, as placement agent for the July 1998 Bridge Loan, now exercisable at $1.00 per share; an aggregate of 69,728 Placement Agent Shares issued to Commonwealth and its designees in connection with the July 1998 Bridge Loan; 1,976,000 shares issuable upon conversion of the $9,880,000 principal amount of Amended Notes issued in connection with the Note Restructuring at the current conversion price of $5.00 per share, plus 988,000 additional shares issuable for no additional consideration as part of the Note Restructuring. Also included in this prospectus are 200,000 shares of common stock issued and 50,000 shares of common stock issuable to Commonwealth and its designees upon exercise of warrants at $13.75 per share received as compensation for the Note Restructuring; 50,000 shares issued to Commonwealth and its designees in connection with a note extension; 100,000 shares issued to Gulfsat Communications Company, 100,000 shares issued to Worldcom Network Services, Inc. and an aggregate of 127,500 issued or issuable to IDT Corporation.

         Because the selling stockholders may offer all or part of the shares of common stock received upon conversion or exercise of the derivative securities (the "Shares"), which they hold pursuant to the offering contemplated by this prospectus, no estimate can be given as to the amount of the derivative securities that will be held upon termination of this offering. The Shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

                                                                                     Shares Beneficially Owned
                                                                                           After  Offering
                                                                                     --------------------------
                                                                        Number        Amount and
                                              Amount and Nature        of Shares      Nature of     Percentage
Name and Address of Beneficial Owner           of Ownership(1)       Offered Hereby   Ownership      of Class
------------------------------------          ----------------       --------------  ----------     ----------
Abraham, Dean                                   8,805(2)                   8,805            0            *
Abrams, Jodi                                    4,696(3)                   4,696            0            *
Abrams, Richard                                21,130(4)                  21,130            0            *
Abrams, Rodney                                 21,130(4)                  21,130            0            *
Acks, Shannon P.                               23,477(5)                  23,477            0            *
Adametz, James Revocable Trust                  7,044(6)                   7,044            0            *
Adkins, Daryl-Joy                              14,087(7)                  14,087            0            *
Alhearn, Michael F. & Maxine C., JTWROS         9,392(8)                   9,392            0            *
Anderson, Ferdinand, Jr.                       11,739(9)                   9,239        2,500            *
Anzalone, Joseph                                  238(10)                    238            0            *
Appelbaum, Michael                              4,033(11)                  4,033            0            *
Apploff, Evelyn                                   238(10)                    238            0            *
Aukstuolis, Jim                                46,954(12)                 46,954            0            *
Ballin, Scott J.                               11,739(9)                  11,739            0            *
Beck, Roderick                                  8,850(13)                  8,850            0            *
Bergholic, Patricia                               263(14)                    263            0            *
Berglund, Don, Dr.                              4,696(3)                   4,696            0            *
Berman, Marc G.                                 9,392(8)                   9,392            0            *
Bernstein, Howard Dr.                          23,477(5)                  23,477            0            *
Better Homes Plastics Corp.                   234,764(15)                234,764            0            *
Birchtree Investments                          11,739(9)                  11,739            0            *
BNB Associates Investments, L.P.              108,692(16)                108,692            0            *
Black, Lincoln Edward                          18,782(17)                 18,782            0            *
Blank, Gerald                                   9,392(8)                   9,392            0            *
Blonmstedt, Jeffrey & Susan LaScala, JTROS     11,739(9)                  11,739            0            *
Boatright, Mody K.                              9,392(8)                   7,392            0            *
Bodner, Hans C.                               117,382(18)                117,382            0            *
Bolognue, Joseph T.                            11,739(9)                  11,739            0            *
Bradley, Charles E., Jr.                       11,739(9)                  11,739            0            *
The Burr Family Trust                          23,477(5)                  23,477            0            *
Campos, Felix & Joyce, JTROS                    9,392(8)                   9,392            0            *
Cardoso, Manuel                                 7,044(6)                   7,044            0            *
Cardwell, James A. Jr.                         11,739(9)                  11,739            0            *
Carroll, Brewster B.                           11,739(9)                  11,739            0            *
Chestler, Daniel                               23,477(5)                  23,477            0            *
Chestler, Herbert                              23,477(5)                  23,477            0            *
Chestler, Steven                               23,477(5)                  18,477        5,000            *
Childhood Resource Corp.                        9,392(8)                   7,392        2,000            *
Clariden Bank                                  93,907(19)                 73,907       20,000            *
Clark, Oliver T. & Sharon L., JTROS             4,696(3)                   4,696            0            *
Cohen, David                                   46,954(12)                 46,954            0            *
Cohen, Jonathan & Nancy, JTWROS                 9,392(8)                   9,392            0            *
Cole, Julia R.                                 46,954(12)                 46,954            0            *
Commonwealth Associates                       676,523(20)                676,523            0            *
Corbin, Bruce                                   4,696(3)                   4,696            0            *
Corbin Family Dental Arts                       4,696(3)                   4,696            0            *

                                                                                              Shares Beneficially Owned
                                                                                                    After Offering
                                                                                             ----------------------------
                                                                                 Number       Amount and
                                                    Amount and Nature           of Shares      Nature of        Percentage
Name and Address of Beneficial Owner                 of Ownership(1)          Offered Hereby   Ownership         of Class
------------------------------------                 ----------------         --------------   ----------       ----------
Corbin, Dr. Richard                                      11,739(9)                11,739           0                *
Corbin, Richard & Robyn, JTROS                            4,696(3)                 4,696           0                *
Cramer Taos Partners                                     70,430(21)               70,430           0                *
Cummings, Orman F.                                       23,477(5)                23,477           0                *
Dacey, Karen                                                755(22)                  755           0                *
D'Avanzo, Marie E. IRA BSSC cust. for                     7,044(6)                 7,044           0                *
Davenport, James A & Rebecca C., JTROS                   23,477(5)                23,477           0                *
Davidow, Peter C.                                         4,696(3)                 4,696           0                *
DeAtkine, Jr., David                                     16,434(23)               16,434           0                *
Defini, Joseph                                              363(24)                  363           0                *
Dellaquilla, Peter                                           38(25)                   38           0                *
Dercher, David J.                                        23,477(5)                23,477           0                *
Sidney Deutsch Revocable Trust                           46,954(12)               46,954           0                *
Dickey, David L.                                          9,392(8)                 9,392           0                *
Dold, Richard J.                                         23,477(5)                23,477           0                *
Donahue, Heather                                            540(26)                  540           0                *
Downe, Edward R. Jr.                                     23,477(5)                23,477           0                *
Dreyfuss, Jerome                                          9,392(8)                 9,392           0                *
DW Trustees (B.V.I.) Limited as Trustee of               23,477(5)                23,477           0                *
  Rectory Farm Settlement Main Fund
DW Trustees (B.V.I.) Limited as Trustee of               11,739(9)                11,739           0                *
  Rectory Farm Settlement Children's Fund
Eldridge, Cornelia                                        2,439(27)                2,439           0                *
Elliott, Seth                                             1,200(28)                1,200           0                *
Falk, Else                                                  238(10)                  238           0                *
Falk, Michael S.                                        187,564(29)              187,564           0                *
Faxon, David P., Jr.                                      5,871(30)                5,871           0                *
Feldman, Richard                                         46,954(12)               46,954           0                *
Fennikoh, Donna                                             630(31)                  630           0                *
Fischhoff, Brian (Baruch) & Andrea JTROS                  7,044(6)                 7,044           0                *
Fleming, William K.                                       4,696(3)                 4,696           0                *
FM Grandchildren's Trust                                 46,954(12)               46,954           0                *
Fox, Karen A.                                             9,392(8)                 9,392           0                *
Friedman, Richard                                        93,907(19)               93,907           0                *
Fulton, Peter                                             4,223(50)                4,223           0                *
Gaba, Ilya & Alice, JTROS                                 4,696(3)                 4,696           0                *
Gajeski, Donald K.                                        9,392(8)                 9,392           0                *
Gaylord, Gregg M.                                         4,696(3)                 4,696           0                *
Glashow, Jonathan                                        35,215(33)               35,215           0                *
Glazier, Edwin M.                                         9,392(8)                 9,392           0                *
Goldberg, Ira                                             9,392(8)                 9,392           0                *
Goldberg, Mark & Joanna, JTROS                           14,087(7)                14,087           0                *
Goldman, Fred                                             4,696(3)                 4,696           0                *
Gonchar, Andrew                                          11,739(9)                11,739           0                *
Graves, Eugene H.                                        46,954(12)               46,954           0                *

                                                                                      Shares Beneficially Owned
                                                                                           After Offering
                                                                              --------------------------------------------
                                                                                  Number           Amount and
                                                    Amount and Nature            of Shares          Nature of   Percentage
Name and Address of Beneficial Owner                 of Ownership(1)          Offered Hereby        Ownership    of Class
------------------------------------                 ----------------         --------------       ----------   ----------
Steven B. Greenman, IRA, Bear Stearns                    11,739(9)                11,739                 0          *
  Securities Corp. as Custodian for
Gruenwald, Thomas J.                                     23,477(5)                23,477                 0          *
Hammer, Robert                                           11,739(9)                11,739                 0          *
Hart, Steven                                              1,085(34)                1,085                 0          *
Hatten, Mark                                             46,954(12)               46,954                 0          *
Herrmann, Timothy                                         3,762(35)                3,762                 0          *
Hoffman, Susan                                              630(36)                  630                 0          *
Ianazzai, Jeanine                                           275(37)                  275                 0          *
Intercontinental Associates, Inc.                        11,739(9)                11,739                 0          *
Isbell, Charles E.                                        4,696(3)                 4,696                 0          *
Jackson, Kevin L.                                         5,871(30)                5,871                 0          *
Jeffers, Robert G. & Theresa W., JTROS                    7,513(38)                7,513                 0          *
Jensen, Eric & Julia JTWROS                              46,954(12)               46,954                 0          *
Jhunjhnuwala, Chatri & Lourdes, JTROS                    46,954(12)               46,954                 0          *
Jhunjhnuwala, Chatri & Lourdes, JTROS                     1,879(39)                1,879                 0          *
  Custodian for Nadia Jhunjhnuwala
Jhunjhnuwala, Chatri & Lourdes, JTROS                     2,349(40)                2,349                 0          *
  Custodian for Giselle Jhunjhnuwala
Jhunjhnuwala, Chatri & Lourdes, JTROS                     2,818(41)                2,818                 0          *
  Custodian for Jasmine Jhunjhnuwala
Jhunjhnuwala, Ramesh                                      9,392(8)                 9,392                 0          *
Jimenez, Audrey                                             175(42)                  175                 0          *
Johnson, L. Wayne                                        23,477(5)                23,477                 0          *
Jordan, Bette Plink                                       5,871(30)                5,871                 0          *
Joos-Vandewalle, John                                    11,739(9)                11,739                 0          *
Jordan, Edward C.                                         4,696(3)                 4,696                 0          *
Jordan, Peggy                                            46,954(12)               46,954                 0          *
K & K Development                                        11,739(9)                11,739                 0          *
Kabuki Partners ADD GP                                   23,477(5)                23,477                 0          *
Karraker, Valerie L.                                     11,739(9)                11,739                 0          *
Keating, Patrick N.                                      11,739(9)                11,739                 0          *
Kennett, David R. & Joyce A., JTROS                       5,871(30)                5,871                 0          *
Khulpateea, Neekianund, M.D.                             11,739(9)                11,739                 0          *
Layne, Marlene                                              300(43)                  300                 0          *
Lawless, Stephen & Nina, JTWROS                          11,739(9)                11,739                 0          *
Leppla, Craig                                             1,810(44)                1,810                 0          *
Lerner, Brian                                             4,696(3)                 4,696                 0          *
The Lenox Trust                                           4,696(3)                 4,696                 0          *
Liebel, C. William & Roberta, JTROS                       7,044(6)                 7,044                 0          *
Lim, Cassandra                                              475(45)                  475                 0          *
Maerki, Baumann & Co. AG                                46,954(12)                46,954                 0          *
Mallis, Stephen                                          11,739(9)                11,739                 0          *
Malone, Zach                                                339(46)                  339                 0          *
Mansfield, Gary                                             350(47)                  350                 0          *
Marcus, Jed S.                                            4,696(3)                 4,696                 0          *

                                                                                        Shares Beneficially Owned
                                                                                              After Offering
                                                                              --------------------------------------------
                                                                                  Number           Amount and
                                                    Amount and Nature            of Shares          Nature of   Percentage
Name and Address of Beneficial Owner                 of Ownership(1)          Offered Hereby        Ownership    of Class
------------------------------------                 ----------------         --------------       ----------   ----------
Mark, Laurel Lester                                      11,739(9)                11,739                 0          *
Markowitz, Jeffery                                       46,954(12)               36,954            10,000          *
Martin, John R. & Victoria, JTROS                        11,739(9)                 9,239             2,500          *
Mazzacchi, Leo F., M.D. & Nancy, JTWROS                  23,477(5)                23,477                 0          *
McCleary, Robert A.                                      23,477(5)                23,477                 0          *
McKone, Fiona                                               350(47)                  350                 0          *
Meinershagen, Alan J.                                    23,477(5)                23,477                 0          *
Messana, Jerry                                            2,798(61)                2,798                 0          *
Monie, Vijaykumar S.                                     11,739(9)                11,739                 0          *
Morfesis, F.A. & Gail, JTWROS                            46,954(12)               46,954                 0          *
Morley, David                                             7,044(6)                 7,044                 0          *
David Mulkey II Limited Partnership                     139,685(91)              139,685                 0          *
Nelson, David R. & Donna L., JTWROS                      11,739(9)                11,739                 0          *
Notowitz, Allen                                          46,954(12)               46,954                 0          *
Norman, Gregory P.                                       46,954(12)               46,954                 0          *
Nussbaum, Samuel R.                                      46,954(12)               46,954                 0          *
Ocepek, David B., Ret. Plan                               5,871(30)                5,871                 0          *
Orden, Jeremy F.                                         11,270(94)               11,270                 0          *
O'Toole, Diana                                              363(62)                  363                 0          *
Pallini, Larry H.                                        23,477(5)                23,477                 0          *
Pallotta, Joseph                                            350(47)                  350                 0          *
Palmer, Richard & Lynne Marie, JTROS                     11,739(9)                11,739                 0          *
Palmieri, Peter                                           2,499(48)                2,499                 0          *
Pamela Equities                                          46,954(12)               46,954                 0          *
Pannu, Jaswant & Debra, JTROS                             9,392(8)                 9,392                 0          *
Partoyan, Garo A.                                        23,477(5)                23,477                 0          *
Pepe, Danielle                                              175(42)                  175                 0          *
Perreira, Richard                                           238(10)                  238                 0          *
Piccolo, August                                           7,044(6)                 7,044                 0          *
Piccolo, John                                            23,477(5)                23,477                 0          *
Pocisk, George Roth IRA                                  11,739(9)                11,739                 0          *
Polyviou, P. Tony                                        11,739(9)                11,739                 0          *
Poujol, Albert C.                                        11,739(9)                11,739                 0          *
Poujol, Michael & Angela, JTROS                          23,477(5)                23,477                 0          *
Priddy, Robert                                          304,762(49)              304,762                 0          *
Primo, Joseph C.                                         11,739(9)                11,739                 0          *
Progressive Footcare                                     23,477(5)                23,477                 0          *
Rand, Eric                                                1,999(51)                1,999                 0          *
Rion, James H.                                            7,044(6)                 7,044                 0          *
Roberts, Cindy D.                                        46,954(12)               46,954                 0          *
Rosenfield, Laurence & Janet, JTROS                      11,739(9)                11,739                 0          *
Royal Bank of Canada Trust                              117,382(18)              117,382                 0          *
Rubenstein, Eric                                         16,633(52)               16,633                 0          *
Salas, Alexandra                                            510(53)                  510                 0          *

                                                                                         Shares Beneficially Owned
                                                                                               After Offering
                                                                              --------------------------------------------
                                                                                  Number           Amount and
                                                    Amount and Nature            of Shares          Nature of   Percentage
Name and Address of Beneficial Owner                 of Ownership(1)          Offered Hereby        Ownership    of Class
------------------------------------                 ----------------         --------------       ----------   ----------
Salmon, Robert M. & Margaret, TIC                         7,513(38)                7,513                 0          *
Saltzberg, Darren                                           681(54)                  681                 0          *
Sandhu, Avtar S.                                         11,739(9)                11,739                 0          *
Scaglione, Domenick G. & Josephine, JTROS                 5,871(30)                5,871                 0          *
Schoen, William R. & Barbara J. JTROS                    11,739(9)                11,739                 0          *
Schorlemmer, Vikki K.                                    23,477(5)                23,477                 0          *
Schriver, James E. & Jayne A., JTROS                      4,696(3)                 4,696                 0          *
Schroeder, Charles F.A.                                   5,871(30)                5,871                 0          *
Schultz, Gary D. & Barbara A., JTROS                     23,477(5)                23,477                 0          *
Stellway, David L                                        23,477(5)                23,477                 0          *
Shea, Edmund                                              8,643(55)                8,643                 0          *
JF Shea & Co., Inc.                                     351,719(56)              351,719                 0          *
Sheppard, Matthew P.                                      4,696(3)                 4,696                 0          *
Simon Asset Management LLC                               46,954(12)               46,954                 0          *
Singer, Michael A.                                       46,954(12)               46,954                 0          *
Skoly, Stephen T., Dr.                                   11,739(9)                11,739                 0          *
Spencer, Robert J.                                       11,739(9)                11,739                 0          *
Stahnke, Ronald                                          11,739(9)                11,739                 0          *
Stein, David                                              2,349(57)                2,349                 0          *
Stern, Theodore & Eliabeth, JTROS                        46,954(12)               46,954                 0          *
Stollwerk, David & Ida, JTROS                            11,739(9)                11,739                 0          *
Stollwerk, David & Susan JTROS                           11,739(9)                11,739                 0          *
Swiatek, Nicole                                             275(58)                  275                 0          *
Tachibana, Rick Glen                                      9,392(8)                 9,392                 0          *
Tsamutalis, George                                        3,409(59)                3,409                 0          *
Toombs, Walter F.                                        46,954(12)               46,954                 0          *
TriYar Capital                                           11,739(9)                11,739                 0          *
Turbee, Mederic                                             263(14)                  263                 0          *
Vainberg, Vladik                                          6,073(95)                6,073                 0          *
Syd Verbin & Helen Verbin Trustee under                   4,696(3)                 4,696                 0          *
  Trust Agreement dated 12/20/88 FBO Syd
  Verbbin
Verdino, Lorraine                                           275(58)                  175               100          *
Voight, Bryon & Jacelyn, JTROS                           23,477(5)                23,477                 0          *
Voight, Kevin & Cindy JTROS                              23,477(5)                18,477                 0          *
Ward, Gary                                               11,739(9)                11,739                 0          *
Wasserstrum, Seymour                                     11,739(9)                11,739                 0          *
Wilkins, Charles P.                                      11,739(9)                11,739                 0          *
Winchester Fiduciary Services FBO Conzett                93,907(19)               93,907                 0          *
  Europa Investment
Wisseman, Charles L. III                                 11,739(9)                11,739                 0          *
Ashley Cooper                                           170,000(60)              170,000                 0          *
John R. Clarke                                          139,000(60)              139,000                 0          *
Dean A. Vernoia                                          15,000(60)               15,000                 0          *
Craig Blitz                                               1,840(63)                1,840                 0          *
Craig Blitz and Annette Blitz JTWROS                      7,696(64)                7,696                 0          *

                                                                                          Shares Beneficially Owned
                                                                                                After Offering
                                                                              --------------------------------------------
                                                                                  Number           Amount and
                                                    Amount and Nature            of Shares          Nature of   Percentage
Name and Address of Beneficial Owner                 of Ownership(1)          Offered Hereby        Ownership    of Class
------------------------------------                 ----------------         --------------       ----------   ----------

Harold Blue                                             16,739(65)                16,739                 0          *
Saicol Limited (66)                                        313,368          210,000(107)           103,368       2.2%
Anthony S. Mowrer                                       20,000(60)                20,000                 0          *
Timothy Moore                                           10,000(60)                10,000                 0          *
William L. Mello                                        10,000(60)                10,000                 0          *
Brian Megenity                                          10,000(60)                10,000                 0          *
Mark Danieli                                             6,000(67)                 6,000                 0          *
Anthony J. Giardina                                      3,810(68)                 3,810                 0          *
P.A.M.D. Investors, Inc. (69)                          371,250                   365,000             6,250          *
Andrea Becker                                          100,000(60)               100,000                 0          *
Tim McAfee                                              10,000(60)                10,000                 0          *
Bruce Glaser                                            10,470(70)                10,470                 0          *
Carl Kleidman (71)                                      17,500(72)                17,500                 0          *
Beth Lipman                                              6,736(73)                 6,736                 0          *
Ron Moschetta                                           64,625(74)                64,625                 0          *
Robert O'Sullivan                                        8,192(75)                 8,192                 0          *
Robert A. O'Sullivan Family Trust                        5,000(60)                 5,000                 0          *
A.G. Rappaport                                          50,000(60)                50,000                 0          *
Richard Rosenblatt                                      16,739(65)                16,739                 0          *
Keith M. Rosenbloom                                     18,823(76)                18,823                 0          *
Inder Tallur                                            10,725(77)                10,725                 0          *
Joseph P. Wynne (71)                                    14,814(78)                14,814                 0          *
Richard A. Campanella                                    3,810(79)                 3,810                 0          *
Basil Asciutto                                           4,856(80)                 4,856                 0          *
Basil Asciutto Retirement Plan                           5,000(60)                 5,000                 0          *
Dolphin Media Group Inc. (81)                          119,250                   110,000(105)        9,250          *
Ricardo Maranon (82)                                   200,468                    50,000(106)      150,468       3.3%
Douglas E. Miller                                       10,000(60)                10,000                 0          *
Dawn Becker                                              5,000(60)                 5,000                 0          *
Truxton K. Mann and Nancy W. Mann                        5,000(60)                 5,000                 0          *
  JTWROS
Ron Bloom                                                5,000(60)                 5,000                 0          *
Thomas Malone (83)                                     150,000                    50,000(60)       100,000      2.26%
Michael Bollag                                         143,907(84)               143,907                 0          *
Robert Beuret                                            2,536(85)                 2,536                 0          *
J.P. Turner                                             10,000(60)                10,000                 0          *
John La Porta                                            1,000(60)                 1,000                 0          *
Liberty Capital, Ltd. (86)                             418,350                   418,350                 0          *
Innovative Telecom Corp. (87)                          300,000                   300,000                 0          *
Michael Binder (88)                                     20,000                    20,000                 0          *
The Dilenschneider Group, Inc. (89)                     20,000                    20,000                 0          *
AFG Resources Partnership                              127,758(90)(97)           127,758                 0          *
Salahkhalid Al-Fulaij                                  148,858(90)(98)           148,858                 0          *
Al Jandool Brides Jewellery                             99,239(90)(99)            99,239                 0          *
Saqer A. Almousherji                                   238,096(90)               238,096                 0          *
E-Cash Card Services Inc.                               25,810(90)(100)           25,810                 0          *

                                                                                          Shares Beneficially Owned
                                                                                               After Offering
                                                                              --------------------------------------------
                                                                                 Number           Amount and
                                                  Amount and Nature            of Shares           Nature of   Percentage
Name and Address of Beneficial Owner                of Ownership(1)          Offered Hereby        Ownership    of Class
------------------------------------              -----------------          --------------       ----------   ----------

James Season                                          16,777(90)(101)            16,777                    0         *
Yaseen Tabtabei                                      129,048(90)(102)           129,048                    0         *
Diego Leiva                                        1,617,578(96)(103)            87,753            1,529,825       30%
Martin Gangel Trust                                   23,477                     23,477(92)                0         *
Arthur Chase                                          83,391                     83,391(93)                0         *
Tri-Links Investment Trust                           387,150(90)(104)           387,150                    0         *
Jose Garcia                                            9,500                      9,500(109)               0         *
Felix Lopez                                            9,500                      9,500(109)               0         *
Pedro Rivero                                           2,000                      2,000(109)               0         *
Snow Becker Krauss P.C.                              355,000(108)               300,000               55,000         *
Brian Coventry                                           560(110)                   560                    0         *
John Gruber                                              560(110)                   560                    0         *
Katelyn LoBue                                            125(111)                   125                    0         *
Linda Rodriguez                                          125(111)                   125                    0         *
Gulfsat Communications Company                       100,000(112)               100,000                    0         *
WorldCom Network Services, Inc.                      100,000(113)               100,000                    0         *
IDT Corporation                                      127,500(114)              127,5000                    0         *

* Less than one percent of the issued and outstanding common stock

-----------------

(1) Based on 10,642,969 shares of common stock issued and outstanding as of October 1, 2000. Unless otherwise noted, we believe that all persons named in the table have sole investment power with respect to all shares of common stock beneficially owned by them. Under the Federal securities laws, a person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date hereof upon the conversion of convertible securities or the exercise of warrants or options. We have assumed for each person that any exercisable and convertible securities that are held by that person (but not those held by any other person) and that are exercisable or convertible within 60 days from the date hereof have been exercised or converted and that after the offering, all underlying shares set forth under "Number of Shares Offered Hereby" have been sold. Except where noted, none of the selling stockholders has had any position, office or other material relationship with the Company other than as a shareholder during the past three years.

(2) Includes 6,930 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,875 Bridge Warrants, 469 Note Extension Warrants, 741 shares issued pursuant to the Warrants' anti-dilution provisions, 95 shares of common stock received in connection with the Note Extension and 3,750 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 1,875 shares issuable to this person as a result of the Note Restructuring,

(3) Includes 3,696 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,000 Bridge Warrants, 250 Note Extension Warrants, 395 shares issued pursuant to the Warrants' anti-dilution provisions, 51 shares of common stock received in connection with the Note Extension and 2,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 1,000 shares issuable to this person as a result of the Note Restructuring,

(4) Includes 16,630 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 4,500 Bridge Warrants, 1,125 Note Extension Warrants, 1,777 shares issued pursuant to the Warrants' anti-dilution provisions, 228 shares of common stock received in connection with the Note Extension and 9,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 4,500 shares issuable to this person as a result of the Note Restructuring,

(5) Includes 18,477 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 5,000 Bridge Warrants, 1,250 Note Extension Warrants, 1,974 shares issued pursuant to the Warrants' anti-dilution provisions, 253 shares of common stock received in connection with the Note Extension and 10,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 5,000 shares issuable to this person as a result of the Note Restructuring,

(6) Includes 5,544 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,500 Bridge Warrants, 375 Note Extension Warrants, 593 shares issued pursuant to the Warrants' anti-dilution provisions, 76 shares of common stock received in connection with the Note Extension and 3,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 1,500 shares issuable to this person as a result of the Note Restructuring,

(7) Includes 11,087 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 3,000 Bridge Warrants, 750 Note Extension Warrants, 1,185 shares issued pursuant to the Warrants' anti-dilution provisions, 152 shares of common stock received in connection with the Note Extension and 6,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 3,000 shares issuable to this person as a result of the Note Restructuring.

(8) Includes 7,392 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,000 Bridge Warrants, 500 Note Extension Warrants, 790 shares issued pursuant to the Warrants' anti-dilution provisions, 102 shares of common stock received in connection with the Note Extension and 4,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 2,000 shares issuable to this person as a result of the Note Restructuring.

(9) Includes 9,239 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,500 Bridge Warrants, 625 Note Extension Warrants, 987 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 127 shares of common stock received in connection with the Note Extension and 5,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 2,500 shares of common stock issuable to this person as a result of the Note Restructuring.

(10) Includes 238 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 125 Placement Agent's Warrants, 50 Placement Agent's Shares, 50 shares of common stock issuable to this person as part of the Note Restructuring Agent's Shares and 13 shares of common stock issuable to this person upon the exercise of five-year warrants issued in connection with a debt restructuring (the "Restructuring Warrants").

(11) Includes 4,033 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 979 Placement Agent's Warrants, 391 Placement Agent's Shares, 533 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 2,130 shares of common stock issuable as part of the Note Restructuring Agent's Shares.

(12) Includes 36,954 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 10,000 Bridge Warrants, 2,500 Note Extension Warrants, 3,948 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 506 shares of common stock received in connection with the Note Extension and 20,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 10,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(13) Includes 8,850 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,750 Placement Agent's Warrants, 1,100 Placement Agent's Shares, 1,000 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 4,000 shares of common stock issuable to this person as part of the Note Restructuring Agent's Shares.

(14) Includes 188 Placement Agent's Warrants plus 75 Placement Agent's Shares.

(15) Includes 184,764 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 50,000 Bridge Warrants, 12,500 Note Extension Warrants, 19,738 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 2,526 shares of common stock received in connection with the Note Extension and 100,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 50,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(16) Includes 96,192 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 12,500 Bridge Warrants, 3,125 Note Extension Warrants, 4,9335 shares issued pursuant to the Warrants' anti-dilution provisions, 50,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 632 shares of common stock received in connection with the Note Extension and 25,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 12,500 shares issuable to this person as a result of the Note Restructuring.

(17) Includes 14,782 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 4,000 Bridge Warrants, 1,000 Note Extension Warrants, 1,579 shares of common stock issued pursuant to the Warrants' antidilution provisions, 203 shares of common stock received in connection with the Note Extension and 8,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 4,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(18) Includes 92,382 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 25,000 Bridge Warrants, 6,250 Note Extension Warrants, 9,869 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 1,263 shares of common stock received in connection with the Note Extension and 50,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 25,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(19) Includes 73,907 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 20,000 Bridge Warrants, 5,000 Note Extension Warrants, 7,896 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 1,011 shares of common stock received in connection with the Note Extension and 40,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 20,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(20) Includes 651,197 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 25,025 Bridge Warrants, 6,257 Note Extension Warrants, 9,878 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 83,899 Placement Agent's Warrants, 34,634 Placement Agent's Shares, 318,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 1,264 shares of common stock received in connection with the Note Extension, 50,050 shares issuable to this person upon conversion of the Amended Note, 24,438 shares of common stock issuable upon the exercise of the Restructuring Warrants and 97,752 shares of common stock issuable to this company as part of the Note Restructuring Agent's Shares. Also includes an additional 25,025 shares issuable to this company as a result of the Note Restructuring.

(21) Includes 55,430 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 15,000 Bridge Warrants, 3,750 Note Extension Warrants, 5,922 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 758 shares of common stock received in connection with the Note Extension and 30,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 15,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(22) Includes 755 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 450 Placement Agent's Warrants, plus 180 Placement Agent's Shares, 25 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 100 shares of common stock issuable as part of the Note Restructuring Agent's Shares.

(23) Includes 12,934 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 3,500 Bridge Warrants, 875 Note Extension Warrants, 1,382 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 177 shares of common stock received in connection with the Note Extension and 7,000 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 3,500 shares of common stock issuable to this person as a result of the Note Restructuring.

(24) Includes 363 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 188 Placement Agent's Warrants, plus 75 Placement Agent's Shares, 20 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 80 shares of common stock issuable as part of the Note Restructuring Agent's Shares.

(25) Includes 27 Placement Agent's Warrants, plus 11 Placement Agent's Shares.

(26) Includes 450 Placement Agent's Warrants, plus 90 Placement Agent Shares.

(27) Includes 1,743 Placement Agent's Warrants, plus 696 Placement Agent's
     Shares.

(28) Includes 1,000 Placement Agent's Warrants, plus 200 Placement Agent's
     Shares.

(29) Includes 172,564 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 15,000 Bridge Warrants, 3,750 Note Extension Warrants, 30,000 shares issuable to this person upon conversion of the Amended Note, 5,922 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 13,068 Placement Agent's Warrants, 70,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 5,205 Placement Agent's Shares, 758 shares of common stock received in connection with the note extension, 5,608 shares of common stock issuable upon the exercise of the Restructuring Warrants and 23,253 shares of common stock issuable as part of the Note Restructuring Agent's Shares. Also includes an additional 15,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(30) Includes 4,621 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,250 Bridge Warrants, 313 Note Extension Warrants, 494 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 64 shares of common stock received in connection with the Note Extension and 2,500 shares issuable to this person upon conversion of the Amended Note. Also includes an additional 1,250 shares of common stock issuable to this person as a result of the Note Restructuring.

(31) Includes 450 Placement Agent's Warrants, plus 180 Placement Agent's Shares.

(32) Includes 1,130 Placement Agent's Warrants, plus 451 Placement Agent's
     Shares.

(33) Includes 27,715 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 7,500 Bridge Warrants, 1,875 Note Extension Warrants, 2,961 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 379 shares of common stock received in connection with the Note Extension and 15,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 7,500 shares of common stock issuable to this person as a result of the Note Restructuring.

(34) Includes 1,085 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 375 Placement Agent's Warrants, plus 150 Placement Agent's Shares, 110 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 450 shares of common stock issuable as part of the Note Restructuring Agent's Shares.

(35) Includes 3,762 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,007 Placement Agent's Warrants, plus 402 Placement Agent's Shares, 471 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,882 shares issuable as part of the Note Restructuring Agent's Shares.

(36) Includes 450 Placement Agent's Warrants, plus 180 Placement Agent's Shares.

(37) Includes 275 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 125 Placement Agent's Warrants, plus 50 Placement Agent's Shares, 20 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 80 shares issuable as part of the Note Restructuring Agent's Shares.

(38) Includes 5,913 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,600 Bridge Warrants, 400 Note Extension Warrants, 632 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 81 shares of common stock received in connection with the Note Extension and 3,200 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 1,600 shares of common stock issuable to this person as a result of the Note Restructuring.

(39) Includes 1,479 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 400 Bridge Warrants, 100 Note Extension Warrants, 158 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 21 shares of common stock received in connection with the Note Extension and 800 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 400 shares of common stock issuable to this person as a result of the Note Restructuring.

(40) Includes 1,849 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 500 Bridge Warrants, 125 Note Extension Warrants, 198 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 26 shares of common stock received in connection with the note extension and 1,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 500 shares of common stock issuable to this person as a result of the Note Restructuring.

(41) Includes 2,218 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 600 Bridge Warrants, 150 Note Extension Warrants, 237 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 31 shares of common stock received in connection with the note extension and 1,200 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 600 shares of common stock issuable to this person as a result of the Note Restructuring.

(42) Includes 125 Placement Agent's Warrants, plus 50 Placement Agent's Shares.

(43) Includes 300 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 125 Placement Agent's Warrants, plus 50 Placement Agent's Shares, 25 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 100 shares issuable as part of the Note Restructuring Agent's Shares.

(44) Includes 1,810 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 936 Placement Agent's Warrants, plus 374 Placement Agent's Shares, 100 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 400 shares issuable as part of the Note Restructuring Agent's Shares.

(45) Includes 475 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 250 Placement Agent's Warrants, plus 100 Placement Agent's Shares, 25 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 100 shares issuable as part of the Note Restructuring Agent's Shares.

(46) Includes 339 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 125 Placement Agent's Warrants, plus 50 Placement Agent's Shares, 34 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 130 shares issuable as part of the Note Restructuring Agent's Shares.

(47) Includes 250 Placement Agent's Warrants plus 100 Placement Agent's Shares.

(48) Includes 2,499 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 669 Placement Agent's Warrants, plus 267 Placement Agent's Shares, 313 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,250 shares issuable as part of the Note Restructuring Agent's Shares.

(49) Includes 254,762 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 50,000 Bridge Warrants, 12,500 Note Extension Warrants, 19,736 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 70,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 2,526 shares of common stock received in connection with the Note Extension and 100,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 50,000 shares issuable to this person as a result of the Note Restructuring.

(50) Includes 4,223 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,130 Placement Agent's Warrants, plus 451 Placement Agent's Shares, 529 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 2,113 shares issuable as part of the Note Restructuring Agent's Shares.

(51) Includes 1,999 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 535 Placement Agent's Warrants, plus 214 Placement Agent's Shares, 250 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,000 shares issuable as part of the Note Restructuring Agent's Shares.

(52) Includes 15,633 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,000 Bridge Warrants, 250 Note Extension Warrants, 395 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 3,464 Placement Agent's Warrants, 691 Placement Agent's Shares, 51 shares of common stock received in connection with the Note Extension, 1,557 shares of common stock issuable upon the exercise of the Restructuring Warrants, 6,225 shares issuable as part of the Note Restructuring Agent's Shares and 2,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 1,000 shares issuable to this person as a result of the Note Restructuring.

(53) Includes 510 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 125 Placement Agent's Warrants, plus 50 Placement Agent's Shares, 70 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 265 shares issuable as part of the Note Restructuring Agent's Shares.

(54) Includes 681 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 308 Placement Agent's Warrants, plus 123 Placement Agent's Shares, 50 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 200 shares issuable as part of the Note Restructuring Agent's Shares.

(55) Includes 8,643 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 3,051 Placement Agent's Warrants, plus 1,217 Placement Agent's Shares, 875 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 3,500 shares issuable as part of the Note Restructuring Agent's Shares.

(56) Includes 291,719 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 60,000 Bridge Warrants, 15,000 Note Extension Warrants, 23,688 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 70,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 3,031 shares of common stock received in connection with the Note Extension and 120,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 60,000 shares issuable to this person as a result of the Note Restructuring.

(57) Includes 2,349 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 629 Placement Agent's Warrants, plus 251 Placement Agent's Shares, 294 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,175 shares issuable as part of the Note Restructuring Agent's Shares.

(58) Includes 275 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 125 Placement Agent's Warrants, plus 50 Placement Agent's Shares, 20 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 80 shares issuable as part of the Note Restructuring Agent's Shares.

(59) Includes 3,409 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 913 Placement Agent's Warrants, plus 364 Placement Agent's Shares, 427 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,705 shares issuable as part of the Note Restructuring Agent's Shares.

(60) Consists of shares of Common Stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share.

(61) Includes 2,798 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 749 Placement Agent's Warrants, plus 299 Placement Agent's Shares, 350 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,400 shares issuable as part of the Note Restructuring Agent's Shares.

(62) Includes 363 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 188 Placement Agent's Warrants, plus 75 Placement Agent's Shares, 20 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 80 shares issuable as part of the Note Restructuring Agent's Shares.

(63) Includes 1,840 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 493 Placement Agent's Warrants, plus 197 Placement Agent's Shares, 230 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 920 shares issuable as part of the Note Restructuring Agent's Shares.

(64) Includes 6,696 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 1,000 Bridge Warrants, 250 Note Extension Warrants, 395 shares issued pursuant to the Warrants' anti-dilution provisions, 3,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 51 shares of common stock received in connection with the Note Extension and 2,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 1,000 shares issuable to this person as a result of the Note Restructuring.

(65) Includes 14,239 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,500 Bridge Warrants, 625 Note Extension Warrants, 987 shares issued pursuant to the Warrants' anti-dilution provisions, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 127 shares of common stock received in connection with the Note Extension and 5,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 2,500 shares issuable to this person as a result of the Note Restructuring.

(66) This entity is controlled by Robert R. Sams, a member of PICK's Board of Directors. This selling stockholder's beneficial ownership includes shares owned by Mr. Sams, but excludes 9,600 shares owned by Vulcan Petroleum of which Mr. Sams is a director and minority shareholder. See "Certain Relationships and Related Transactions."

(67) Includes 6,000 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 268 Placement Agent's Warrants, 107 Placement Agent's Shares, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 125 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 500 shares issuable as part of the Note Restructuring Agent's Shares.

(68) Includes 3,810 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 936 Placement Agent's Warrants, 374 Placement Agent's Shares, 2,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 100 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 400 shares issuable as part of the Note Restructuring Agent's Shares.

(69) This entity is controlled by Pastor Alberto Delgado, an advisor to the Company and a former member of the Board of Directors. This selling shareholder's beneficial ownership includes Pastor Delgado's non-qualified stock options to purchase up to 6,250 shares at $5.50 per share, 315,000 shares of Common stock issuable upon conversion of Series B Preferred Stock and 50,000 shares of Common stock issuable upon exercise of non-qualified stock options which vest on March 3, 2000. Excludes non-qualified stock options to purchase up to 18,750 shares at $5.50 per share, vesting on November 2, 1999. See "Certain Relationships and Related Transactions."

(70) Includes 10,470 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,122 Placement Agent's Warrants, 848 Placement Agent's Shares, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 500 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 2,000 shares issuable as part of the Note Restructuring Agent's Shares.

(71) This person is an officer of Commonwealth, however his shareholdings excludes all shares owned by Commonwealth. See footnote (20) above.

(72) Includes 17,500 shares currently issuable and listed under "Number of Shares Offered Hereby" upon conversion of Series B Preferred Stock, at $1.00 per share, 2,500 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 10,000 shares issuable as part of the Note Restructuring Agent's Shares.

(73) Includes 6,736 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 450 Placement Agent's Warrants, 180 Placement Agent's Shares, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 275 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 831 shares issuable as part of the Note Restructuring Agent's Shares.

(74) Includes 64,625 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 28,960 Placement Agent's Warrants, 11,555 Placement Agent's Shares, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 3,822 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 15,288 shares issuable as part of the Note Restructuring Agent's Shares.

(75) Includes 8,192 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,742 Placement Agent's Warrants plus 1,094 Placement Agent's Shares, 1,032 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 3,324 shares issuable as part of the Note Restructuring Agent's Shares.

(76) Includes 18,823 shares currently issuable listed under "Number of Shares Offered Hereby" upon exchange of 3,984 Placement Agent's Warrants, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 1,587 Placement Agent's Shares, 1,604 shares of common stock issuable upon the exercise of the Restructuring Warrants and 6,648 shares of common stock issuable as part of the Note Restructuring Agent's Shares. Does not include 626,172 shares of common stock beneficially owned by Commonwealth Associates, listed above. Mr. Rosenbloom is an employee director and shareholder of Commonwealth. When combined with his shares, Mr. Rosenbloom would be deemed the beneficial owner of 14.59% of the Company's outstanding securities prior to the offering.

(77) Includes 10,725 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,750 Placement Agent's Warrants, 1,100 Placement Agent's Shares, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 375 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,500 shares issuable as part of the Note Restructuring Agent's Shares.

(78) Includes 14,814 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,993 Placement Agent's Warrants, 1,196 Placement Agent's Shares, 5,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 1,125 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 4,500 shares issuable as part of the Note Restructuring Agent's Shares.

(79) Includes 3,810 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 936 Placement Agent's Warrants, 374 Placement Agent's Shares, 2,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 100 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 400 shares issuable as part of the Note Restructuring Agent's Shares.

(80) Includes 4,856 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,583 Placement Agent's Warrants plus 1,023 Placement Agent's Shares, 250 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 1,000 shares issuable as part of the Note Restructuring Agent's Shares.

(81) This entity is controlled by John Tydeman, a member of the Company's Board of Directors. This selling stockholder's beneficial ownership includes non-qualified stock options to purchase up to 6,250 shares at $5.50 per share and 60,000 shares of common stock issuable upon conversion of Series B Preferred Stock. Excludes non-qualified stock options to purchase up to 18,750 shares at $5.50 per share, vesting on November 2, 1999, and 50,000 shares of common stock issuable upon exercise of non-qualified stock options which vest on March 3, 2000. See "Certain Relationships and Related Transactions."

(82) Mr. Maranon is an advisor to the Company and a former member of the Board of Directors. This selling stockholders's beneficial ownership includes non-qualified stock options to purchase 25,000 shares of the Company's common stock, 15,000 shares at $3.70 per share and 10,000 shares at $5.50 per share pursuant to the Plan and 50,000 shares of common stock issuable upon exercise of non-qualified stock options which vest on March 3, 2000 and 3,725 shares of the Company's common stock beneficially owned by Mr. Maranon's daughter. See "Certain Relationships and Related Transactions."

(83) Mr. Malone is Chief Executive Officer of the Company. He received these shares as part of his signing bonus. Includes non-qualified stock options to purchase up to 100,000 shares of the Company's Common stock exercisable at $5.00 per share, and 50,000 shares of Common stock issuable upon conversion of 50,000 shares of Series B Convertible Preferred Stock issued to Mr. Malone as a signing bonus. Excludes 400,000 shares of Common stock issuable upon exercise of options which vest from April 1, 2000 through April, 2003.

(84) Includes 123,907 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 20,000 Bridge Warrants, 5,000 Note Extension Warrants, 7,896 shares issued pursuant to the Warrants' anti-dilution provisions, 50,000 shares of common stock issuable upon conversion of Series B Preferred Stock, at $1.00 per share, 1,011 shares of common stock received in connection with the note extension and 40,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 20,000 shares issuable to this person as a result of the Note Restructuring.

(85) Includes 2,536 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exercise of 1,811 Placement Agent's Warrants plus 725 Placement Agent's Shares. Does not include 626,172 shares of common stock beneficially owned by Commonwealth Associates, listed above. Mr. Beuret is an employee, director and shareholder of Commonwealth. When combined with his shares, Mr. Beuret would be deemed the beneficial owner of 14.22% of the Company's outstanding securities prior to the offering.

(86) Includes 283,400 shares issuable upon the exercise of warrants at $1.00 per share, 111,550 shares issuable upon exercise of warrants at $5.00 per share issued in connection with the July 1998 Bridge Loan, as well as 23,400 shares issued to Liberty Capital pursuant to a March 1998, as amended, Consulting Agreement.

(87) Includes shares issuable upon the exercise of warrants issued in connection with the satisfaction of indebtedness.

(88) Includes 10,000 shares of common stock issued to Michael Binder and 10,000 shares of common stock underlying warrants issued to Michael Binder.

(89) Includes shares of common stock issued to The Dilenschneider Group Inc.

(90) Consists of Common Stock issuable upon conversion of Series D Preferred Stock, at $4.20 per share.

(91) Includes 109,935 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 29,750 Bridge Warrants, 7,438 Note Extension Warrants, 11,744 shares issued pursuant to the Warrants' anti-dilution provisions, 1,503 shares of common stock received in connection with the Note Extension and 59,500 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 29,750 shares issuable to this person as a result of the Note Restructuring.

(92) Includes 18,477 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 5,000 Bridge Warrants, 1,250 Note Extension Warrants, 1,974 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 253 shares of common stock received in connection with the Note Extension and 10,000 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 5,000 shares of common stock issuable to this person as a result of the Note Restructuring.

(93) Includes 83,391 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,000 Bridge Warrants, 500 Note Extension Warrants, 790 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 80,000 shares of common stock issued upon conversion of Bridge Notes issued in the July 1998 Bridge Loan which were not exchanged for Amended Notes in April 1999 and 101 shares of common stock received in connection with the Note Extension.

(94) Includes 8,870 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 2,400 Bridge Warrants, 600 Note Extension Warrants, 948 shares of common stock issued pursuant to the Warrants' anti-dilution provisions, 122 shares of common stock received in connection with the Note Extension and 4,800 shares of common stock issuable to this person upon conversion of the Amended Note. Also includes an additional 2,400 shares of common stock issuable to this person as a result of the Note Restructuring.

(95) Includes 5,573 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 500 Bridge Warrants, 125 Note Extension Warrants, 198 shares issuable pursuant to the Warrants' anti-dilution provisions, 997 Placement Agent's Warrants, 398 Placement Agent's Shares, 26 shares of common stock received in connection with the Note Extension, 1,000 shares of common stock issuable to this person upon conversion of the Amended Note, 466 shares of common stock issuable upon the exercise of the Restructuring Warrants and 1,863 shares of common stock issuable as part of the Note Restructuring Agent's Shares. Also includes an additional 500 shares issuable to this person as a result of the Note Restructuring.

(96) Includes an aggregate of 275,000 stock options consisting of incentive stock options to purchase up to 15,000 shares at $4.10 per share, 6,300 shares at $6.10 per share, 3,700 shares at $6.10 per share under the Plan; and non-qualified stock options to purchase 250,000 shares at $5.50 per share outside of the Plan. Also includes 80,953 shares of common stock issuable upon conversion of 340,000 shares of Series D Convertible Preferred Stock at $4.20 per shares and warrants to purchase an additional 6,800 shares of Common Stock at $6.30 per share.

(97) Includes 9,900 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(98) Includes 6,000 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(99) Includes 4,000 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(100) Includes 2,000 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(101) Includes 1,300 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(102) Includes 10,000 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(103) Includes 6,800 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(104) Includes 30,000 shares issuable upon exercise of Series D Common Stock Purchase Warrants.

(105) Includes 60,000 shares of common stock issuable upon conversion of Series B Preferred Stock at $1.00 per share and 50,000 shares issuable upon exercise of stock options at $1.81 per share, but does not include any other shares owned by John Tydeman, a director of the Company, who controls this entity.

(106) Includes 50,000 shares issuable upon exercise of stock options at $1.81 per share held by Mother of Three, Inc., a company controlled by Ricardo Maranon, an advisor to the Board of Directors.

(107) Includes 160,000 shares of common stock issuable upon conversion of Series B Preferred Stock at $1.00 per share and 50,000 shares issuable upon exercise of stock options at $1.81 per share, but does not include any other shares owned by Robert R. Sams, a director of the Company, who controls this entity. See note (66) above.

(108) This entity is counsel to the Company and its shares include 50,000 shares issuable upon exercise of non-qualified stock options to purchase 50,000 shares at $5.00 per share held by SBK Investment Partners, an affiliated partnership, and 300,000 shares of common stock issuable upon exercise of non-qualified stock options in exchange for legal fees owed to such entity.

(109) Represents shares of common stock issued upon conversion of Series B Preferred Stock.

(110) Includes 560 shares currently issuable and listed under a Number of Shares Offered Hereby" upon exchange of 110 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 450 shares of common stock issuable as part of the Note Restructuring Agent's Shares.

(111) Includes 125 shares currently issuable and listed under "Number of Shares Offered Hereby" upon exchange of 25 shares of common stock issuable to this person upon the exercise of the Restructuring Warrants and 100 shares of common stock issuable as part of the Note Restructuring Agent's Shares.

(112) Shares purchased by Gulfsat Communications Company, a vendor of the Company, upon conversion of a loan made to the Company at the rate of $10.00 per share.

(113) Shares issued to Worldcom Network Services, Inc., a vendor of the Company, in connection with the settlement of a lawsuit.

(114) Consists of 50,000 shares of common stock issued to IDT Corporation as a restructuring fee; 40,000 shares issuable in exchange for 400,000 warrants currently outstanding and 37,500 shares issuable in the event that a short-term note of the Company is extended by the Company into a long-term obligation.


                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED

         The Company's authorized capital stock consists of 100,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value.

COMMON STOCK

         We are authorized to issue 100,000,000 shares of our common stock, $.01 par value per share, of which 10,642,969 shares were issued and outstanding as of October 1, 2000. All of the outstanding shares of our common stock and those issuable upon completion of this offering, are and will be, duly authorized, validly issued, fully paid and non-assessable. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted by shareholders. There are no preemptive, subscription, conversion or redemption rights pertaining to our common stock. Holders of shares of our common stock are entitled to receive dividends as they are declared on common stock by the Board of Directors out of funds legally available therefor and to share ratably in the assets available upon liquidation subject to rights of creditors and any shares of preferred stock.

PREFERRED STOCK

         The Company is authorized to issue 10,000,000 shares of preferred stock, $.01 par value per share.

         The preferred stock may be divided by the Board of Directors from time to time into one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions, including the dividend rights, conversion rights, voting rights, terms of redemption (including sinking fund provisions, if any) and liquidation preferences, of any series of preferred stock and to fix the number of shares of any series without any further vote or action by stockholders. The Company has no present plans, proposals, commitments or arrangements to issue any additional shares of Preferred Stock except in connection with raising additional funds. The Company's Certificate of Incorporation authorizes the issuance of Preferred Stock with such designations, rights, and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the common stock. The Preferred Stock may be used for any lawful purpose, and under certain circumstances it may be deemed to be an anti-takeover device that could be utilized as a method of discouraging, delaying or preventing a change in control of the Company without approval of the Company's stockholders.

         The Board of Directors of the Company authorized seventy thousand (70,000) of the ten million (10,000,000) shares of Preferred Stock of the Company be designated Series A Convertible Preferred Stock, $.001 par value per share, none of which shares have been issued.

         The Board of Directors of the Company authorized two million (2,000,000) of the ten million (10,000,000) authorized shares of Preferred Stock of the Company shall be designated Series B Convertible Preferred Stock, $.001 par value per share, of which 1,871,000 shares have been issued and 395,000 were issued and outstanding as of October 1, 2000. The shares of Series B Convertible Preferred Stock are convertible into 1,871,000 shares of common stock at the rate of $1.00 per share. The shares of Series B Convertible Preferred Stock have a $1.00 per share liquidation preference or an aggregate of $1,871,000.

         The Board of Directors of the Company authorized five hundred thousand (500,000) of the ten million (10,000,000) authorized shares of Preferred Stock of the Company shall be designated Series D Convertible Preferred Stock, $.001 par value per share, of which 500,000 shares have been issued and 150,000 were issued and outstanding as of October 1,2000. The remaining 150,000 shares of Series D Convertible Preferred Stock are convertible into 750,000 shares of common stock at the rate of $2.00 per share, subject to adjustment. The shares of Series D Convertible Preferred Stock have a $10.00 per share liquidation preference or an aggregate of $5,000,000.

         The holders of Series B and Series D Convertible Preferred Stock ("Holders") shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of the funds of the Company legally available therefor, dividends ratably with any declaration or payment of any dividend with holders of the common stock or other junior securities of the Company, when, as and if declared by the Board of Directors, based on the number of shares of common stock into which each share of Series B and Series D Preferred Stock is then convertible.

         In addition to any other rights provided for herein or by law, the holders of Series B and Series D Convertible Preferred Stock shall be entitled to vote, together with the holders of common stock as one class, on all matters as to which holders of common stock shall be entitled to vote, in the same manner and with the same effect as such common stock holders. In any such vote, each share of Series B and Series D Convertible Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of whole shares of common stock into which each such share of Series B and Series D Convertible Preferred Stock is then convertible, calculated to the nearest share.

         So long as at least twenty percent (20%) of either the Series B or Series D Convertible Preferred Stock remains outstanding, the consent of the holders of two-thirds of the then outstanding Series B or Series D Convertible Preferred Stock, each voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to permit effect or validate the creation and issuance of any series of preferred stock or other security of the Company which is senior as to distributions to either the Series B or Series D Convertible Preferred Stock.

         So long as at least twenty percent (20%) of either the Series B or Series D Convertible Preferred Stock remains outstanding, the consent of two_thirds of the holders of the then outstanding Series B or Series D Convertible Preferred Stock, each voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change the Company's Certificate of Designation or the Articles of Incorporation, as amended, in a manner which would alter or change the powers, preferences, rights, privileges, restrictions and conditions of the Series B or Series D Convertible Preferred Stock so as to adversely affect either the Series B or Series D Convertible Preferred Stock.

                              PLAN OF DISTRIBUTION

         The selling stockholders shares may be sold from time to time by the selling stockholders in one or more transactions in the over-the-counter market, in negotiated transactions or a combination of those methods of sale at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

         The selling stockholders shares may be sold from time to time directly to purchasers by the selling stockholders and/or by their assignees, transferees, pledgees or other successors for their own accounts and not for the account of the Company. Alternatively, the selling stockholders may from time to time offer the selling stockholder shares through underwriters, dealers or agents. The distribution of the selling stockholder shares by the selling stockholders may be effected from time to time in one or more transactions or a combination of such methods of sale, that may take place in the over-the-counter market including:

         o ordinary broker's transactions and transactions in which the broker solicits purchasers;

         o   privately negotiated transactions or pledges;

         o through sales to one or more broker/dealers for resale of these shares for their own account as principals, pursuant to this prospectus;

         o in a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

         o in exchange distributions and/or secondary distributions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with the sales. In any event, however, the maximum compensation (commission, discount or solicitation fee) to be received by any underwriter, broker-dealer and/or agent will not be greater than eight (8%) percent for sale of any shares and/or warrants.

         In connection with distributions of the selling stockholder shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with these transactions, broker-dealers may engage in short sales of the selling stockholder shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell selling stockholder shares short and deliver the selling stockholder shares to close out short positions. The selling stockholders also may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the selling stockholder shares, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders also may pledge the selling stockholder shares to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged selling stockholder shares pursuant to this prospectus.

         The selling stockholders and/or their assignees, transferees, intermediaries, donees, pledgees or other successors in interest through whom the selling stockholder shares are sold may be deemed "underwriters" within the meaning of section 2(11) of the Securities Act, with respect to the selling stockholder shares offered and any profits realized or commissions received may be deemed to be underwriting compensation. Any broker-dealers that participate in the distribution of the selling stockholder shares also may be deemed to be "underwriters," as defined in the Securities Act, and any commissions, discounts, concessions or other payments made to them, or any profits realized by them upon the resale of any selling stockholder shares purchased by them as principals, may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of selling stockholder shares by the selling stockholders.

         Under states' securities laws, the selling stockholder shares may be sold only through registered or licensed brokers or dealers. In addition, the selling stockholder shares may not be sold unless the selling stockholder shares have been registered or qualified for sale in various states or an exemption from registration or qualification is available and is complied with.

         Registration of the selling stockholder shares is being made pursuant to the individual securities purchase agreements between us and each of the selling stockholders. Pursuant to the terms of these agreements, we will pay all expenses incident to the offering and sale of the selling stockholder shares to the public except as described hereinafter. We will not pay, among other expenses, commissions and discounts of underwriters, dealers or agents or the fees and expenses of counsel for the selling stockholders. In some cases, we have agreed to indemnify the selling stockholders and may indemnify any broker-dealer that participates in transactions involving the sale of selling stockholder shares against various liabilities, including liabilities under the Securities Act.

         There can be no assurance that we or any of the selling stockholders will sell any or all of the selling stockholder shares offered by them hereunder.

         The sale of the selling stockholder shares is subject to the prospectus delivery and other requirements of the Securities Act. To the extent required, we will use our best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement with respect to the selling stockholder shares to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including, but not limited to, the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by the underwriter for selling stockholder shares purchased from a selling stockholder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public, and other facts material to the transaction. In addition, upon the Company being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

         Under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the selling stockholder shares offered by this prospectus may not simultaneously engage in market-making activities with respect to our common stock during the applicable "cooling off" period five business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of selling stockholder shares by the selling stockholders.

         Selling stockholders also may resell all or a portion of the selling stockholder shares in open market transactions in reliance upon Section 4(l) of the Securities Act or Rule 144 promulgated thereunder, provided they meet the criteria and conform to the requirements of such rules.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1999 and 1998 appearing in this prospectus and Registration Statement have been audited by Goldstein Golub Kessler LLP, independent auditors, as indicated in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of the Company as of December 31, 1997 appearing in this prospectus and Registration Statement have been audited by Durland & Company, CPAs, P.A., independent auditors, as indicated in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         Effective September 17, 1998, Goldstein Golub Kessler LLP were engaged as the Company's independent accountants for the 1998 and 1999 fiscal years. The change in the independent accountants had been approved by the Company's Board of Directors. Upon the engagement of Goldstein Golub Kessler LLP, the Company dismissed Durland & Company, CPA's, P.A., its independent accountant for the years ended December 31, 1996 and 1997. The Company has no disagreements with its current and former accountants on accounting and financial disclosures.

                                  LEGAL MATTERS

         Certain legal matters in connection with the sale of the shares of the common stock offered hereby will be passed upon for the Company by Snow Becker Krauss P.C., New York, New York. Snow Becker Krauss P.C. owns an option to purchase 150,000 shares of common stock of the Company. SBK Investment Partners, a partnership consisting of members of Snow Becker Krauss P.C. owns 5,000 shares of common stock and an option to purchase 50,000 shares of common stock of the Company.

                   PICK COMMUNICATIONS CORP. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended December 31, 1999 and 1998

Independent Auditor's Report                                       F-2

Independent Auditor's Report                                       F-3

Consolidated Financial Statements:

   Balance Sheet                                                   F-4
   Statement of Operations                                         F-5
   Statement of Stockholders' Deficiency                        F-6 - F-8
   Statement of Cash Flows                                      F-9 - F-10
   Notes to Consolidated Financial Statements                  F-11 - F-25


                 For the Three-Month and Six-Month Periods Ended
                             June 30, 2000 and 1999
                                  (UNAUDITED)

   Consolidated Balance Sheet at June 30, 2000
   (Unaudited) and December 31, 1999................................ F-26

   Consolidated  Statement of Operations for the
   three-month and six-month periods ended June 30, 2000
   and 1999 (Unaudited)............................................. F-27

   Consolidated Statement of Stockholders' Deficiency
   for the six-month period ended June 30, 2000 (Unaudited)......... F-28

   Consolidated Statement of Cash Flows for the
   six-month periods ended June 30, 2000 and 1999 (Unaudited)....... F-29

   Notes to Consolidated Financial Statements (Unaudited)........... F-30 - F-38

INDEPENDENT AUDITOR'S REPORT




The Board of Directors
PICK Communications Corp.


We have audited the accompanying consolidated balance sheets of PICK Communications Corp. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PICK Communications Corp. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and cash flows for the two years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has incurred substantial recurring losses from operations, has a net capital deficiency and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 14, 2000

                                DURLAND & COMPANY
                       ---------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS
                       ---------------------------------

                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
PICK Communications Corp.
Wayne, New Jersey

We have audited the accompanying consolidated statements of operations, stockholders' equity (deficiency) and cash flows of PICK Communications Corp., for the year ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these consolidated financial statements, based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of financial misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of their operations and their cash flows for the year then ended of PICK Communications Corp., in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company incurred a significant losses, resulting in a deficit equity position. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                               /s/ Durland & Company, CPAs, P.A.
                                                   -----------------------------
                                                   Durland & Company, CPAs, P.A.


Palm Beach, Florida
April 29, 1998

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------


December 31,                                                                                 1999                 1998
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash                                                                                                    $     17,052
  Prepaid expenses and other current assets                                         $     176,455              278,352
  Current assets from discontinued operations                                             325,220            1,269,055
-------------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                                501,675            1,564,459
-------------------------------------------------------------------------------------------------------------------------------
Property and Equipment - at cost, net of accumulated depreciation and
 amortization of $214,527 and $114,293, respectively                                    4,434,970            3,195,169
-------------------------------------------------------------------------------------------------------------------------------
Other Assets:
  Security deposits                                                                       261,796              161,796
  Deferred income tax asset, net of valuation allowance of $30,509,000
   and $11,000,000, respectively                                                             -                   -
  Long-term assets from discontinued operations                                         2,068,394            1,869,732
-------------------------------------------------------------------------------------------------------------------------------
      Total other assets                                                                2,330,190            2,031,528
-------------------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                  $   7,266,835         $  6,791,156
===============================================================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
  Cash overdraft                                                                    $      20,193
  Current portion of debt                                                                 888,000         $     20,000
  Accounts payable and accrued expenses                                                 8,540,607            2,797,133
  Other current liabilities                                                                  -               1,000,000
  Current liabilities from discontinued operations                                     10,965,614           12,317,168
-------------------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                        20,414,414           16,134,301
Debt, less current portion                                                              9,880,000            9,880,000
Long-term Liabilities from Discontinued Operations                                        736,586            1,042,716
-------------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                                31,031,000           27,057,017
-------------------------------------------------------------------------------------------------------------------------------
Commitments and Contingencies
Minority Interest in Consolidated Subsidiary                                               84,276               86,018
-------------------------------------------------------------------------------------------------------------------------------
Stockholders' Deficiency:
  Convertible preferred stock - $.001 par value; authorized 10,000,000 shares
   Designated as Series B - 2,000,000 shares; issued 1,871,000 shares; 930,000 shares outstanding; aggregate liquidation value
    $1,871,000                                                                            930,000                -
   Designated as Series D - 500,000 shares; issued 500,000 shares;
    260,500 shares outstanding; aggregate liquidation value $4,660,000                  2,605,000                -
  Common stock - $.01 par value; authorized 100,000,000 shares and
   10,000,000 shares, respectively; issued and outstanding 8,919,881
    and 3,816,638 shares, respectively                                                     89,234               38,202
  Additional paid-in capital                                                           79,746,228            4,008,029
  Options and warrants                                                                  2,720,071            2,687,461
  Subscriptions receivable                                                               (340,000)               -
  Treasury stock, at cost, 3,550 shares                                                   (11,978)             (11,978)
  Accumulated other comprehensive income                                                    1,482                -
  Accumulated deficit                                                                (109,588,478)         (27,073,593)
-------------------------------------------------------------------------------------------------------------------------------
      Stockholders' deficiency                                                        (23,848,441)         (20,351,879)
-------------------------------------------------------------------------------------------------------------------------------
      Total Liabilities and Stockholders' Deficiency                                $   7,266,835         $  6,791,156
===============================================================================================================================


                  The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Year Ended December 31,                                                         1999            1998             1997
-------------------------------------------------------------------------------------------------------------------------------
Costs and expenses:
  Selling, general and administrative expenses                            $ 2,825,957     $ 2,094,025      $   218,917
  Depreciation and amortization                                               100,234          45,805          180,531
-------------------------------------------------------------------------------------------------------------------------------
Operating loss                                                              2,926,191       2,139,830          399,448
-------------------------------------------------------------------------------------------------------------------------------

Other expense:
  Interest expense                                                          1,824,845           -                -
  Write-off of intangible asset                                                 -               -              441,205
  Net loss on marketable equity securities                                      -             133,000        9,449,079
-------------------------------------------------------------------------------------------------------------------------------
Total other expenses                                                        1,824,845         133,000        9,890,284
-------------------------------------------------------------------------------------------------------------------------------

Loss from continuing operations before minority interest in
 loss of consolidated subsidiary, and benefit from income taxes             4,751,036       2,272,830       10,289,732

Minority interest in loss of consolidated subsidiary                            1,742           2,062          434,064
-------------------------------------------------------------------------------------------------------------------------------

Loss from continuing operations before benefit from income
 taxes                                                                      4,749,294       2,270,768        9,855,668

Benefit from income taxes                                                       -               -           (1,808,000)
-------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                                             4,749,294       2,270,768        8,047,668
-------------------------------------------------------------------------------------------------------------------------------

Discontinued operations:
  Loss from discontinued operations                                         5,486,880      14,792,541        1,452,134
  Loss on disposal of discontinued operations and related costs            45,315,574           -                -
  Estimated cost to discontinue operations                                  1,793,137           -                -
-------------------------------------------------------------------------------------------------------------------------------
Total loss from discontinued operations                                    52,595,591      14,792,541        1,452,134
-------------------------------------------------------------------------------------------------------------------------------

Net loss                                                                   57,344,885      17,063,309        9,499,802

Beneficial conversion feature of preferred stock                           25,170,000           -                -
-------------------------------------------------------------------------------------------------------------------------------
Net loss applicable to common stock                                       $82,514,885     $17,063,309      $ 9,499,802
===============================================================================================================================

Loss from continuing operations and beneficial conversion
 feature of preferred stock per common share - basic                      $      6.30     $       .61      $      2.18
===============================================================================================================================
Loss from discontinued operations per common
 share - basic                                                            $     11.07     $      4.01      $       .39
===============================================================================================================================

Net loss applicable to common share - basic                               $     17.37     $      4.62      $      2.57
===============================================================================================================================

Weighted-average common shares outstanding - basic                          4,750,742       3,692,356        3,695,853
===============================================================================================================================

                  The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                              CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------

Year ended December 31, 1999
----------------------------------------------------------------------------------------------------------------------------
                                              Series B Preferred Stock    Series D Preferred Stock        Common Stock
                                              ------------------------    ------------------------   -----------------------
                                                Number                      Number                    Number
                                               of Shares     Amount        of Shares     Amount      of Shares     Amount
----------------------------------------------------------------------------------------------------------------------------

Balance at January 1, 1997                        -            -             -            -          4,321,752    $ 87,395

Reduction of $.02 to $.01 par value               -            -             -            -              -         (43,697)

Cancellation of 60,000 shares subscribed          -            -             -            -            (60,000)       (600)

Reacquisition of shares for cash                  -            -             -            -             (3,550)       -

Reacquisition of shares for unused prepaid
 advertising, with a book value of $2,038,155     -            -             -            -            (75,000)       -

Reacquisition of share for Firenze, Ltd.
 and Ultimistics, Inc.                            -            -             -            -           (600,000)       -

Issuance of common stock for services             -            -             -            -             22,700         227

Issuance of warrants in connection with
 short-term debt                                  -            -             -            -              -            -

Accumulated other comprehensive income            -            -             -            -              -            -

Net loss                                          -            -             -            -              -            -
-----------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1997                      -            -             -            -          3,605,902      43,325

Issuance of common stock for compensation         -            -             -            -             66,299         663

Issuance of common stock in connection
 with private placement                           -            -             -            -            139,437       1,394

Issuance of common stock upon exercise of
 warrants by director                             -            -             -            -              5,000          50

Issuance of warrants in connection with
 short-term debt                                  -            -             -            -              -            -


Year ended December 31, 1999
---------------------------------------------------------------------------------------------------------------------
                                                                                                         Accumulated
                                               Additional      Options     Subscriptions                    Other
                                                 Paid-in         and         and Notes     Treasury     Comprehensive
                                                 Capital      Warrants      Receivable       Stock      Income (Loss)
---------------------------------------------------------------------------------------------------------------------

Balance at January 1, 1997                    $  6,399,720       -          $(600,000)  $   (602,089)   $(3,904,965)

Reduction of $.02 to $.01 par value                 43,697       -               -              -             -

Cancellation of 60,000 shares subscribed          (599,400)      -            600,000           -             -

Reacquisition of shares for cash                      -          -               -           (11,978)         -

Reacquisition of shares for unused prepaid
 advertising, with a book value of $2,038,155         -          -               -        (2,038,155)         -

Reacquisition of share for Firenze, Ltd.
 and Ultimistics, Inc.                                -          -               -          (420,000)         -

Issuance of common stock for services               42,808       -               -              -             -

Issuance of warrants in connection with
 short-term debt                                      -      $  21,242           -              -             -

Accumulated other comprehensive income                -          -               -              -         3,942,965

Net loss                                              -          -               -              -             -
---------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1997                     5,886,825      21,242           -        (3,072,222)        38,000

Issuance of common stock for compensation          296,363       -               -              -             -

Issuance of common stock in connection
 with private placement                            864,405       -               -              -             -

Issuance of common stock upon exercise of
 warrants by director                               13,450       -               -              -             -

Issuance of warrants in connection with
 short-term debt                                      -      2,359,940           -              -             -


Year ended December 31, 1999
-------------------------------------------------------------------------------


                                                   Accumulated    Stockholders'
                                                     Deficit       Deficiency
-------------------------------------------------------------------------------

Balance at January 1, 1997                    $       (510,482) $      869,579

Reduction of $.02 to $.01 par value                      -                -

Cancellation of 60,000 shares subscribed                 -                -

Reacquisition of shares for cash                         -             (11,978)

Reacquisition of shares for unused prepaid
 advertising, with a book value of $2,038,155            -          (2,038,155)

Reacquisition of share for Firenze, Ltd.
 and Ultimistics, Inc.                                   -            (420,000)

Issuance of common stock for services                    -              43,035

Issuance of warrants in connection with
 short-term debt                                         -              21,242

Accumulated other comprehensive income                   -           3,942,965

Net loss                                            (9,499,802)     (9,499,802)
-------------------------------------------------------------------------------

Balance at December 31, 1997                       (10,010,284)     (7,093,114)

Issuance of common stock for compensation                -             297,026

Issuance of common stock in connection
 with private placement                                  -             865,799

Issuance of common stock upon exercise of
 warrants by director                                    -              13,500

Issuance of warrants in connection with
 short-term debt                                         -           2,359,940

                                                                     (continued)

                  The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                              CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------

Year ended December 31, 1999
------------------------------------------------------------------------------------------------------------------------------
                                                 Series B Preferred Stock    Series D Preferred Stock        Common Stock
                                                 ------------------------    ------------------------   ----------------------
                                                   Number                      Number                    Number
                                                  of Shares     Amount        of Shares     Amount      of Shares     Amount
------------------------------------------------------------------------------------------------------------------------------

Issuance of options for compensation                 -             -             -            -             -            -

Cancellation of 723,000 shares of treasury stock     -             -             -            -             -       $  (7,230)

Accumulated other comprehensive loss                 -             -             -            -             -            -

Net loss                                             -             -             -            -             -            -

------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998                         -             -             -            -          3,816,638     38,202

Issuance of preferred stock                      1,821,000     $1,821,000      466,000   $ 4,660,000        -            -

Issuance of preferred stock for services            50,000         50,000        -            -             -            -

Preferred stock issuance cost - Series B and D       -             -             -            -             -            -

Issuance of common stock for services                -             -             -            -            854,005      8,540

Conversion of preferred stock to common stock     (941,000)      (941,000)    (239,500)   (2,395,000)    1,511,238     15,112

Issuance of preferred stock as subscriptions
 receivable                                          -             -            34,000       340,000        -            -

Expiration of options and warrants                   -             -             -            -             -            -

Issuance of common stock upon exercise of
 options for cash                                    -             -             -            -             24,500        245

Issuance of common stock for old debt                -             -             -            -            100,000      1,000

Issuance of common stock upon exercise of
 options and warrants for services                   -             -             -            -            437,500      4,375

Issuance of common stock and warrants
 to the restructured debt and fees                   -             -             -            -          2,176,000     21,760


Year ended December 31, 1999
---------------------------------------------------------------------------------------------------------------------
                                                                                                         Accumulated
                                                   Additional    Options   Subscriptions                    Other
                                                    Paid-in        and        and Notes     Treasury     Comprehensive
                                                    Capital      Warrants    Receivable       Stock      Income (Loss)
---------------------------------------------------------------------------------------------------------------------

Issuance of options for compensation                 -         $   306,279        -             -              -

Cancellation of 723,000 shares of treasury stock  $(3,053,014)      -             -        $ 3,060,244         -

Accumulated other comprehensive loss                 -              -             -             -         $ (38,000)

Net loss                                             -              -             -             -              -
---------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1998                       4,008,029     2,687,461        -            (11,978)        -

Issuance of preferred stock                          -              -             -             -              -

Issuance of preferred stock for services             -              -             -             -              -

Preferred stock issuance cost - Series B and D      (544,750)       -             -             -              -

Issuance of common stock for services                965,031        -             -             -              -

Conversion of preferred stock to common stock      3,320,888        -             -             -              -

Issuance of preferred stock as subscriptions
 receivable                                          -              -         $(340,000)        -              -

Expiration of options and warrants                    89,743       (89,743)       -             -              -

Issuance of common stock upon exercise of
 options for cash                                     44,705        -             -             -              -

Issuance of common stock for old debt                999,000        -             -             -              -

Issuance of common stock upon exercise of
 options and warrants for services                   639,245      (643,620)       -             -              -

Issuance of common stock and warrants
 to the restructured debt and fees                45,054,337       239,477        -             -              -


Year ended December 31, 1999
----------------------------------------------------------------------------------


                                                    Accumulated    Stockholders'
                                                      Deficit       Deficiency
----------------------------------------------------------------------------------


Issuance of options for compensation                    -          $      306,279

Cancellation of 723,000 shares of treasury stock        -                -

Accumulated other comprehensive loss                    -                 (38,000)

Net loss                                         $  (17,063,309)      (17,063,309)
----------------------------------------------------------------------------------

Balance at December 31, 1998                        (27,073,593)      (20,351,879)

Issuance of preferred stock                             -               6,481,000

Issuance of preferred stock for services                -                  50,000

Preferred stock issuance cost - Series B and D          -                (544,750)

Issuance of common stock for services                   -                 973,571

Conversion of preferred stock to common stock           -                -

Issuance of preferred stock as subscriptions
 receivable                                             -                -

Expiration of options and warrants                      -                -

Issuance of common stock upon exercise of
 options for cash                                       -                  44,950

Issuance of common stock for old debt                   -               1,000,000

Issuance of common stock upon exercise of
 options and warrants for services                      -                -

Issuance of common stock and warrants
 to the restructured debt and fees                      -              45,315,574

                                                                     (continued)

                  The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                              CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------

Year ended December 31, 1999
------------------------------------------------------------------------------------------------------------------------------
                                                 Series B Preferred Stock    Series D Preferred Stock        Common Stock
                                                 ------------------------    ------------------------   ----------------------
                                                 Number                      Number                    Number
                                                of Shares     Amount        of Shares     Amount      of Shares      Amount
------------------------------------------------------------------------------------------------------------------------------


Issuance of warrants for services                  -             -             -            -             -            -

Issuance of options for services                   -             -             -            -             -            -

Beneficial conversion feature
  of preferred stock                               -             -             -            -             -            -

Foreign currency translation adjustments           -             -             -            -             -            -

Net loss                                           -             -             -            -             -            -

------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                    930,000    $   930,000      260,500   $ 2,605,000     8,919,881    $ 89,234
==============================================================================================================================

Year ended December 31, 1999
---------------------------------------------------------------------------------------------------------------------
                                                                                                         Accumulated
                                               Additional      Options     Subscriptions                    Other
                                                 Paid-in         and         and Notes     Treasury     Comprehensive
                                                 Capital      Warrants      Receivable       Stock      Income (Loss)
---------------------------------------------------------------------------------------------------------------------


Issuance of warrants for services                    -       $   494,996         -             -             -

Issuance of options for services                     -            31,500         -             -             -

Beneficial conversion feature
  of preferred stock                           $25,170,000         -             -             -             -

Foreign currency translation adjustments             -             -             -             -         $  1,482

Net loss                                             -             -             -             -             -

----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                   $79,746,228    $2,720,071    $(340,000)  $  (11,978)      $  1,482
======================================================================================================================

Year ended December 31, 1999
----------------------------------------------------------------------------------

                                                   Accumulated         Stockholders'
                                                     Deficit            Deficiency
----------------------------------------------------------------------------------


Issuance of warrants for services                      -              $    494,996

Issuance of options for services                       -                    31,500

Beneficial conversion feature
  of preferred stock                             $ (25,170,000)               -

Foreign currency translation adjustments               -                     1,482

Net loss                                           (57,344,885)        (57,344,885)

-----------------------------------------------------------------------------------
Balance at December 31, 1999                     $(109,588,478)       $(23,848,441)
===================================================================================

                  The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

Year ended December 31,                                                           1999             1998             1997
------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net loss                                                                   $(57,344,885)    $(17,063,309)     $(9,499,802)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Loss on marketable securities                                                  -               133,000        9,449,079
    Stock, options and warrants issued for compensation or services             1,550,067          603,305           64,277
    Loss on disposal of discontinued operations and related costs              45,315,574           -                  -
    Amortization of debt discount and debt placement expenses                      -             4,656,773             -
    Depreciation and amortization                                                 100,234          359,711          180,531
    Write-off of intangible asset                                                  -                -               441,205
    Minority interest in subsidiary loss                                           (1,742)          (2,062)        (434,064)
    Bad debt expense                                                               -               125,740          253,270
    Adjustments to provision for contingent liabilities                            -                -              (649,563)
    Benefit for deferred income taxes                                              -                -            (1,808,000)
    Changes in operating assets and liabilities:
      Decrease (increase) in prepaid expenses and other current assets            101,897         (602,956)         (44,046)
      Increase in accounts receivable                                              -              (414,808)          73,092
      Decrease (increase) in current assets from discontinued operations          943,835         (231,499)            -
      Increase in security deposits                                              (100,000)          -                  -
      Increase in long-term assets from discontinued operations                  (198,662)          -                  -
      Increase in accounts payable and accrued expenses                         5,393,474        2,814,642        3,408,763
      Increase (decrease) in deferred revenue                                      -             1,502,153         (985,735)
      Increase (decrease) in other current liabilities                             -             2,814,316         (868,679)
      Decrease in current liabilities from discontinued operations             (1,001,554)          -                  -
------------------------------------------------------------------------------------------------------------------------------
          Net cash used in operating activities                                (5,241,762)      (5,304,994)        (419,672)
------------------------------------------------------------------------------------------------------------------------------

Cash flows used in investing activity - purchase of property and equipment     (1,340,035)      (3,817,153)          (6,510)
------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Funds advanced on third-party debt, net of cash placement costs                 888,000       11,468,966          250,000
  Proceeds from issuance of common stock for cash                                  44,950           13,500             -
  Acquisition of treasury stock for cash                                           -                -               (11,978)
  Proceeds from issuance of Series B preferred stock                            1,821,000           -                  -
  Proceeds from issuance of Series D preferred stock                            4,660,000           -                  -
  Payment of preferred stock issuance cost                                       (544,750)          -                  -
  Decrease in long-term liabilities from discontinued operations                 (306,130)          -                  -
  Payments on debt                                                                (20,000)      (2,217,667)            -
  Increase in bank overdraft                                                       20,193           -                  -
  Funds advanced by stockholder                                                    -                15,000          170,000
  Payments of stockholder advances                                                 -              (185,000)         (25,152)
------------------------------------------------------------------------------------------------------------------------------
          Net cash provided by financing activities                             6,563,263        9,094,799          382,870
------------------------------------------------------------------------------------------------------------------------------

Effect of foreign translation on cash                                               1,482           -                  -
------------------------------------------------------------------------------------------------------------------------------

Net decrease in cash                                                              (17,052)         (27,348)         (43,312)

Cash at beginning of year                                                          17,052           44,400           87,712
------------------------------------------------------------------------------------------------------------------------------
Cash at end of year                                                       $       - 0 -    $        17,052    $      44,400
==============================================================================================================================

                                                                     (continued)

                  The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------


Year ended December 31,                                                           1999             1998             1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                               <C?
Supplemental disclosures of cash flow information:

  Cash paid during the year for interest from:
    Continuing operations                                                    $      1,519     $    - 0 -        $   - 0 -
=============================================================================================================================
    Discontinued operations                                                  $    171,413     $  1,167,716      $    75,877
=============================================================================================================================

Supplemental schedule of noncash investing and financing activities:

  Conversion of debt to equity                                               $  1,000,000     $    - 0 -        $   - 0 -
=============================================================================================================================
  Issuance of preferred stock as subscriptions receivable                    $    340,000     $    - 0 -        $   - 0 -
=============================================================================================================================
  Beneficial conversion feature of preferred stock                           $(25,170,000)    $    - 0 -        $   - 0 -
=============================================================================================================================
  Assets from discontinued operations acquired under capital leases          $    - 0 -       $    591,026      $   941,033
=============================================================================================================================
  Discounts on short-term debt                                               $    - 0 -       $  1,312,934      $   - 0 -
=============================================================================================================================
  Book value of marketable equity securities exchanged for common stock
   of the Company and its subsidiary                                         $    - 0 -       $    - 0 -        $ 6,390,625
=============================================================================================================================
  Book value of marketable equity securities exchanged for other marketable
   securities                                                                $    - 0 -       $    - 0 -        $ 4,085,000
=============================================================================================================================
  Book value of prepaid advertising and telephone cards exchanged for
   common stock of the Company and its subsidiary                            $    - 0 -       $    - 0 -        $ 2,458,155
=============================================================================================================================



                  The accompanying notes and independent auditor's report should be read in conjunction with the consolidated financial statements

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. PRINCIPAL BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PICK Communications Corp. and Subsidiaries (collectively, the "Company") provide satellite-based internet access and interactive multimedia services to end-user service providers. In March 1999, the Company formed a new subsidiary, PICK Online.Com Inc., a media content aggregator using a satellite-based multicast delivery system for internet service providers and broadband networks. The Company is headquartered and leases facilities in Miami, Florida.

The accompanying consolidated financial statements include the accounts of PICK Communications Corp. and its wholly owned subsidiaries, PICK US Inc. f/k/a PICK Inc. ("PICK US"), PICK Net Inc. ("PICK Net"), PICK Net UK PLC ("PICK Net UK"), PICK Sat Inc. ("PICK Sat"), PICK Online.Com Inc. ("POL") and P.C.T. Prepaid Telephone Inc. ("PCT"), a majority-owned subsidiary. All significant intercompany balances and transactions have been eliminated.

The Company has discontinued the operations of its telecommunication and prepaid calling card business consisting of PICK US, PICK Net and PICK Net UK (see Note
12).

Minority interest represents the minority stockholders' proportionate share of the equity and loss of PCT.

The Company maintains cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses on these accounts.

Revenue from PICK Sat will be derived from monthly fees charged based upon the type of usage and bandwidth contracted for, while sales from POL will be derived from subscribers ratably over the contract period. For the year ended December 31, 1999, both PICK Sat and POL had no revenue and no customers. Revenue from the discontinued operations are recognized at the time that the service is provided, for long-distance time, as reported by the electronic switching devices, and for prepaid calling cards as the card is used.

Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets.

The Company's intangible assets (patent and related rights for prepaid cellular technology) were valued at cost and amortized over their estimated useful lives of five years. Since, among other factors, this technology generated no revenue during 1997, the Company elected to write off the unamortized balance at December 31, 1997.

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. The Company recorded a deferred tax asset for the tax effect of net operating loss carryforwards and temporary differences. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance.

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Loss from continuing operations and beneficial conversion feature of preferred stock per common share - basic is computed by adding (i) the beneficial conversion feature of preferred stock and (ii) the loss from continuing operations and then dividing the result by the weighted-average common shares outstanding - basic. The loss from discontinued operations per common share - basic was computed by dividing total loss from discontinued operations by the weighted-average common shares outstanding-basic.

Net loss per share applicable to common stock - basic is computed by dividing the net loss applicable to common stock by the weighted-average common shares outstanding-basic. Diluted net loss per share is not presented because the inclusion of common share equivalents would be antidilutive.

The financial position and results of operations of the Company's foreign subsidiaries are measured using local currency as the functional currency. Assets and liabilities of these subsidiaries have been translated at average monthly rates. The aggregate effect of the translation adjustments has been deferred and is reflected as a separate component of stockholders' deficiency until there is a sale or liquidation of the underlying foreign investment.

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and revenue and expenses for the periods then ended. Actual results could differ from those estimates.

The Company does not believe that any recently issued but not yet effective accounting standards will have a material effect on the Company's consolidated financial position, results of operation or cash flows.

For comparability, certain 1998 and 1997 amounts have been reclassified, where appropriate, to conform to the financial statement presentation used in 1999.

Effective July 26, 1999, the Company's board of directors authorized a 1-for-10 reverse split of its common stock . All share and per-share amounts in these consolidated financial statements have been restated to give effect to this reverse stock split.

2. PREPAID EXPENSES AND OTHER CURRENT ASSETS:

Prepaid expenses and other current assets consist of the following:

December 31,                                        1999               1998
--------------------------------------------------------------------------------

Sundry receivable                             $    3,100           $    3,100
Computer equipment for resale                     58,159               92,235
Prepaid expenses                                  61,851               96,552
Advances and other current assets                 53,345               86,465
--------------------------------------------------------------------------------
                                                $176,455             $278,352
================================================================================

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
3. PPROPERTY AND EQUIPMENT:


Property and equipment, at cost, consists of the following:

                                                                              Estimated
December 31,                                     1999             1998       Useful Life
------------------------------------------------------------------------------------------
Property, equipment and software          $   567,543      $   835,674     3 and 5 years
Asset development/
 installation-in-process                    4,081,954        2,473,788
------------------------------------------------------------------------------------------

                                            4,649,497        3,309,462
Less accumulated depreciation
 and amortization                             214,527          114,293
------------------------------------------------------------------------------------------
                                           $4,434,970       $3,195,169
==========================================================================================

Asset development/installation-in-process consists of hardware and software costs related to the Company's high-speed internet business, which is under development. Depreciation will commence when the development and/or installation is complete and the assets are fully operational.

4. INVESTMENT IN MARKETABLE EQUITY SECURITIES:

In 1996, the Company acquired 4,700,000 restricted shares of the common stock of Ultimistics, Inc. ("Ultimistics"). During the first quarter of 1997, the Company, in four separate transactions, disposed of all of its shares of Ultimistics, along with $420,000 of prepaid advertising, in return for (i) 100,000 shares of the Company's common stock, (ii) 10,000,000 shares of PCT, and
(iii) 380,000 restricted shares of the common stock of Fairbanks, Inc. (which subsequently changed its name to Jet Vacations, Inc. and then Precom Tech Inc.). The Company recorded losses of $9,399,079 on these transactions. During 1998, the balance of $133,000 was written off.

5. DEBT:

Debt consists of the following:

December 31,                                       1999                 1998
--------------------------------------------------------------------------------

Private placement debt (a)                   $  9,880,000         $  9,900,000
Note payable  (b)                                 476,000               -
Revolver loan (c)                                 412,000               -
--------------------------------------------------------------------------------

                                               10,768,000            9,900,000

Less current portion of debt                      888,000               20,000

--------------------------------------------------------------------------------
        Debt, less current portion           $  9,880,000         $  9,880,000
================================================================================


(a) Between July 29, 1998 and September 8, 1998, the Company, through Commonwealth Associates ("Commonwealth"), placed $9,900,000 (face amount) of 10%, 120-day Senior Secured Notes (the "Original Notes") and 9,900,000 warrants to purchase 990,000 shares of the Company's common stock at $5.00 per share for five years (the "Placement"). The Original Notes are secured by all the assets of PICK Communications Corp. The Company allocated

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
    $8,587,066 of the gross sales proceeds to the debt and $1,312,934 to the warrants. The $1,312,934 discount was amortized as interest expense over the original 120-day life of the Original Notes. In November and December 1998, the Company exercised its rights to extend the maturity date of the Original Notes for 60 days. Under the terms of the Original Notes, the interest rate of the Original Notes was increased to 18% per annum, retroactive to the issuance of the Original Notes. In January, February and March 1999, the holders of the Original Notes agreed to extend the maturity of the Original Notes until April 27, 1999. In return for the extensions, the Company agreed to issue 50,012 shares of its common stock (valued at $265,063 and included in loss from discontinued operations in the accompanying consolidated statement of operations) and warrants (valued at $485,100 and included in loss from discontinued operations in the accompanying consolidated statement of operations) to purchase 245,750 shares of the Company's common stock for five years at $5.00 per share to the holders of the Original Notes.

    For the placement of the Original Notes, the Company paid Commonwealth and Liberty Capital (the Company's co-financial advisor) $1,099,000 in cash, issued 139,437 shares of common stock (valued at $865,799) and warrants to purchase 250,986 shares of common stock at $5.00 per share (valued at $383,002) for five years. The costs related to the Placement were being deferred and amortized as debt placement expenses over the term of the debt. At December 31, 1998, all debt placement expenses were amortized and included in the consolidated statement of operations.

    On April 27, 1999, the holders of the Original Notes, who control in excess of 99% of the principal which was due on April 27, 1999, consented to restructure their Original Notes (the "Restructured Notes") and extend the maturity date until April 27, 2002. Additionally, the Company has the option to extend the maturity date for one year. Under the terms of the restructuring, the Restructured Notes are convertible into shares of common stock at a fixed price of $10.00 rather than fair market value (valued at $7,077,600), as defined in the terms of restructuring. The Restructured Notes automatically convert to common stock if the closing bid price exceeds $15.00 per share, as defined. In addition, if the Company extends the maturity date for one additional year, the conversion price shall be subject to adjustment to 50% of the then average closing bid price of the common stock, but no less than $5.00 per share.

    In consideration for the restructuring, the consenting noteholders received the following:

    (i) the right for a two-year period to exchange the existing warrants for an aggregate of 988,000 shares of the Company's common stock for no consideration (valued at $15,604,800);

    (ii) the right to receive from the Company an aggregate of 988,000 new shares of the Company's common stock for no consideration (valued at $16,907,600).

    During 1999, 1,976,000 shares were issued to the consenting noteholders.

    In consideration for the restructuring of the Original Notes, the Company issued to Commonwealth 200,000 shares of common stock (valued at $3,440,000 and included in loss on disposal of discontinued operations in the accompanying statement of operations) plus warrants to purchase 50,000 of the Company's common stock at $13.75 per share (valued at $239,477 and included in loss on disposal of discontinued operations in the accompanying statement of operations). Additionally, warrants previously issued to Commonwealth will be exercisable at $1.00 per share (valued at $2,046,097 and included in additional paid-in capital in the accompanying consolidated balance sheet).

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    Due to the restructuring of the $9,900,000 short-term notes, the Company recorded an increase in stockholders' deficiency of $41,636,097 during 1999.

    All deferred interest and placement charges were written off and included in the loss on disposal of discontinued operations (see Note 12).

(b) PICK Sat obtained a promissory note from Atlantic Tele-Network Inc. ("ATN") aggregating $476,000, which loan bears interest at prime plus 2% (10.5% at December 31, 1999). This promissory note was entered into in connection with PICK Sat options as described in the PICK Sat option agreement dated September 13, 1999. ATN chose not to exercise this option and the promissory note became due and payable on February 4, 2000 and has not been paid. On January 4, 2000, in consideration of the then pending completion of the sale of the Company's PICK Net subsidiaries (see Note 12(d)), as well as the termination of the PICK Sat option, ATN received five-year warrants to purchase 1,000,000 shares of PICK common stock exercisable at $2.00 per share.

(c) On November 3, 1999, PICK Sat entered into a 120-day revolver for $500,000 (the "Revolver") from Tri-Links Investment Trust ("Tri-Links"). PICK Sat borrowed $412,000 under the Revolver which bears interest at 13% per annum, increasing to 15% per annum upon default and payment of which is guaranteed by PICK. Tri-Links was granted a security interest in substantially all of PICK Sat's assets which was initially subordinated to ATN and then made pari passu and equal in priority as of April 2000. The Revolver came due on March 3, 2000 and was extended until May 3, 2000. In addition, on January 26, 2000, Tri-Links, PICK and PICK Sat entered into an Amendment Agreement which was amended again in March and April 2000, whereby the commitment under the Revolver was eventually increased to $1,400,000, all of which has been loaned to PICK Sat. In connection with the Revolver, PICK agreed to use its best efforts to cause four designees of Tri-Links to be elected to the PICK board of directors. Tri-Links was issued warrants to purchase 2.5% to the issued and outstanding common stock of PICK Sat on a fully diluted basis. Group Technology was assigned Tri-Link's right to elect two of the four directors and its assignee was given warrants to purchase 2.5% of the issued and outstanding common stock of PICK Sat on a fully diluted basis.

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

 Accounts payable and accrued expenses consist of the following:

December 31,                                              1999           1998
-------------------------------------------------------------------------------

Accounts payable - operating                          $2,323,613      $  831,461
Accrued expenses - operating                           2,188,030         315,672
Accrued expenses - for equipment                       1,066,000       1,650,000
Accrued expenses - settlement reserves (see Note 13)   2,962,964           -
--------------------------------------------------------------------------------
                                                      $8,540,607      $2,797,133
================================================================================

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7. PREFERRED STOCK:

In March 1999, the board of directors authorized the issuance of 2,000,000 shares of Series B convertible preferred stock. The Series B convertible preferred stock has a stated par value of $.001 per share and 1,821,000 shares were issued at $1.00 per share, convertible into 1,871,000 shares of the Company's common stock at the rate of $1.00 per share. An additional 50,000 shares were issued (valued at $50,000) for professional services provided to the Company. There was a placement cost of $85,000 related to the issuance of Series B and the amount was paid in full during 1999. As of December 31, 1999, 941,000 shares of Series B convertible preferred stock has been converted into 941,000 shares of common stock. Of the remaining 930,000 shares of Series B preferred stock as of December 31, 1999, an additional 247,000 shares were converted to common stock through March 31, 2000.

In April 1999, the board of directors authorized the issuance of 500,000 shares of Series D convertible preferred stock. The Series D convertible preferred stock has a stated par value of $.001 per share and was initially convertible into 1,190,500 shares of the Company's common stock at the rate of $4.20 per share. As of December 31, 1999, the Company had sold an aggregate of 466,000 shares of Series D convertible preferred stock for $4,660,000 prior to the payment of $459,750 of preferred stock placement costs. This $459,750 placement costs has been recorded in the additional paid in capital account. In addition, the Company issued an aggregate of 700,000 common stock purchase warrants in connection with the sale of Series D convertible preferred stock. Each warrant, as adjusted, is exercisable at $6.30 per share of common stock for a two-year period for an aggregate of 70,000 shares. On July 15, 1999, the Company sold 34,000 shares of Series D convertible preferred stock for $340,000 to Diego Leiva, chairman of the board. The purchase is evidenced by a recourse promissory note secured by a pledge of the securities. In January 2000, the conversion rate was adjusted so that the preferred stock converts into common stock at $2.00 per share. As of December 31, 1999, $2,395,000 of the principal amount of Series D convertible preferred stock had been converted into 570,238 shares of common stock. Of the remaining $2,605,000 of the principal amount of the Series D preferred stock an additional $700,000 of principal amount was converted into 350,000 shares of common stock through March 31, 2000.

At the time of issuance, the Series B and Series D were convertible at prices below the market value of the underlying common stock The beneficial conversion feature represented by the intrinsic value is calculated as the difference between the conversion price and the market price of the underlying common stock multiplied by the number of shares to be issued from the conversion. The beneficial conversion feature is recognized as a return to the preferred stockholders. At December 31, 1999, the beneficial conversion feature amounted to $6,361,000 and $18,809,000 for the Series B and Series D, respectively.

8. COMMON STOCK:

On February 26, 1999, the board of directors of the Company authorized an increase of the Company's authorized shares of common stock from 10,000,000 to 40,000,000 shares, which was effective on April 13, 1999. Additionally, the board of directors authorized an increase of the Company's authorized shares of common stock from 40,000,000 to 100,000,000 shares, which was effective on July 26, 1999.

On March 3, 1999, the board of directors granted each of the then four independent directors three-year options to purchase 50,000 shares of common stock at $5.10 per share. Those options became fully vested on March 3, 2000.

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

9. STOCK OPTIONS:

In February 1996, the Company adopted an incentive stock option plan for employees, directors, independent contractors and consultants of the Company, which provides for the grant of stock options and stock appreciation rights. Options may be granted at exercise prices not less than fair market value of the Company's common stock at the date of grant and may not be exercised more than 10 years after the date granted. Unless otherwise provided, options vest at a rate of 20% a year commencing with the date of grant. On March 19, 1999, the board of directors increased the aggregate number of shares of common stock reserved for issuance under the plan from 750,000 shares to 1,000,000 shares. Of the total number of shares of common stock as of December 31, 1999, 421,500 shares of common stock relate to options issued outside of the incentive stock option plan.

Transactions related to stock options are as follows:

                                           Number             Weighted-average
                                         of Shares*          Price per Share**
-------------------------------------------------------------------------------

Balance at December 31, 1996                350,000                 $ 8.80
Granted                                     450,000                   2.30
Expired/canceled                           (350,000)                 (8.80)
-------------------------------------------------------------------------------

Balance at December 31, 1997                450,000                   2.30
Granted                                     680,000                   5.20
Exercised                                    (5,000)                 (2.70)
-------------------------------------------------------------------------------

Balance at December 31, 1998              1,125,000                   4.10
Granted                                   1,237,500                   3.11
Exercised                                  (437,500)                 (2.06)
Canceled/forfeited                         (907,500)                 (3.78)

-------------------------------------------------------------------------------
Balance at December 31, 1999              1,017,500                 $ 2.49
===============================================================================

 * Adjusted to reflect the 1-for-10 reverse split of common stock effective July 26, 1999.

** Adjusted to reflect the change of common stock's par value from $.001 to $.01.

The weighted-average fair value per share of options granted during the years ended December 31, 1999, 1998 and 1997 amounted to $0.06, $1.30 and $6.40, respectively.

Approximately $1,228,624 and $306,000 is reflected in selling, general and administrative expenses for the years ended December 31, 1999 and 1998, respectively, relating to options granted to nonemployees.

The Company has elected, in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to apply the current accounting rules under Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock options and, accordingly, has presented the disclosure-only information as required by SFAS No. 123. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net loss

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

and loss per common share for the years ended December 31, 1999, 1998 and 1997 would approximate the pro forma amounts indicated in the table below:

                                              1999              1998             1997
-------------------------------------------------------------------------------------------
Net loss - as reported                   $(57,344,885)     $(17,063,309)    $ (9,499,802)
Net loss - pro forma                     $(57,454,201)     $(17,253,914)    $(10,138,680)
Diluted net loss per common
 share - as reported                     $     (12.07)*    $      (4.62)    $      (2.57)
Diluted net loss per common
 share - pro forma                       $     (12.09)*    $      (4.67)    $      (2.74)
-------------------------------------------------------------------------------------------

*This does not give effect to the beneficial conversion feature of preferred stock.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the years ended December 31, 1999, 1998 and 1997, respectively; expected volatility of 18 %, 18% and 134%, respectively; risk-free interest rates of 5 %, 6.01% and 6.00%, respectively; no annualized dividends paid with respect to a share of common stock at the date of grant, and options have expected lives of between two and five years.

The following table summarizes information about fixed stock options outstanding at December 31, 1999:

                                          Options                        Options
                                        Outstanding                   Exercisable
-----------------------------------------------------------------------------------------
                                         Weighted-
                            Number        Average    Weighted-     Number       Weighted-
                        Outstanding at   Remaining    Average  Exercisable at    Average
                         December 31,   Contractual  Exercise   December 31,    Exercise
Range of Exercise Prices     1999      Life (Years)    Price        1999          Price
-----------------------------------------------------------------------------------------
$ 1.70 - $ 2.70            822,500          3.40      $ 1.81       325,000         $ 1.81
$ 3.00 - $ 5.00            150,000          4.25        5.00        30,000           5.00
$ 5.30 - $ 5.50             35,000          2.85        5.50        17,500           5.50
$ 9.90                      10,000          2.85        9.90         5,000           9.90

-----------------------------------------------------------------------------------------
        Total            1,017,500          3.37      $ 2.49       377,500         $ 2.34
=========================================================================================

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

10. COMPREHENSIVE INCOME (LOSS):

Comprehensive income, as defined in SFAS No. 130, Reporting Comprehensive Income, includes all changes in equity during a period from nonowner sources. An example of items included in comprehensive income that are excluded from net income are unrealized gains or losses on marketable equity securities. For the years ended December 31, 1999, 1998 and 1997, changes in accumulated other comprehensive income (loss) were $1,482, ($38,000) and $3,942,965, respectively, and relate to unrealized gains or losses on marketable equity securities.

11. INCOME TAXES:

The Company's deferred tax assets at December 31, 1999 consist of the following:

Federal                                                  $ 26,044,000
State                                                       4,465,000
----------------------------------------------------------------------

                                                           30,509,000
Less valuation allowance                                  (30,509,000)

----------------------------------------------------------------------
      Net deferred tax assets                            $     - 0 -
======================================================================

The deferred tax assets are comprised of the tax benefit of net operating loss carryforwards and capital loss carryforwards from continuing operations are approximately $6,891,000 and $133,000, respectively, at December 31, 1999. Net operating loss carryforwards from discontinued operations and loss on disposal from discontinued operations are approximately $20,279,000 and $47,109,000, respectively at December 31, 1999. These losses are available to offset future taxable income through the years 2018 and 2003, respectively.

12. DISCONTINUED OPERATIONS:

On June 23, 1999, the Company formalized its plan to discontinue its telecommunications and prepaid calling card business consisting of PICK US, PICK Net and PICK Net UK PLC (collectively "PICK Net"). Accordingly, the telecommunications and prepaid calling card business are accounted for as discontinued operations in the accompanying consolidated financial statements. The Company contracted to sell PICK Net and PICK Net UK PLC on September 13, 1999 and discontinued the operations of PICK US. On January 18, 2000, PICK completed the sale of all of the stock of PICK Net for nominal value, and had approximately $10,700,000 of PICK Net's liabilities assumed. The buyer provided advances to PICK Net during 1999 to continue its operations. The Company issued 100,000 shares of common stock (valued at $1,000,000) of the old debt for repayment. Subsequent to the closing of the sale of PICK Net, the buyer defaulted on its payment obligation. The Company has demanded compliance by the buyer or it will pursue all legal remedies against the buyer.

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Operating results of discontinued telecommunications and prepaid calling card business are as follows:

Year ended December 31,                           1999             1998          1997
----------------------------------------------------------------------------------------
Sales of long-distance services              $  2,566,823    $   1,978,441  $  7,669,243
Sales of prepaid calling cards                  3,362,999        7,844,462     1,346,660

----------------------------------------------------------------------------------------
Net sales (a)                                   5,929,822        9,822,903     9,015,903
----------------------------------------------------------------------------------------

Cost of sales                                   7,859,558       16,392,544     8,439,186
Selling, general and administrative             2,332,047        1,786,075     1,617,912
Depreciation and amortization                     451,116          313,906         -
Bad debt expense                                   47,262          125,740       253,270

----------------------------------------------------------------------------------------
Total costs and expenses                       10,689,983       18,618,265    10,310,368
----------------------------------------------------------------------------------------

Loss before amortization of debt placement
 expenses and interest expense                  4,760,161        8,795,362     1,294,465

Amortization of debt placement expenses
 and interest expense                             726,719        5,997,179       157,669

----------------------------------------------------------------------------------------
Loss from discontinued operations            $  5,486,880      $14,792,541  $  1,452,134
========================================================================================

Assets and liabilities of discontinued telecommunications and prepaid calling card business are as follows:

Year ended December 31,                                       1999                 1998
----------------------------------------------------------------------------------------
Cash                                                     $   18,117          $   231,499

Accounts Receivable, less allowance for
 doubtful accounts of $482,735 and
 $351,838, respectively (a)                                 228,885              737,786

Prepaid Expenses and Other Current Assets                    78,218              299,770

----------------------------------------------------------------------------------------
Current Assets from Discontinued Operations                 325,220            1,269,055
----------------------------------------------------------------------------------------

Property and Equipment - at cost, net of
 accumulated depreciation and amortization
 of $771,301 and $313,910, respectively                   2,032,044            1,853,384

Security Deposits                                            36,350               16,348

----------------------------------------------------------------------------------------
Long-term Assets from Discontinued Operations             2,068,394            1,869,732
----------------------------------------------------------------------------------------

                                                                     (continued)

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Year ended December 31,                                      1999                 1998
----------------------------------------------------------------------------------------
Current Liabilities:
  Current portion of debt (b)(c)(d)                    $  3,814,244         $  2,000,000
  Current portion of other debt                             306,130              271,677
  Accounts payable and accrued expenses                   6,815,620            4,893,844
  Deferred revenue - prepaid calling cards                   29,620            2,183,806
  Other current liabilities                                   -                2,967,841

----------------------------------------------------------------------------------------
Current Liabilities from Discontinued
 Operations                                              10,965,614           12,317,168
----------------------------------------------------------------------------------------

Long-term Liabilities from Discontinued
 Operations - less current portion                          736,586            1,042,716

----------------------------------------------------------------------------------------
        Net Liabilities of Discontinued
         Operations                                    $  9,308,586          $10,221,097
========================================================================================

(a) In 1999, approximately 40%, 19% and 13% of revenue were from three customers; in 1998, approximately 72% and 10% of revenue were from two customers; and in 1997, approximately 19% and 13% of revenue were from two customers. The Company performs periodic credit evaluations of its customers, and may, under certain circumstances, require deposits or prepayments where deemed appropriate.

    Four customers comprised approximately 21%, 19%, 17% and 16% of gross accounts receivable, respectively, at December 31, 1999. The accounts receivable balance has been fully reserved at December 31, 1999. Two customers comprised approximately 65% and 11% of gross accounts receivable, respectively, at December 31, 1998.

(b) In February 1998, the Company amended its existing telecommunications agreement with IDT Corporation ("IDT"), one of its long distance vendors/customers. Under the terms of the amendment, the Company agreed to sell IDT up to 10,000,000 minutes per month of long distance traffic, through June 9, 1999, at favorable rates and IDT agreed to lend the Company $2,000,000. Of this amount, $500,000 was funded when the transaction was signed, $1,000,000 was funded in April 1998 and the remaining $500,000 was advanced in June 1998. Concurrently, the Company issued 100,000 warrants with an exercise price of $2.40 per share to purchase 10,000 shares of common stock, 200,000 warrants with an exercise price of $10.00 per share to purchase 20,000 shares of common stock and 100,000 warrants with an exercise price of $5.60 per share to purchase 10,000 shares of common stock. The warrants are exercisable for a period of one year from the respective dates of grant. Management estimates the value of these warrants reflected in interest expense in 1998 at $30,879. The loan bears interest at 9% per annum and matured on February 9, 1999. In April 1999, the Company renegotiated its loan into a new six-month promissory note (the "Note"), in the amount of $2,000,000 plus $60,000 accrued interest at 12% per annum.

    Pursuant to an agreement, dated November 12, 1999, the Company extended the Note for an additional six months in the principal amount of $2,000,000 plus accrued interest. The Company has agreed to issue to IDT 40,000 shares of PICK's common stock in exchange for IDT's warrants to purchase 40,000 shares of PICK's common stock, which shall be canceled upon such delivery, plus a restructuring fee of 50,000 shares of PICK common stock. The Company also agreed to pay $250,000 upon the earlier to occur of 30 days from the date of

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    execution of the agreement or the completion of additional financing for at least $5,000,000 for PICK and shall make 6 monthly principal payments of $25,000 each on the last business day of each month following the issue date of this Note, beginning on November 15, 1999. In the event PICK elects to exercise its option to extend the maturity date of the Note from 6 months to 3 years, it shall deliver to IDT $375,000, payable in immediately available funds or, at the option of PICK, 37,500 shares of PICK's common stock.

    Thereafter, PICK agrees to pay IDT $25,000 per month for 12 months, including the 6 monthly payments described above beginning on November 15, 1999. Interest is payable monthly at 9% per annum. This Note will automatically convert into common stock at $10.00 per share if the average price of the Company's common stock exceeds $15.00 per share for at least 20 consecutive days during which time the daily trading volume is at least 20,000 shares. All shares of common stock issued or issuable to IDT were included in a registration statement declared effective on November 12, 1999. PICK has been unable to make any required cash payments to IDT under the Note.

(c) During 1999, PICK Net received $224,580 from one of the potential buyers of PICK Net to continue its operations.

(d) On September 13, 1999, PICK Net entered into a promissory note with ATN in the aggregate amount of $1,589,664, which bears interest at prime plus 2% (10.5% at December 31, 1999). This promissory note was entered into in connection with the sales of PICK Net as described in the stock purchase agreement dated September 13, 1999. The promissory note became due and payable on February 4, 2000 and has not been paid (see Note 5(b)).


13. LITIGATION SETTLEMENTS AND RESERVE FOR CONTINGENT LIABILITY:

The Company is involved in various claims and legal actions arising from the ordinary course of business. Management is of the opinion that ultimate outcome of these matters would not have a material adverse impact on the financial position of the Company or the results of its operations, except as described below.

In February 1997, the Company commenced a mediation action against American Telephone & Telegraph ("AT&T") seeking $10,000,000 in damages for breach of contract and fraudulent inducement and malicious conduct under a carrier agreement (the "Carrier Agreement") entered into in February 1996. The Company contracted with AT&T under the Carrier Agreement for inbound 800 service and outbound domestic and international long distance service. The Company claimed that AT&T reneged on certain commitments to provide the Company with lower international rates than the Company was invoiced by AT&T. AT&T claimed that the Company owed it in excess of $1,000,000. In 1996, the Company provided for a noncash reserve of $1,750,000, which was reduced to $1,100,000 in the third quarter of 1997 and is a part of the Company's working capital deficiency. The reserve is included in accounts payable and accrued expenses in the accompanying consolidated financial statements.

After two mediation sessions, AT&T indicated that it intended to withdraw from the mediation. Accordingly, on November 5, 1997, the Company filed for arbitration proceedings against AT&T and reduced its claim to $5,000,000. In October 1999, the arbitrator found that AT&T was entitled to a net award of $1,376,447 plus 9% interest per annum since January 31, 1997. The buyer of PICK Net has assumed $95,000 of this settlement as defined in the purchase agreement (see Note 12). However, the Company remains liable for the balance of the

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

judgment and is without the funds to satisfy it. Unless it is able to negotiate payment over an extended period of time this amount could force the Company into curtailing its operations or seeking protection under the bankruptcy laws. AT&T has converted the arbitration award into a judgment which it is attempting to enforce.

During March 1999, Worldcom Network Services, Inc., d/b/a Wiltel, ("Worldcom") commenced a lawsuit against the Company in the United States District Court, Southern District of New York, demanding a judgment in the amount of $1,177,734 and interest at 18% per annum plus costs and expenses. The plaintiff alleges that the Company failed to pay for telecommunications services provided. On April 15, 1999, the Company and Worldcom agreed to a settlement (the "Settlement Agreement"). Under the terms of the Settlement Agreement, the Company agreed to pay Worldcom $1,256,622 (the "Settlement Payment") in exchange for a full and complete settlement of Worldcom's lawsuit against the Company. The Company agreed to pay the Settlement Payment with interest at 16% per annum on or before January 16, 2000 and for Worldcom to discontinue, without prejudice, the legal proceedings until such date, although the Company has the option to extend the forbearance through January 16, 2001. The Company paid Worldcom a 100,000 share restructuring fee.

In July 1999, L.D. Exchange.com, Inc., a vendor of PICK Net, Inc., commenced arbitration proceedings against PICK Net before the American Arbitration Association in San Diego, California, alleging breach of contract. These proceedings involve the alleged nonpayment of between $250,000 and $500,000. At December 31, 1999, the Company's current liabilities included approximately $266,000 payable to L.D. Exchange.com, Inc.

14. COMMITMENTS:

The Company leases facilities under noncancelable operating leases expiring through February 2004. The future minimum payments due under such leases are as follows:

Year ending December 31,

            2000                                                 $   395,000
            2001                                                     222,900
            2002                                                     229,600
            2003                                                     236,500
            2004                                                      39,700
----------------------------------------------------------------------------
                                                                  $1,123,700
============================================================================

Rent expense under operating leases was $281,863, $356,781 and $106,586 for the years ended December 31, 1999, 1998 and 1997, respectively. The Company has the right to renew its operating leases for terms of between 5 and 15 years.

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

15. GOING CONCERN MATTERS:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred substantial recurring losses from operations, has a net capital deficiency in the amount of approximately $23,848,000 and has a working capital deficiency of approximately $19,913,000 at December 31, 1999 that raise substantial doubt about its ability to continue as a going concern. In addition, the Company had negative cash flow from operations for the years ended December 31, 1999, 1998 and 1997.

Significant short-term obligations exist including the payments of the settlements with Worldcom and AT&T in the amounts of $1,256,622 and $1,376,447, respectively (see Note 13). Additionally, a payment of a loan to IDT in the amount of $2,350,000 (see Note 12) cannot be met through cash flows from operations. Without the Company's ability to extend the payout terms of the aforementioned liabilities or obtain additional long-term financing, as well as increasing revenue and/or decreasing expenses, the Company will be unable to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability of assets or the classifications of liabilities should the Company be unable to continue as a going concern.

Furthermore, the Company is in need of immediate financing for working capital. If the Company is able to obtain adequate funding it expects that its operations on a going-forward basis will be primarily through its PICK Sat subsidiary, which has only recently commenced operations and has not generated any revenue to date.

Should the Company be unable to obtain interim financing in the near term the Company will be forced to cut back or suspend operations and/or seek protection under the bankruptcy laws. Although the Company is in discussions with several sources of financing, there can be no assurance the Company will obtain such financing.

16. ALLOWANCE FOR DOUBTFUL ACCOUNTS:

Information relating to the allowance for doubtful accounts is as follows for the year ending December 31:



                   Balance at
                    Beginning         Charged to                              Balance at
                     of Year            Expense           Deductions          End of Year
-----------------------------------------------------------------------------------------
1997                  $164,163          $253,270           $  90,936            $326,497
=========================================================================================
1998                  $326,497          $125,740            $100,399            $351,838
=========================================================================================

1999                  $351,838         $  47,262           $ (83,635)           $482,735
=========================================================================================

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


17. SUBSEQUENT EVENTS:

In April 2000, a group of investors from Europe and the Middle East committed an aggregate of $10,000,000 to PICK Sat (the "PICK Sat Financing"), to occur over a 12-month period. The investors will acquire 20% ownership of PICK Sat and will be issued equity on the basis of 1% for every $500,000 invested. As of June 5, 2000, $1,000,000 has been invested in PICK Sat. The initial $500,000 was made as a convertible loan on a pari passu basis with the ATN indebtedness described in
Note 5(b).

                   PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                          June 30, 2000         December 31, 1999
----------------------------------------------------------------------------------------------------------------------------------
                                                                                              (Unaudited)
ASSETS

Current Assets:
  Cash                                                                                   $      164,198
  Prepaid expenses and other current assets                                                      30,915          $       176,455
  Current assets from discontinued operations                                                    36,279                  325,220
----------------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                                      231,392                  501,675
----------------------------------------------------------------------------------------------------------------------------------

Property and Equipment - at cost, net of accumulated depreciation
 of $310,643 and $214,527, respectively                                                       4,592,709                4,434,970
----------------------------------------------------------------------------------------------------------------------------------

Other Assets:
  Security deposits                                                                             300,857                  261,796
  Deferred income tax asset, net of valuation allowance of $32,092,000
   and $30,509,000, respectively                                                                    -                          -
  Long-term assets from discontinued operations                                               2,064,510                2,068,394
----------------------------------------------------------------------------------------------------------------------------------
      Total other assets                                                                      2,365,367                2,330,190
----------------------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                       $    7,189,468          $     7,266,835
==================================================================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
  Cash overdraft                                                                         $          -            $        20,193
  Current portion of debt                                                                     1,447,430                  888,000
  Accounts payable and accrued expenses                                                      10,268,803                8,540,607
  Current liabilities from discontinued operations                                           11,839,139               10,965,614
----------------------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                              23,555,372               20,414,414

Debt, less current portion                                                                    9,880,000                9,880,000
Long-term Liabilities from Discontinued Operations                                                  -                    736,586
----------------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                                      33,435,372               31,031,000
----------------------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies

Minority Interest in Consolidated Subsidiaries                                                1,263,617                   84,276
----------------------------------------------------------------------------------------------------------------------------------

Stockholders' Deficiency:
  Preferred stock - $.001 par value; authorized 10,000,000 shares;
   2,000,000 shares designated as Series B convertible preferred stock, aggregate liquidation value - $1,871,000, issued 1,871,000 shares; 395,000 shares and
   930,000 shares outstanding, respectively                                                     395,000                  930,000
  500,000 shares designated as Series D convertible preferred stock, aggregate liquidation value - $4,660,000, issued 500,000 shares; 184,000 shares and
   260,500 shares outstanding, respectively                                                   1,840,000                2,605,000
  Common stock - $.01 par value; authorized 100,000,000 shares,
   respectively; issued 10,519,419 and 8,919,881 shares, respectively                           105,229                   89,234
  Additional paid-in capital                                                                 81,230,233               79,746,228
  Options and warrants                                                                        2,720,071                2,720,071
  Subscription receivable                                                                      (340,000)                (340,000)
  Treasury stock, at cost, 3,550 shares                                                         (11,978)                 (11,978)
  Accumulated Other Comprehensive Income                                                          1,482                    1,482
  Accumulated deficit                                                                      (113,449,558)            (109,588,478)
----------------------------------------------------------------------------------------------------------------------------------
      Stockholders' deficiency                                                              (27,509,521)             (23,848,441)
----------------------------------------------------------------------------------------------------------------------------------
      Total Liabilities and Stockholders' Deficiency                                     $    7,189,468          $     7,266,835
==================================================================================================================================


                                  See Notes to Consolidated Financial Statements

PICK COMMUNICATIONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                                                  FOR THE THREE MONTHS
                                                                                      ENDED JUNE 30,
                                                                                  2000               1999
                                                                             --------------------------------

Costs and expenses:
  Selling, general and administrative                                        $  1,454,582        $   972,608
  Depreciation and amortization                                                    47,633             27,736
                                                                             --------------------------------
Operating loss                                                                  1,502,216          1,000,344

Other expense:
  Interest expense                                                                734,800            150,604
  Settlement of third party debts                                                       -                  -
                                                                             --------------------------------
Total other expense                                                               734,800            150,604
                                                                             --------------------------------

Loss from continuing operations before minority interest in loss of
 consolidated subsidiaries and discontinued operations                          2,237,015          1,150,948
                                                                             --------------------------------

Minority interest in loss of consolidated subsidiaries                            (25,954)                 -

                                                                             --------------------------------
Loss from continuing operations                                                 2,211,061          1,150,948
                                                                             --------------------------------

Discontinued operations:
Loss from discontinued operations                                                  84,648          2,015,551
Loss on disposal of discontinued operations and related costs                           -         47,108,711
                                                                             --------------------------------
Total loss from discontinued operations                                            84,648         49,124,262
                                                                             --------------------------------

Net loss                                                                        2,295,709         50,275,210

Beneficial conversion feature of preferred stock                                        -         21,600,000

                                                                             --------------------------------
Net loss applicable to common stock                                          $  2,295,709        $71,875,210
                                                                             ================================

Loss from continuing operations and beneficial conversion
 feature of preferred stock per common share - basic and diluted                    $0.21             $ 4.94
                                                                             ================================

Loss from discontinued operations per common share - basic and diluted              $0.01             $10.67
                                                                             ================================

Net loss applicable to common share - basic and diluted                             $0.22             $15.62
                                                                             ================================

Weighted-average shares outstanding - basic and diluted                        10,402,726          4,602,698
                                                                             ================================



                                                                                     FOR THE SIX MONTHS
                                                                                        ENDED JUNE 30,
                                                                                   2000             1999
                                                                                ----------------------------
Costs and expenses:
  Selling, general and administrative                                           $2,329,604       $ 1,445,676
  Depreciation and amortization                                                     96,116            42,310
                                                                                ----------------------------
Operating loss                                                                   2,425,720         1,487,986

Other expense:
  Interest expense                                                               1,305,732           630,027
  Settlement of third party debts                                                 (293,977)                -
                                                                                ----------------------------
Total other expense                                                              1,011,755           630,027
                                                                                ----------------------------
Loss from continuing operations before minority interest in loss of
 consolidated subsidiaries and discontinued operations                           3,437,475         2,118,013
                                                                                ----------------------------
Minority interest in loss of consolidated subsidiaries                             (25,954)                -
                                                                                ----------------------------
Loss from continuing operations                                                  3,411,521         2,118,013

Discontinued operations:
Loss from discontinued operations                                                  449,559         4,364,730
Loss on disposal of discontinued operations and related costs                            -        47,108,711
                                                                                ----------------------------
Total loss from discontinued operations                                            449,559        51,473,441

Net loss                                                                         3,861,080        53,591,454

Beneficial conversion feature of preferred stock                                         -        25,170,000

                                                                                ----------------------------
Net loss applicable to common stock                                             $3,861,080       $78,761,454
                                                                                ============================

Loss from continuing operations and beneficial conversion
 feature of preferred stock per common share - basic and diluted                     $0.34            $ 6.37
                                                                                ============================

Loss from discontinued operations per common share - basic and diluted               $0.05            $12.02
                                                                                ============================

Net loss applicable to common share - basic and diluted                              $0.39            $18.39
                                                                                ============================

Weighted-average shares outstanding - basic and diluted                          9,977,728         4,281,860
                                                                                ============================



                                  See Notes to Consolidated Financial Statements

                   PICK COMMUNICATIONS CORP. AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                   (UNAUDITED)



                                                                    Series B Preferred Stock     Series D Preferred Stock
                                                                    -------------------------------------------------------------
                                                                    Shares         Amount          Shares          Amount
---------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                                         930,000       $930,000         260,500      $2,605,000

Issuance of common stock for services                                      -              -               -               -
Issuance of common stock in connection of old debt                         -              -               -               -
Conversion of common stock from preferred stock                     (535,000)      (535,000)        (76,500)       (765,000)
Issuance of common stock upon exercise of options and warrants
Net loss                                                                   -              -               -               -

                                                                  ---------------------------------------------------------------
Balance at June 30, 2000                                             395,000       $395,000         184,000      $1,840,000
                                                                  ===============================================================





                                                                         Common Stock            Additional       Options
                                                                  ---------------------------     Paid-in           and
                                                                    Shares         Amount         Capital         Warrants
----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                                       8,919,881       $ 89,234     $79,746,228      $2,720,071

Issuance of common stock for services                                200,000          2,000         198,000
Issuance of common stock in connection of old debt                    50,000            500            (500)
Conversion of common stock from preferred stock                      917,500          9,175       1,290,825
Issuance of common stock upon exercise of options and warrants       432,038          4,320          (4,320)
Net loss                                                                   -              -               -               -

                                                                 -----------------------------------------------------------
Balance at June 30, 2000                                          10,519,419       $105,229     $81,230,233      $2,720,071
                                                                 ===========================================================




                                                                                                    Accumulated
                                                                                                       Other
                                                                     Stock           Treasury      Comprehensive     Accumulated
                                                                   Subscriptions      Stock            Income          Deficit
------------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1999                                         $(340,000)      $(11,978)        $1,482        $(109,588,478)

Issuance of common stock for services
Issuance of common stock in connection of old debt
Conversion of common stock from preferred stock
Issuance of common stock upon exercise of options and warrants
Net loss                                                                     -                                         (3,861,080)

                                                                 -----------------------------------------------------------------
Balance at June 30, 2000                                             $(340,000)      $(11,978)        $1,482        $(113,449,558)
                                                                 ===================================================================




                                                                   Shareholders'
                                                                    Deficiency
---------------------------------------------------------------------------------

Balance at December 31, 1999                                      $(23,848,441)

Issuance of common stock for services                                  200,000
Issuance of common stock in connection of old debt                           -
Conversion of common stock from preferred stock                              -
Issuance of common stock upon exercise of options and warrants               -
Net loss                                                            (3,861,080)

                                                                 --------------
Balance at June 30, 2000                                          $(27,509,521)
                                                                 ==============

                                  See Notes to Consolidated Financial Statements

                   PICK COMMUNICATIONS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)



Six months ended June 30,                                                              2000            1999
---------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net loss                                                                            (3,861,080)    (53,591,454)
Adjustments to reconcile net loss to net cash used in operating activities:
  Stock, options and warrants issued for compensation or services                      200,000       4,722,339
  Loss on disposal of discontinued operations and related costs                             --      41,636,097
  Depreciation and amortization                                                         96,116          42,310
  Minority interest in loss of consolidated subsidiaries                               (25,954)             --
  Bad debt expense                                                                      64,099              --
  Changes in operating assets and liabilities:
    Increase (decrease) in prepaid expenses and other current assets                    21,990         (82,730)
    Decrease in current assets from discontinued operations                            288,941         950,140
    Increase in security deposits                                                      (39,061)        (88,204)
    (Increase) decrease in long-term assets from discontinued operations                 3,884         (53,931)
    Increase in accounts payable and accrued expenses                                1,728,196       1,124,558
    Increase in current liabilities from discontinued operations                       873,525         622,146
    Decrease in long-term liabilities from discontinued operations                    (736,586)             --

---------------------------------------------------------------------------------------------------------------
     Net cash used in operating activities                                          (1,385,930)     (4,718,729)
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Cash flows used in investing activity - purchase of property and equipment            (194,404)     (1,213,408)
---------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Funds advanced on third-party debt, net of cash placement costs                     559,430              --
   Proceeds from subsidiary's new investor                                           1,205,295              --
   Proceeds from issuance of Series B preferred stock                                       --       1,821,000
   Proceeds from issuance of Series D preferred stock                                       --       4,660,000
   Proceeds from stock subscription                                                         --           5,000
   Payment of preferred stock issuance cost                                                 --         (85,000)
   Payment on third-party debt                                                              --         (20,000)
   Decrease in cash overdraft                                                          (20,193)             --
---------------------------------------------------------------------------------------------------------------
     Net cash provided by financing activities                                       1,744,532       6,381,000
---------------------------------------------------------------------------------------------------------------

Net increase in cash                                                                   164,198         448,863

Cash at beginning of period                                                                 --          17,052
---------------------------------------------------------------------------------------------------------------
Cash at end of period                                                             $    164,198    $    465,915
===============================================================================================================
Supplemental disclosure of cash flow information:
Cash paid during the period for interest from:
  Continuning operations                                                          $     38,417    $         --
===============================================================================================================

  Discontinued operations                                                         $         --    $     76,912
===============================================================================================================

                 See Notes to Consolidated Financial Statements

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

1. PRINCIPAL BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES:

PICK Communications Corp. and Subsidiaries (collectively, the "Company") provide satellite-based Internet access and interactive multimedia services to end-user service providers. In March 1999, the Company formed a new subsidiary, PICK Online.Com Inc., a media content aggregator using a satellite-based multicast delivery system for internet service providers and broadband networks. The Company is headquartered and leases facilities in Miami, Florida.

The accompanying consolidated financial statements include the accounts of PICK Communications Corp. and its majority owned subsidiaries, PICK Sat Inc. ("PICK Sat") and P.C.T. Prepaid Telephone Inc. ("PCT"), its wholly owned subsidiary, PICK Online.Com Inc. ("POL"), and the discontinued operations of PICK US Inc. f/k/a PICK Inc. ("PICK US"), PICK Net Inc. ("PICK Net") and PICK Net UK PLC ("PICK Net UK"). All significant intercompany balances and transactions have been eliminated.

The Company has discontinued the operations of its telecommunication and prepaid calling card business consisting of PICK US, PICK Net and PICK Net UK (see Note
7).

Minority interest represents the minority stockholders' proportionate share of the equity and loss of PICK Sat and PCT.

Revenue from PICK Sat will be derived from monthly fees charged based upon the type of usage and bandwidth contracted for, while sales from POL will be derived from subscribers ratably over the contract period. For the six-months ended June 30, 2000, both PICK Sat and POL had no revenue and no customers. Revenue from the discontinued operations are recognized at the time that the service is provided, for long-distance time, as reported by the electronic switching devices, and for prepaid calling cards as the card is used.

For comparability, certain 1999 amounts have been reclassified, where appropriate, to conform to the financial statement presentation used in 2000.

Effective July 26, 1999, the Company's board of directors authorized a 1-for-10 reverse split of its common stock. All share and per-share amounts in these consolidated financial statements have been restated to give effect to this reverse stock split.

2. PREPAID EXPENSES AND OTHER CURRENT ASSETS:

Prepaid expenses and other current assets consist of the following:


                                                 June 30,          December 31,
                                                   2000                1999
--------------------------------------------------------------------------------
                                               (Unaudited)

Sundry receivable                                $ 8,836            $  3,100
Computer equipment for resale                     15,669              58,159
Prepaid expenses                                   6,410              61,851
Advances and other current assets                     --              53,345
--------------------------------------------------------------------------------
                                                 $30,915            $176,455
================================================================================

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     (UNAUDITED)
--------------------------------------------------------------------------------
3. PROPERTY AND EQUIPMENT:


Property and equipment, at cost, consists of the following:


                                           June 30,      December 31,        Estimated
                                             2000            1999           Useful Life
-------------------------------------------------------------------------------------------
                                         (Unaudited)
Property, equipment and software         $  709,963      $  567,543        3 and 5 years
Asset development/
 installation-in-process                  4,193,388       4,081,954
-------------------------------------------------------------------------------------------

                                          4,903,351       4,649,497
Less accumulated depreciation
 and amortization                           310,642         214,527
-------------------------------------------------------------------------------------------
                                         $4,592,709      $4,434,970
===========================================================================================

Asset development/installation-in-process consists of hardware and software costs related to the Company's high-speed internet business, which is under development. Depreciation will commence when the development and/or installation is complete and the assets are fully operational.

4. DEBT:

Debt consists of the following:

                                               June 30,          December 31,
                                                 2000               1999
--------------------------------------------------------------------------------
                                              (Unaudited)

Private placement debt (a)                   $ 9,880,000          $ 9,880,000
Note payable  (b)                                     --              476,000
Revolver loan (c)                              1,447,430              412,000
--------------------------------------------------------------------------------

                                              11,327,430           10,768,000

Less current portion of debt                   1,447,430              888,000

--------------------------------------------------------------------------------

        Debt, less current portion           $ 9,880,000          $ 9,880,000
================================================================================

(a) Between July 29, 1998 and September 8, 1998, the Company, through Commonwealth Associates ("Commonwealth"), placed $9,900,000 (face amount) of 10%, 120-day Senior Secured Notes (the "Original Notes") and 9,900,000 warrants to purchase 990,000 shares of the Company's common stock at $5.00 per share for five years (the "Placement"). The Original Notes are secured by all the assets of PICK Communications Corp. The Company allocated

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     (UNAUDITED)
--------------------------------------------------------------------------------
    $8,587,066 of the gross sales proceeds to the debt and $1,312,934 to the warrants. The $1,312,934 discount was amortized as interest expense over the original 120-day life of the Original Notes. In November and December 1998, the Company exercised its rights to extend the maturity date of the Original Notes for 60 days. Under the terms of the Original Notes, the interest rate of the Original Notes was increased to 18% per annum, retroactive to the issuance of the Original Notes. In January, February and March 1999, the holders of the Original Notes agreed to extend the maturity of the Original Notes until April 27, 1999. In return for the extensions, the Company agreed to issue 50,012 shares of its common stock (valued at $265,063 and included in loss from discontinued operations in the accompanying consolidated statement of operations) and warrants (valued at $485,100 and included in loss from discontinued operations in the accompanying consolidated statement of operations) to purchase 245,750 shares of the Company's common stock for five years at $5.00 per share to the holders of the Original Notes.

    For the placement of the Original Notes, the Company paid Commonwealth and Liberty Capital (the Company's co-financial advisor) $1,099,000 in cash, issued 139,437 shares of common stock (valued at $865,799) and warrants to purchase 250,986 shares of common stock at $5.00 per share (valued at $383,002) for five years. The costs related to the Placement were being deferred and amortized as debt placement expenses over the term of the debt.

    On April 27, 1999, the holders of the Original Notes, who control in excess of 99% of the principal which was due on April 27, 1999, consented to restructure their Original Notes (the "Restructured Notes") and extend the maturity date until April 27, 2002. Additionally, the Company has the option to extend the maturity date for one year. Under the terms of the restructuring, the Restructured Notes were initially convertible into shares of common stock at a fixed price of $10.00 rather than fair market value (valued at $7,077,600), as defined in the terms of restructuring. The Restructured Notes automatically convert to common stock if the closing bid price exceeds $15.00 per share, as defined. In January 2000, as a result of anti-dilution provision of the Restructured Notes the conversion rate was reduced to $5.00 per share.

    In consideration for the restructuring, the consenting noteholders received the following:

    (i) the right for a two-year period to exchange the existing warrants for an aggregate of 988,000 shares of the Company's common stock for no consideration (valued at $15,604,800);

    (ii) the right to receive from the Company an aggregate of 988,000 new shares of the Company's common stock for no consideration (valued at $16,907,600).

    During 1999, the 1,976,000 shares referred to in (i) and (ii) above were issued to the consenting noteholders.

    In consideration for the restructuring of the Original Notes, the Company issued to Commonwealth 200,000 shares of common stock (valued at $3,440,000 and included in loss on disposal of discontinued operations in the accompanying statement of operations), plus warrants to purchase 50,000 of the Company's common stock at $13.75 per share (valued at $239,477 and included in loss on disposal of discontinued operations in the accompanying statement of operations), subject to adjustment. Additionally, warrants previously issued to Commonwealth will be exercisable at $1.00 per share (valued at $2,046,097 and included in additional paid-in capital in the accompanying consolidated balance sheet).

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

    Due to the restructuring of the $9,900,000 short-term notes, the Company recorded an increase in stockholders' deficiency of $41,636,097 during 1999.

    All deferred interest and placement charges were written off and included in the loss on disposal of discontinued operations during 1999.

(b) PICK Sat obtained a promissory note from Atlantic Tele-Network Inc. ("ATN") aggregating $476,000, which loan bears interest at prime plus 2%. This promissory note was entered into in connection with PICK Sat options as described in the PICK Sat option agreement dated September 13, 1999. ATN chose not to exercise this option and the promissory note became due and payable on February 4, 2000 and has not been paid. On January 4, 2000, in consideration of the then pending completion of the sale of the Company's PICK Net subsidiaries (see Note 7), as well as the termination of the PICK Sat option, ATN received five-year warrants to purchase 1,000,000 shares of PICK common stock exercisable at $2.00 per share. This promissory note was assumed by PICK Net's buyer on the date of the sale of PICK Net, January 18, 2000. During the second quarter ended June 30, 2000, PICK Sat removed the full loan balance plus accrued interest from its books and recorded the amount on PICK Net's books.

(c) On November 3, 1999, PICK Sat entered into a 120-day revolver for $500,000 (the "Revolver") from Tri-Links Investment Trust ("Tri-Links"). At December 31, 1999, PICK Sat borrowed $412,000 under the Revolver which bears interest at 13% per annum, increasing to 15% per annum upon default and payment of which is guaranteed by PICK. Tri-Links was granted a security interest in substantially all of PICK Sat's assets which was initially subordinated to ATN and then made pari passu and equal in priority as of April 2000. The Revolver came due on March 3, 2000 and was extended until May 3, 2000. In addition, on January 26, 2000, Tri-Links, PICK, PICK Sat and Group Technology for Scientific Equipment and Supplies and Salah Khalid Al Fulaij ("Fulaij") entered into an Amendment Agreement which was amended again in March 2000, whereby the commitment under the Revolver was increased. The loan payable balance plus accrued at June 30, 2000 amounted to $1,447,430.

    As of August 30, 2000, the parties agreed in principle to a Third Amendment and Extension Agreement under which repayment of $1,150,000 principal amount was extended to April 1, 2001 and $100,000 will be converted into equity of PICK Sat by Fulaij. The interest rate was reduced from 13% to 10% per annum. Repayment of the loan will be made on a monthly basis until repaid in full on April 1, 2001. Until the loans are repaid, PICK and PICK Sat agreed to certain negative covenants including the payment of dividends to PICK cannot exceed $200,000 in the aggregate; not greater than l5% of PICK Sat's projected debt may be paid or incurred; and the companies cannot enter into certain mergers or sales of assets. The lenders were granted the right to elect either two members of PICK Sat's Board of Directors or two observers to the Board. Subject to a proposed recapitalization of PICK Sat, the lenders were granted warrants to purchase an aggregate of approximately 15,000 shares of PICK Sat's common stock at the lesser of $5.00 per share or 50% of the price paid by new investors at the time of PICK Sat's initial public offering on or before March 1, 2001.


5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

   Accounts payable and accrued expenses consist of the following:

                                                     June 30,       December 31,
                                                       2000             1999
--------------------------------------------------------------------------------
                                                   (Unaudited)
Accounts payable - operating                       $ 1,611,164      $2,323,613
Accrued expenses - operating                         4,628,675       2,188,030
Accrued expenses - for equipment                     1,066,000       1,066,000
Accrued expenses - settlement reserves               2,962,964       2,962,964
          (see Note 8)
--------------------------------------------------------------------------------
                                                    10,268,803      $8,540,607
================================================================================

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

6. PREFERRED STOCK:

In March 1999, the board of directors authorized the issuance of 2,000,000 shares of Series B convertible preferred stock. The Series B convertible preferred stock has a stated par value of $.001 per share and 1,821,000 shares were issued at $1.00 per share, convertible into 1,821,000 shares of the Company's common stock at the rate of $1.00 per share. An additional 50,000 shares were issued (valued at $50,000) for professional services provided to the Company. There was a placement cost of $85,000 related to the issuance of Series B and the amount was paid in full during 1999. Through June 30, 2000, an aggregate of 1,476,000 shares of Series B convertible preferred stock have been converted into 1,476,000 shares of common stock.

In April 1999, the board of directors authorized the issuance of 500,000 shares of Series D convertible preferred stock. The Series D convertible preferred stock has a stated par value of $.001 per share and was initially convertible into 1,190,500 shares of the Company's common stock at the rate of $4.20 per share. As of December 31, 1999, the Company had sold an aggregate of 466,000 shares of Series D convertible preferred stock for $4,660,000 prior to the payment of $459,750 of preferred stock placement costs. This $459,750 placement costs has been recorded in the additional paid in capital account. In addition, the Company issued an aggregate of 700,000 common stock purchase warrants in connection with the sale of Series D convertible preferred stock. Each warrant, as adjusted, is exercisable at $6.30 per share of common stock for a two-year period for an aggregate of 70,000 shares. On July 15, 1999, the Company sold 34,000 shares of Series D convertible preferred stock for $340,000 to Diego Leiva, chairman of the board. The purchase is evidenced by a recourse promissory note secured by a pledge of the securities. Mr. Leiva has agreed to return all of such Series D Preferred Stock and Warrants to the Company, which will cancel his promissory note. In January 2000, the conversion rate was adjusted so that the preferred stock converts into common stock at $2.00 per share. Through June 30, 2000, an aggregate of $3,160,000 of the principal amount of Series D convertible preferred stock had been converted into 952,738 shares of common stock.

At the time of issuance, the Series B and Series D were convertible at prices below the market value of the underlying common stock. The beneficial conversion feature represented by the intrinsic value is calculated as the difference between the conversion price and the market price of the underlying common stock multiplied by the number of shares to be issued from the conversion. The beneficial conversion feature is recognized as a return to the preferred stockholders. At December 31, 1999, the beneficial conversion feature amounted to $6,361,000 and $18,809,000 for the Series B and Series D, respectively.

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

7. DISCONTINUED OPERATIONS:

On June 23, 1999, the Company formalized its plan to discontinue its telecommunications and prepaid calling card business consisting of PICK US, PICK Net and PICK Net UK PLC (collectively "PICK Net"). Accordingly, the telecommunications and prepaid calling card business are accounted for as discontinued operations in the accompanying consolidated financial statements. The Company contracted to sell PICK Net and PICK Net UK PLC on September 13, 1999 and discontinued the operations of PICK US. On January 18, 2000, PICK completed the sale of all of the stock of PICK Net for nominal value, and had approximately $10,700,000 of PICK Net's liabilities assumed, which, as a result of the default of the buyer (see below), the assumed liabilities continues to remain outstanding on the Company's financial statements. The buyer provided advances to PICK Net during 1999 to continue its operations. The Company issued 100,000 shares of common stock (valued at $1,000,000) of the old debt for repayment. Subsequent to the closing of the sale of PICK Net, the buyer defaulted on its payment obligation. The Company has demanded compliance by the buyer or it will pursue all legal remedies against the buyer.

Operating results of discontinued telecommunications and prepaid calling card business are as follows:

Six-month period ended June 30,                2000                  1999
--------------------------------------------------------------------------------
                                           (Unaudited)           (Unaudited)
Sales of long-distance services             $ 168,598            $ 3,164,030
Sales of prepaid calling cards                     --              2,215,485
--------------------------------------------------------------------------------
Net sales                                     168,598              5,379,515
--------------------------------------------------------------------------------

Cost of sales                                 328,864              6,835,866
Selling, general and administrative            82,650                896,372
Depreciation and amortization                  18,587                200,496
Bad debt expense                               64,099                128,298

--------------------------------------------------------------------------------
Total costs and expenses                      494,200              8,061,032
--------------------------------------------------------------------------------

Loss before amortization of debt placement
 expenses and interest expense               (325,602)            (2,681,517)

Amortization of debt placement
 expenses and interest expense                123,957              1,683,213

--------------------------------------------------------------------------------
Loss from discontinued operations           $(449,559)          $ (4,364,730)
================================================================================

                                                                     (continued)

Assets and liabilities of discontinued telecommunications and prepaid calling card business are as follows:

                                             June 30,            December 31,
                                               2000                  1999
--------------------------------------------------------------------------------
                                           (Unaudited)
Cash                                      $       --             $    18,117

Accounts Receivable, less allowance for
doubtful accounts of $231,091 and
$482,735, respectively                            --                 228,885

Prepaid Expenses and Other
Current Assets                                36,279                  78,218

--------------------------------------------------------------------------------
Current Assets from Discontinued
Operations                                    36,279                 325,220
--------------------------------------------------------------------------------

Property and Equipment - at cost,
net of accumulated depreciation and
amortization of $723,810 and
$771,301, respectively                     2,013,456               2,032,044

Security Deposits                             51,054                  36,350

--------------------------------------------------------------------------------
Long-term Assets from
Discontinued Operations                    2,064,510               2,068,394

-------------------------------------------------------------------------------

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

                                            June 30,              December 31,
                                              2000                    1999
--------------------------------------------------------------------------------
                                          (Unaudited)
Current Liabilities:
  Current portion of debt (a)(b)(c)      $ 4,626,986             $  3,814,244
  Current portion of other debt            1,018,578                  306,130
  Accounts payable and accrued
   expenses                                6,163,952                6,815,620
  Deferred revenue - prepaid
   calling cards                              29,620                   29,620

--------------------------------------------------------------------------------
Current Liabilities from
Discontinued Operations                   11,839,136               10,965,614
--------------------------------------------------------------------------------

Long-term Liabilities from Discontinued
 Operations - less current portion                --                  736,586

--------------------------------------------------------------------------------
        Net Liabilities of Discontinued
         Operations                      $ 9,738,347             $  9,308,586
================================================================================

(a) In February 1998, the Company amended its existing telecommunications agreement with IDT Corporation ("IDT"), one of its long distance vendors/customers. Under the terms of the amendment, the Company agreed to sell IDT up to 10,000,000 minutes per month of long distance traffic, through June 9, 1999, at favorable rates and IDT agreed to lend the Company $2,000,000. Of this amount, $500,000 was funded when the transaction was signed, $1,000,000 was funded in April 1998 and the remaining $500,000 was advanced in June 1998. Concurrently, the Company issued 100,000 warrants with an exercise price of $2.40 per share to purchase 10,000 shares of common stock, 200,000 warrants with an exercise price of $10.00 per share to purchase 20,000 shares of common stock and 100,000 warrants with an exercise price of $5.60 per share to purchase 10,000 shares of common stock. The warrants are exercisable for a period of one year from the respective dates of grant. Management estimates the value of these warrants reflected in interest expense in 1998 at $30,879. The loan bears interest at 9% per annum and matured on February 9, 1999. In April 1999, the Company renegotiated its loan into a new six-month promissory note (the "Note"), in the amount of $2,000,000 plus $60,000 accrued interest at 12% per annum.

    Pursuant to an agreement, dated November 12, 1999, the Company extended the Note for an additional six months in the principal amount of $2,000,000 plus accrued interest. The Company has agreed to issue to IDT 40,000 shares of PICK's common stock in exchange for IDT's warrants to purchase 40,000 shares of PICK's common stock, which shall be canceled upon such delivery, plus a restructuring fee of 50,000 shares of PICK common stock. The Company also agreed to pay $250,000 upon the earlier to occur of 30 days from the date of

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

     execution of the agreement or the completion of additional financing for at least $5,000,000 for PICK and shall make 6 monthly principal payments of $25,000 each on the last business day of each month following the issue date of this Note, beginning on November 15, 1999. In the event PICK elects to exercise its option to extend the maturity date of the Note from 6 months to 3 years, it shall deliver to IDT $375,000, payable in immediately available funds or, at the option of PICK, 37,500 shares of PICK's common stock.

     Thereafter, PICK agrees to pay IDT $25,000 per month for 12 months, including the 6 monthly payments described above beginning on November 15, 1999. Interest is payable monthly at 9% per annum. This Note will automatically convert into common stock at $10.00 per share if the average price of the Company's common stock exceeds $15.00 per share for at least 20 consecutive days during which time the daily trading volume is at least 20,000 shares. All shares of common stock issued or issuable to IDT were included in a registration statement declared effective on November 12, 1999. PICK has been unable to make any required cash payments to IDT under the Note.

(b) As of June 30, 2000, PICK Net has received from an affiliate of the buyer of PICK Net approximately $283,000.

(c) PICK Net has promissory notes with ATN in the aggregate amount of $2,119,424 (including $476,000 principal amount plus accrued interest assumed for PICK Sat's balance by PICK Net's buyer on the date of sale, January 18, 2000) at June 30, 2000, which bear interest at prime plus 2% (11.5% at June 30, 2000). These promissory notes were entered into in connection with the sales of PICK Net as described in the stock purchase agreement dated September 13, 1999. The promissory notes became due and payable on February 4, 2000 and have not been paid (see Note 4).


8.   LITIGATION SETTLEMENTS AND RESERVE FOR CONTINGENT LIABILITY:

The Company is involved in various claims and legal actions arising from the ordinary course of business. Management is of the opinion that ultimate outcome of these matters would not have a material adverse impact on the financial position of the Company or the results of its operations, except as described below.

In February 1997, the Company commenced a mediation action against American Telephone & Telegraph ("AT&T") seeking $10,000,000 in damages for breach of contract and fraudulent inducement and malicious conduct under a carrier agreement (the "Carrier Agreement") entered into in February 1996. The Company contracted with AT&T under the Carrier Agreement for inbound 800 service and outbound domestic and international long distance service. The Company claimed that AT&T reneged on certain commitments to provide the Company with lower international rates than the Company was invoiced by AT&T. AT&T claimed that the Company owed it in excess of $1,000,000. In 1996, the Company provided for a noncash reserve of $1,750,000, which was reduced to $1,100,000 in the third quarter of 1997 and is a part of the Company's working capital deficiency. The reserve is included in accounts payable and accrued expenses in the accompanying consolidated financial statements.

After two mediation sessions, AT&T indicated that it intended to withdraw from the mediation. Accordingly, on November 5, 1997, the Company filed for arbitration proceedings against AT&T and reduced its claim to $5,000,000. In October 1999, the arbitrator found that AT&T was entitled to a net award of $1,376,447 plus 9% interest per annum since January 31, 1997. The buyer of PICK Net has assumed $95,000 of this settlement as defined in the purchase agreement (see Note 7). However, the Company remains liable for the balance of the

                                      PICK COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

judgment and is without the funds to satisfy it. Unless it is able to negotiate payment over an extended period of time this amount could force the Company into curtailing its operations or seeking protection under the bankruptcy laws. AT&T has converted the arbitration award into a judgment which it is attempting to enforce.

During March 1999, Worldcom Network Services, Inc., d/b/a Wiltel, ("Worldcom") commenced a lawsuit against the Company in the United States District Court, Southern District of New York, demanding a judgment in the amount of $1,177,734 and interest at 18% per annum plus costs and expenses. The plaintiff alleges that the Company failed to pay for telecommunications services provided. On April 15, 1999, the Company and Worldcom agreed to a settlement (the "Settlement Agreement"). Under the terms of the Settlement Agreement, the Company agreed to pay Worldcom $1,256,622 (the "Settlement Payment") in exchange for a full and complete settlement of Worldcom's lawsuit against the Company. The Company agreed to pay the Settlement Payment with interest at 16% per annum on or before January 16, 2000 and for Worldcom to discontinue, without prejudice, the legal proceedings until such date, although the Company extended the forbearance through January 16, 2001. The Company paid Worldcom a 100,000 share restructuring fee during 1999.

In July 1999, L.D. Exchange.com, Inc., a vendor of PICK Net, Inc., commenced arbitration proceedings against PICK Net before the American Arbitration Association (AAA) in San Diego, California, alleging breach of contract. These proceedings involve the alleged nonpayment of between $250,000 and $500,000 by PICK Net and not the Company. The Company notified the AAA that the matter did not involve the ompany. By letter dated August l4, 2000, the Company was advised that the arbitration had been withdrawn.

On March 27, 2000, Telecom Management Resources, Inc. (as successor to International Career Information, Inc.), a vendor of PICK Net, commenced a lawsuit against the Company and PICK Net in the Superior Court of New Jersey, Law Division, Hudson County. The complaint involved the alleged non-payment of $58,220 under a Facilities Management Service Agreement and $50,400 for additional payments under an acceleration provision plus interest. The Company answered and denied the charges and raised affirmative defenses including the fact that the liability was assigned to PICK Net with the consent of the plaintiff and then PICK Net was sold. The parties have reached an agreement in principle which had been properly recorded for at June 30, 2000 to settle the lawsuit; however no agreement has been signed to date.

9. GOING CONCERN MATTERS:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred substantial recurring losses from operations, has a net capital deficiency in the amount of approximately $27,510,000 and has a working capital deficiency of approximately $23,324,000 at June 30, 2000 that raise substantial doubt about its ability to continue as a going concern. In addition, the Company had negative cash flow from operations for the six-month periods ended June 30, 2000 and 1999, and for the years ended December 31, 1999, 1998 and 1997.

Significant short-term obligations exist including the payments of the settlements with Worldcom and AT&T in the amounts of $1,256,622 and $1,376,447, respectively (see Note 8) plus accrued interest. Additionally, payment of loans to various creditors plus accrued interest at June 30, 2000 cannot be met through cash flows from operations. Without the Company's ability to extend the payout terms of the aforementioned liabilities or obtain additional long-term financing, as well as increasing revenue and/or decreasing expenses, the Company will be unable to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability of assets or the classifications of liabilities should the Company be unable to continue as a going concern.

Furthermore, the Company is in need of immediate financing for working capital. If the Company is able to obtain adequate funding it expects that its operations on a going-forward basis will be primarily through its PICK Sat subsidiary, which has only recently commenced operations and has not generated any revenue to date. Furthermore, PICK Sat has covenanted with its secured lenders to limit the dividends it can pay to the Company.

The Company has had discussions with several of its largest unsecured creditors, including, but not limited to, AT&T and IDT. The Company is attempting to reach an approved out of court "standby agreement" with all of its creditors. If the standby agreement is acceptable to the Company's creditors, then as long as the Company complies with its terms, the Company's creditors will not exercise their legal rights and remedies. If the proposed settlement with creditors is successful, the Company have no direct obligation to any of its unsecured creditors because their claims will be satisfied from the future earnings of PICK Sat and/or other affiliates. There can be no assurance that the Company's effort's to resolve the claims of its unsecured creditors will be successful.

Should the Company be unable to obtain interim financing in the near term and/or reach an agreement with its unsecured creditors, the Company will be forced to cut back or suspend operations and/or seek protection under the bankruptcy laws.


10. OTHER MATTERS:

In April 2000, a group of investors from Europe and the Middle East committed an aggregate of $10,000,000 to PICK Sat (the "PICK Sat Financing"), to occur over a 12-month period. The investors will acquire 20% ownership of PICK Sat and will be issued equity on the basis of 1% for every $500,000 invested. As of June 30, 2000, $1,205,295 had been invested in PICK Sat. The initial $500,000 was made as a convertible loan on a pari passu basis with the ATN indebtedness described in
Note 4. Subsequent to June 30, 2000, additional investments were made totalling approximately $3,400,000.

================================================================================
No person has been authorized to give any information or make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.


                                -----------------
                                TABLE OF CONTENTS

                                                     Page
                                                     ----

Where You Can Find More Information.............
Special Note Regarding
   Forward-Looking Statements...................
Prospectus Summary..............................
Note Restructuring..............................
Risk Factors....................................
Use of Proceeds.................................
Dividend Policy.................................
Price Range of Common Stock.....................
Capitalization..................................
Selected Historical Consolidated
    Financial Data..............................
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations...................................
Change in Accountants...........................
Business........................................
Management......................................
Certain Relationships and Related
    Transactions................................
Security Ownership of Certain Beneficial
    Owners and Management.......................
Selling Stockholders............................
Description of Capital Stock....................
Plan of Distribution............................
Experts.........................................
Legal Matters...................................
Index to Financial Statements...................

================================================================================




                            PICK COMMUNICATIONS CORP.




                                9,934,083 Shares





                                  common stock





                      ------------------------------------


                                   PROSPECTUS


                      ------------------------------------



                                 November ___, 2000

                                           PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

         Securities and Exchange Commission filing fee.................................      $  8,564.38
         NASD filing fee...............................................................         3,580.70
         Accountants' fees and expenses................................................        60,000.00
         Legal fees and expenses.......................................................       120,000.00
         Miscellaneous.................................................................         7,854.92
                                                                                             -----------

         Total.........................................................................      $200,000.00
                                                                                             ===========

         The foregoing costs and expenses will be paid by the Company. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 14. Indemnification of Directors and Officers.

         The Nevada General Corporation Law ("GCL") provides in relevant part as follows:

Section 78.751:

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a) By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752:

         1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

         2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

         (a) The creation of a trust fund.

         (b) The establishment of a program of self-insurance.

         (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

         (d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection nay provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

         3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

         4. In the absence of fraud:

         (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

         (b) The insurance or other financial arrangement:

                  (1) Is not void or voidable; and

                  (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS [The Nevada Revised Statutes].

         Article VI of the Registrant's Bylaws provides as follows:

                                 Indemnification

         On the terms, to the extent, and subject to the condition prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

         On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding.

Item 16.          Exhibits and Financial Statement Schedules.

         (a)      Exhibits.

3.1      Amended Articles of Incorporation (1)
3.2      Certificate of Amendment to Articles of Incorporation
3.3      By-Laws (2)
4.1 Form of Warrant Agreement between Registrant and certain holders of warrants (3)
4.2 Form of Note issued by the Registrant to the Noteholders in the July 1998 Bridge Loan (6)
4.3 Form of Note issued by the Registrant to the Noteholders in the July 1998 Bridge Loan, as amended (6)
4.4 Form of Warrant issued by the Registrant to the Noteholders in the July 1998 Bridge Loan (6)
4.5 Form of Warrant issued by the Registrant to the Noteholders in the July 1998 Bridge Loan, as amended (6)
4.6 Certificate of Designation, Number, Powers, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications, Limitations, Restrictions, and Other Distinguishing Characteristics of Series B Convertible Preferred Stock (6)
4.7 Certificate of Designation, Number, Powers, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications, Limitations, Restrictions, and Other Distinguishing Characteristics of Series D Convertible Preferred Stock (6)
4.8 Form of Warrant issued by the Registrant to holders of the Series D Convertible Preferred Stock (6)
4.9 Form of Amended Note dated April 30, 1999 to the Noteholders in the July, 1998 Bridge Loan (7)
4.10     Note dated November 10, 1999 issued by PICK Net, Inc. to IDT
         Corporation.(7)
4.11 Promissory Note dated November 3, 1999 issued by PICK Sat, Inc. to Tri-Links Investment Trust (7)
4.12 Warrant dated January 13, 2000 issued by PICK Sat, Inc. to Gulfsat Communications Company (7)
10.1 General Security Agreement dated July 29, 1998 by and between the Registrant and Commonwealth Associates(7)
10.2     Amendment No. 1 to General Security Agreement dated December 20, 1999
         (7)
10.3     Amendment No. 2 to General Security Agreement dated March 31, 2000 (7)
10.4 Employment Agreement dated September 28, 1998 between Diego Leiva and the Registrant (4)
10.5 Amendment dated April 22, 1999 to Employment Agreement between Diego Leiva and the Registrant (7)
10.6 Restructuring Agreement dated April 21, 1999 by and between the Registrant and Commonwealth Associates (7)
10.7 Agreement dated November 12, 1999 by and between IDT Corporation and the Registrant (7)

 10.8 Guaranty Agreement dated November 12, 1999 by and between IDT Corporation and the Registrant (7)
 10.9 Forbearance letter dated July 27, 1999 by and among Worldcom Network Services, Inc. the Registrant and other entities of the Registrant (7)
 10.10 Consulting Agreement dated July 8, 1999 by and between Thomas M. Malone and the Registrant (7)
 10.11 Management Services Agreement dated May 4, 2000 by and between the Registrant and SAICOL Limited (7)
 10.12 Advisory Agreement dated April 27, 1999 by and between the Registrant and Alberto M. Delgado (7)
 10.13 Advisory Agreement dated April 27, 1999 by and between the Registrant and Richard Maranon (7)
 10.14   Loan Agreement dated November 3, 1999 by and among Tri-Links
         Investment Trust, PICK Sat, Inc. and the Registrant (7)
 10.15 Borrower Security Agreement dated November 3, 1999 by and among Tri-Links Investment Trust, and the Registrant (7)
 10.16 Parent Guarantee Agreement dated November 3, 1999 by and among Tri-Links Investment Trust, and the Registrant (7)
 10.17 Amendment Agreement dated January 26, 2000, by and among Tri-Links Investment Trust, PICK Sat, Inc. and the Registrant (7)
 10.18 Termination Agreement dated January 13, 2000 by and between the Registrant and Lebow Investments, Ltd. (7)
 10.19 Guaranty dated September 13, 1999 by and between the Registrant and Atlantic TeleNetwork, Inc. (7)
 10.20   Stock Purchase Agreement, between the Registrant and Lebow
         Investments, Ltd., dated as of September 13, 1999 (5)
 10.21 PICK Sat Option Agreement, among the Registrant, PICK Sat, Inc. and Atlantic Tele-Network, Inc., dated as of September 13, 1999 (5)
*10.22   Consulting Agreement, between PICK Sat and TubiTec GmbH, dated June 1,
         2000
*10.23 Non-Qualified Stock Option Agreement, between PICK Sat and Snow Becker Krauss P.C., dated May 8, 2000
*10.24   Agreement between the Registrant and Helge Bornmann, dated
         September 7, 2000
 21.1    Subsidiaries of the Registrant (4)
*23.1    Consent of Goldstein Golub Kessler LLP
*23.2    Consent of Durland & Company, CPA, P.A.
*23.3    Consent of Snow Becker Krauss P.C.
*27.1    Financial Data Schedule

*        Filed with this Registration Statement


------------
(1) Incorporated herein by reference from Exhibits to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.
(2)       Incorporated herein by reference from Exhibits to Registrant's Form
          10.
(3) Incorporated herein by reference from Exhibits to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.
(4) Incorporated herein by reference from Exhibits to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.
(5) Incorporated herein by reference from Exhibits to Registrant's Form 8-K for September 17, 1999.
(6) Incorporated herein by reference to Registrant's Registration Statement on Form S-1 (No. 333-85205) declared effective on November 15, 1999.
(7) Incorporated herein by reference to Registrant's Annual Report on Form 10-K for December 31, 1999.


          (b) Financial Statement Schedules. The schedules filed herewith are as specified on the Index to Schedules included herein.

Item 17.          Undertakings.

The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (1)      To include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933;

                           (i) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (ii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Miami, State of Florida, on this 8th of November, 2000.

                               PICK Communications Corp.



                               By: /s/ Helge Bornmann
                                   ---------------------------------------------
                                   Helge Bornmann
                                   President and Chief Executive Officer




Signature                       Title                                  Date

 /s/ Helge Bornmann     President and Chief Executive Officer   November 9, 2000
---------------------   (Principal Executive Officer and
Helge Bornmann           Principal Financial Officer)

                                  EXHIBIT INDEX
                                  -------------
Exhibit No. Name
----------------

                        Page No.
                        --------




          10.22 Consulting Agreement, between PICK Sat and TubiTec GmbH, dated June 1, 2000
          10.23 Non-Qualified Stock Option Agreement, between PICK Sat and Snow Becker Krauss P.C., dated May 8, 2000
          10.24 Agreement between the Registrant and Helge Bornmann, dated September 7, 2000.
          23.1    Consent of Goldstein Golub Kessler LLP
          23.2    Consent of Durland & Company, CPA, P.A.
          23.3    Consent of Snow Becker Krauss P.C.